UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 3)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CoSine Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED NOVEMBER 7, 2010

COSINE COMMUNICATIONS, INC.
61 East Main Street, Suite B
Los Gatos, California 95030

[                       ], 2010

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of CoSine Communications, Inc. to be held at the offices of Collette Erickson Farmer & O'Neill LLP, 235 Pine Street, Suite 1300, San Francisco, California 94104 on [                        ], [                     ], 2011, at [         ] a.m. Pacific Time. Registration will begin at [               ] a.m. Pacific Time.  The Special Meeting is being held for the following purposes:

1.           To consider and vote upon a proposal to amend our Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”), to effect a 1-for-500 reverse stock split (the “Reverse Stock Split”) of our common stock, $0.0001 par value per share (the “Common Stock”).

2.           To consider and vote upon a proposal to amend our Restated Certificate, to effect, immediately after the Reverse Stock Split, a 500-for-1 forward stock split of our Common Stock (the “Forward Stock Split” and together with the Reverse Stock Split, the “Transaction”).

3.           To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

On or about [                       ], 2010, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and vote electronically via the Internet. The Notice will also contain instructions on how to request a paper copy of the proxy materials.   We urge you to read the proxy statement carefully as it sets forth details of and other important information related to the proposed Transaction.

Your vote is important. Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How Do I Vote?” in the proxy statement for more details. Voting electronically or returning your proxy card does NOT deprive you of your right to attend the special meeting and to vote your shares in person for the matters acted upon at the meeting. Whether or not you plan to attend, your prompt electronic voting or execution and return of your proxy card by mail will both assure that your shares are represented at the special meeting and minimize the cost of proxy solicitation.

Sincerely,

/s/ Terry R. Gibson
Terry R. Gibson
President and Chief Executive Officer

PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED NOVEMBER 7, 2010

COSINE COMMUNICATIONS, INC.
61 East Main Street, Suite B
Los Gatos, California 95030
_________________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                      ], [                            ], 2011
 _________________________________

To the Stockholders of CoSine Communications, Inc.

NOTICE IS HERBY GIVEN that a Special Meeting of Stockholders of CoSine Communications, Inc., a Delaware corporation (the "Company"), will be held on [               ], [                    ], 2011, at [            ] a.m. Pacific Time, at the offices of Collette Erickson Farmer & O'Neill LLP, 235 Pine Street, Suite 1300, San Francisco, California 94104, for the following purposes:

1.  To consider and vote upon a proposal to amend the Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”), as follows:

To effect a 1-for-500 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by amending the Restated Certificate, as further described in the accompanying proxy statement, which, if approved, would enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forgo many of the expenses associated with operating as a public company subject to Securities and Exchange Commission reporting obligations. A copy of the proposed amendment to the Restated Certificate for the Reverse Stock Split is attached as Annex A to the accompanying proxy statement.

2.   To consider and vote upon a proposal to amend the Restated Certificate as follows:

To effect a 500-for-1 forward stock split (the “Forward Stock Split” and, together with the Reverse Stock Split, the “Transaction”) of the Common Stock immediately following the Reverse Stock Split of the Common Stock, also by amending the Restated Certificate, as further described in the accompanying proxy statement. A copy of the proposed amendment to the Restated Certificate for the Forward Stock Split is attached as Annex B to the accompanying proxy statement.

As a result of these proposed amendments, (a) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record (as identified in our records of security holders) holding fewer than 500 shares will be converted into the right to receive $2.24 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share (the “Consideration Price”), and (b) each share of Common Stock held immediately prior to the effective time of the Reverse Stock Split by our stockholders of record (as  identified in our records of security holders) holding 500 or more shares  or by beneficial owners holding in “street name”  through a nominee (such as a bank, broker or other third party)  in an account with Cede & Co., regardless of the number of shares so held, will continue to represent one share of Common Stock after completion of the Transaction.  If you believe you may hold shares of Common Stock in “street name,” you should contact your nominee to determine how your shares are held and whether they will be affected by the Reverse Stock Split or the Forward Stock Split. Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both are approved by the Company’s stockholders.

3.  To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

A special committee of the Board of Directors, consisting solely of independent directors (the “Special Committee”), was formed to determine the fairness to us and our stockholders of engaging in a transaction enabling us to cease our periodic reporting obligations under the Securities Exchange Act of 1934, as amended, the various alternatives for consummating such a transaction and to recommend to the full Board the structure of such a transaction and the recommended terms thereof.  The Special Committee has obtained an analysis of the value of our Common Stock from Cassel Salpeter & Co., its independent financial advisor, to assist the Special Committee in determining whether the Consideration Price to be received by our unaffiliated stockholders for their shares of Common Stock to be cashed-out as a result of the Reverse Stock Split is fair to all our unaffiliated stockholders.

After careful consideration, the Special Committee has concluded that the Transaction is in the best interests of, and the price to be paid per share of Common Stock to be cashed-out as a result of the Reverse Stock Split is fair to, all our unaffiliated stockholders and has unanimously recommended the Transaction to the Board. Based on such recommendation, the Board has unanimously determined that the Transaction is fair to, and in the best interests of, us and our stockholders, including all of our unaffiliated stockholders. As such, the Special Committee and the Board recommend that you vote “FOR” the proposals to amend our Restated Certificate.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.
We are not aware of any other matters that will come before the Special Meeting.  Stockholders of record at the close of business on [                          ], 2010, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Special Meeting.

     Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [                         ], 2011:  This proxy statement is available to stockholders at             [                                    ].

By Order of the Board of Directors

/s/ Terry R. Gibson
Terry R. Gibson
Secretary

Los Gatos, California
[                              ], 2010

THE TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, OR, IF YOU REQUESTED PAPER COPIES OF THE PROXY MATERIALS, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THE RETURN OF YOUR PROXY CARD BY MAIL. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TABLE OF CONTENTS

Page No.
SUMMARY TERM SHEET
The Transaction	3
Purpose of and Reasons for the Transaction	3
Effects of the Transaction	4
Special Committee’s and Board’s Recommendations of the Transaction	6
Reservation of Rights	7
Fairness of the Transaction	7
Advantages of the Transaction	8
Disadvantages of the Transaction	9
Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons	10
Vote Required for Approval of the Transaction At the Special Meeting	11
Determination of Stockholders of Record	11
Treatment of Beneficial Holders	11
Effectiveness of the Transaction	12
Financing for the Transaction	12
Recent Market Prices of Our Common Stock	12
No Appraisal or Dissenters’ Rights	12
Material Federal Income Tax Consequences	12

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETING
Where and when is the Special Meeting?	12
What am I being asked to vote on at the Special Meeting?	13
How does the Board recommend that I vote on the proposals?	13
What is the purpose of the Transaction?	13
What does the deregistration of our Common Stock mean?	14
How will the Transaction affect our asset redeployment strategy	14
What are the Pink Sheets?	14
What will I receive in the Transaction?	14
What potential conflicts of interest are posed by the Transaction?	15
Why are we proposing to carry out the Forward Stock Split following the Reverse Stock Split?	15
Why are only shares of certain stockholders being cashed out?	15
What if I hold all of my shares of Common Stock in street name?	16
What happens if I hold a total of 500 or more shares of Common Stock through a combination of record ownership in my name and one or more brokerage firms in street name?	16
If I hold fewer than 500 shares of Common Stock, is there any way I can avoid my shares being cashed out in the Transaction?	17
Is there anything I can do if I hold 500 or more shares of Common Stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?	17
Who is entitled to vote at the Special Meeting?	17
How many shares were outstanding on the Record Date?	17
What is a “quorum” for purposes of the Special Meeting?	18
What vote is required to approve the proposals?	18
What is a “broker non-vote”?	18
How are broker non-votes counted?	18
How are abstentions counted?	18
What will happen if the Transaction is approved by our stockholders?	18
What will happen if the Transaction is not approved?	19
If the Transaction is approved by the stockholders, can the Board determine not to proceed with the Transaction?	19

i

What are the federal income tax consequences of the Transaction to me?	19
Should I send in my certificates now?	19
What is the total cost of the Transaction to the Company?	19
Am I entitled to appraisal rights in connection with the Transaction?	19
How do I vote?	19
Can I change my vote?	20
What does it mean if I receive more than one proxy card?	20

SPECIAL FACTORS
Purpose of and Reasons for the Transaction	20
Background of the Transaction	23
Alternatives to the Transaction	28
Effects of the Transaction	30
Fairness of the Transaction	37
Valuation Analysis of Financial Advisor	44
Prospective Financial Information	49
Conduct of Our Business After the Transaction.	49
Material Federal Income Tax Consequences	50
Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons	52
Source of Funds and Expenses	53
Stockholder Approval	53
Effective Date	54
Termination of Transaction	54
Exchange of Shares; Process for Payment for Fractional Shares	54
No Appraisal or Dissenters’ Rights	56
Escheat Laws	56
Regulatory Approvals	56

INFORMATION ABOUT THE COMPANY
Name and Address	56
Market Information	56
Stockholders	57
Dividends	57
Stock Purchases	57
Directors and Executive officer	57
Information Concerning Steel Partners Holdings L.P. and Steel Partners II, L.P.	59
Security Ownership of Certain Beneficial Owners	59
Certain Relationships and Related Transactions	62
Past Contacts, Transactions, Negotiations and Agreements	62

MEETING AND VOTING INFORMATION
Outstanding Voting Securities and Voting Rights	63
Information Concerning Proxies; Revocation of Proxies	63
Solicitation	63
Quorum and Certain Voting Matters	63
Adjournment or Postponement	63

FINANCIAL INFORMATION	64

STOCKHOLDER PROPOSALS	65

FORWARD-LOOKING STATEMENTS	65

PROXY MATERIAL DELIVERED TO A SHARED ADDRESSS	66

WHERE YOU CAN FIND MORE INFORMATION	66

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	67

OTHER BUSINESS	67

ANNEX A	68

ANNEX B	70

ANNEX C	71

iii

PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED NOVEMBER 7, 2010

COSINE COMMUNICATIONS, INC.
61 East Main Street, Suite B
Los Gatos, California 95030

 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CoSine Communications, Inc., a Delaware corporation ("CoSine," “Company,” “we,” “our” and “us”), for use at a special meeting of stockholders (the “Special Meeting”) to be held at the offices of Collette Erickson Farmer & O’Neill LLP, 235 Pine Street, Suite 1300, San Francisco, California at [    ] a.m. local time on [                ], 2011, and at any adjournments or postponements of the Special Meeting, for the purposes set forth on the attached Notice of Special Meeting of Stockholders and in this proxy statement.  The Notice of Internet Availability of Proxy Materials, proxy statement and accompanying proxy card or voter instructions were first made available to stockholders on or about [          ], 2010.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting.  Please read it carefully.

At the Special Meeting, stockholders are being asked to consider and vote upon proposals to amend our Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”), to effect a 1-for-500 reverse stock split (the “Reverse Stock Split”) of our common stock, $0.0001 par value per share (the “Common Stock”), followed immediately by a 500-for-1 forward stock split (the “Forward Stock Split” and, together with the Reverse Stock Split, the “Transaction”) of our Common Stock. As a result of the Transaction:

•
Each share of Common Stock held by a stockholder of record (as identified in our records of security holders) holding fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split in that stockholder’s own name will be converted into the right to receive $2.24 in cash, without interest, on a pre-split basis (the “Consideration Price”).

•
Each share of Common Stock held by a stockholder of record (as identified in our records of security holders) holding 500 shares or more immediately prior to the effective time of the Reverse Stock Split in that stockholder’s own name  will continue to represent one share of Common Stock after completion of the Transaction.

•
Each share of Common Stock held by a beneficial owner in “street name" through a nominee as the stockholder of record (such as a bank, broker or other third party) which holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co. will be converted into the right to receive the Consideration Price.

•
Each share of Common Stock held by a beneficial owner in “street name" through a nominee as the stockholder of record (such as a bank, broker or other third party) which holds on an aggregated basis 500 or more shares immediately prior to the effective time of the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Transaction.

•
Each share of Common Stock held by a beneficial owner in "street name" through a nominee as the stockholder of record (such as a bank, broker or other third party)  in an account with Cede & Co., regardless of the number of shares held, immediately prior to the effective time of the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Transaction.

Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, we will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by stockholders.

After the Transaction, we anticipate that we will have fewer than 300 "record holders" (as defined by Rule 12g5-1 of the Exchange Act), which consists of our stockholders of record (as identified in our records of security holders) and nominees holding shares in “street name” accounts with Cede & Co. for beneficial owners, but not the beneficial stockholders themselves.  See "Summary Term Sheet – Determination of Stockholders of Record" on page 9.  In that event, we intend to terminate the registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, effective on and following the termination of the registration of our Common Stock under the Exchange Act, we would no longer be subject to the reporting requirements under the Exchange Act, or to the internal control audit and other requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).   Any trading in our Common Stock after the Transaction and deregistration under the Exchange Act will only occur, if at all, in privately negotiated sales or in the “Pink Sheets®.”

Important Information Regarding Beneficial Ownership and Record Ownership

 Only the shares of Common Stock of those stockholders of record, or “record holders,” identified in our records of security holders as holding less than 500 shares of Common Stock will be exchanged for cash in the Transaction.  If you hold your shares in “street name” through a nominee (such as a bank, broker or other third party), you are not considered to be the record holder of those shares.  Instead, you are the “beneficial owner” of those shares and your nominee is the record holder.  If your nominee is identified in our records of security holders as the record holder of less than 500 shares of Common Stock in the aggregate, those shares will be exchanged for cash in the Transaction.  However, your nominee may or may not be identified in our records of security holders as holding your shares.  In most cases, your nominee will hold your shares in a “street name” account with Cede & Co. and Cede & Co. is listed on our records of security holders as holding those shares, in which case your shares will not be affected by the Transaction.  The Transaction will not affect shares of Common Stock held in “street name” accounts with Cede & Co. regardless of the number of shares held by any beneficial owner.  Each share of Common Stock held in accounts with Cede & Co. will continue to represent one share of Common Stock after completion of the Transaction.  If you believe you may hold shares of Common Stock in “street name,” you should contact your nominee to determine how your shares are held and whether they will be affected by the Reverse Stock Split or the Forward Stock Split.

We elected to structure the Transaction so that it would only affect those record holders identified in our records of security holders to allow stockholders and beneficial owners some flexibility with respect to whether they will continue to hold shares of our Common Stock after the Transaction and to reduce the cost of the Transaction to the Company.  If you hold fewer than 500 shares of Common Stock in “street name” through a nominee holding shares in an account Cede & Co. and prefer to have your shares exchanged for cash in the Transaction, you must instruct your nominee to transfer, prior to the effective time of the Reverse Stock Split, your shares into a record account in your name in a timely manner so that you will be considered the record holder immediately prior to the Reverse Stock Split. If you hold fewer than 500 shares of Common Stock in your own name as a record holder or in “street name” through a nominee not holding shares in an account with Cede & Co. and do not want to have your shares exchanged for cash in the Transaction, you must, prior to the effective time of the Reverse Stock Split, acquire sufficient additional shares to cause you to hold of record in your  or such nominee’s name  a minimum of 500 shares or transfer your shares to a “street name” account with Cede & Co.  Given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 500 shares.  If you are unable to do so and do not otherwise transfer your shares to a “street name” account with Cede & Co., your shares will be cashed out and you will no longer remain a stockholder after the effective time of the Reverse Stock Split.

SUMMARY TERM SHEET

The following summary term sheet, together with the Questions and Answers section that follows, highlights certain information about the proposed Transaction, but may not contain all of the information that is important to you. For a more complete description of the Transaction, we urge you to carefully read this proxy statement and all of its annexes before you vote. For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below.

The Transaction

•
The Board of Directors (the “Board”) and a special committee of the Board comprised solely of independent directors (the “Special Committee”) have each reviewed and recommended, and the Board has authorized, the Reverse Stock Split of our Common Stock, followed immediately by the Forward Stock Split of our Common Stock.

•
All record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) holding fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split (“Cashed-out Stockholders”) will receive $2.24 in cash, without interest, for each share held immediately prior to the effective time of the Reverse Stock Split, and they will no longer be our stockholders.

•
All record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) holding at least 500 shares of Common Stock and any beneficial owner holding shares in “street name” through a nominee in an account with Cede & Co. immediately prior to the Reverse Stock Split (“Continuing Stockholders”) will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any.

•
The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of our Common Stock they held immediately before the effective time of the Reverse Stock Split.  As a result, the total number of shares of our Common Stock held by a Continuing Stockholder will not change.

•
The Transaction will not affect shares of Common Stock held by stockholders in “street name” through a nominee holding shares through an account with Cede & Co., regardless of the number of shares held.  Each share of Common Stock so held will continue to represent one share of Common Stock after completion of the Transaction.

See “Special Factors – Effects of the Transaction” beginning on page 26.

Purpose of and Reasons for the Transaction

The Special Committee and the Board have decided that the costs of being a Securities and Exchange Commission ("SEC") reporting company currently outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officer, directors, 10% stockholders and their affiliates) for us to remain an SEC reporting company.  The Transaction is intended to make us a non-SEC reporting company.  Our reasons for proposing the Transaction include:

•
To reduce the number of our "record holders" (as defined by Rule 12g5-1 of the Exchange Act), which consists of our stockholders of record (as identified in our records of security holders) and nominees holding shares in “street name” accounts with Cede & Co. for beneficial owners, below 300, which will allow us to terminate the registration of our Common Stock under the Exchange Act.  We elected to structure the Transaction so that it would only affect record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) to minimize the number of cashed out shares and, in turn, the cost of the Transaction allowing us to preserve capital for use in connection with our asset redeployment efforts while still allowing stockholders and beneficial owners some flexibility with respect to whether they will continue to hold shares of our Common Stock after the Transaction.  See “Important Information Regarding Beneficial Ownership and Record Ownership” on page 2.

•
Annual cost savings we expect to realize as a result of the termination of the registration of our Common Stock under the Exchange Act, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, which we estimate will be in excess of $135,000 per year. See “Special Factors – Purpose of and Reasons for the Transaction – Reduced Costs and Expenses” beginning on page 18.

•
The avoidance of additional significant costs incurred by public reporting companies compared to private companies in connection with merger and acquisition activities, such as those we would otherwise incur in connection with an acquisition of an operating businesses pursuant to our asset redeployment strategy.  Such costs would include the cost of preparing and filing a comprehensive Form 8-K describing the acquired business upon our ceasing to be an SEC reporting "shell" company.  We estimate such costs to be in the range of $300,000 to $400,000. Such costs would also be expected to include the incremental additional costs and fees associated with the implementation of a comprehensive Sarbanes-Oxley Act compliance program covering any acquired business.

•
The additional savings in terms of our management’s time that will no longer be spent preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications, although we will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

•	The limited public trading volume and liquidity of our Common Stock.

•
The ability of our management to focus on long-term growth, including the redeployment of our existing assets to acquire, or invest in, one or more operating businesses with existing or prospective taxable income, or from which we can realize capital gains, that can be offset by use of our net operating loss carry-forwards, without an undue emphasis on short-term financial results.

•	The inability to realize benefits normally associated with being a public reporting company.

•
The ability of our small record holders  (those holding fewer than 500 shares), who represent a significant number of our record holders, to liquidate their holdings in us and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

•
The determination by our Special Committee and Board of Directors, as assisted by the valuation of our Common Stock prepared by Cassel Salpeter & Co., the independent financial advisor to the Special Committee, that the Consideration Price paid to the unaffiliated stockholders is fair from a financial point of view.

•
The determination by our Special Committee and Board of Directors that the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, all our unaffiliated stockholders.

See “Special Factors – Purpose of and Reasons for the Transaction” beginning on page 17.

Effects of the Transaction

As a result of the Transaction:

•
We expect that the number of our "record holders" (as defined by Rule 12g5-1 of the Exchange Act), which consists of our stockholders of record (as identified in our records of security holders) and nominees holding shares in accounts with Cede & Co. for beneficial owners, will be reduced below 300, which will allow us to terminate the registration of our Common Stock under the Exchange Act.  See “Important Information Regarding Beneficial Ownership and Record Ownership” on page 2 and "Summary Term Sheet – Determination of Stockholders of Record" on page 9. Effective on and following the termination of the registration of our Common Stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies and will be able to eliminate most of the expenses related to the disclosure, reporting and compliance requirements of the Sarbanes-Oxley Act.  We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC.  However, we do intend to continue to make available to our stockholders unaudited quarterly and audited annual financial information and proxy statements.

•
We will no longer be subject to the provisions of the Sarbanes-Oxley Act, including the internal control provisions of that act, and our chief executive officer and chief financial officer will no longer be required to certify our financial statements under that act.

•
Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits in our shares of Common Stock.

•	Persons acquiring more than 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

•
The Board of Directors anticipates that our Common Stock would continue to be eligible for quotation in the Pink Sheets.  We currently trade in the Pink Sheets and have done so since 2005.  The Pink Sheets are maintained by Pink Sheets OTC Markets, Inc., a quotation service that collects and publishes market maker quotes for over-the-counter securities.  However, trading opportunities in the Pink Sheets depends upon whether any broker-dealers make a market for our Common Stock. We cannot guarantee whether our Common Stock would continue to be quoted in the Pink Sheets.

•
Record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) holding fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split will receive a cash payment of $2.24, without interest, for each share of Common Stock they hold on a pre-split basis, will no longer have any ownership interest in us, and will cease to participate in any of our future earnings and growth, if any.  If you hold fewer than 500 shares of Common Stock in your own name as a record holder or you hold shares through a nominee as a record holder (where such nominee does not hold such shares in an account with Cede & Co.) holding less than 500 shares in the aggregate and do not want to have your shares exchanged for cash in the Transaction, you must transfer, prior to the effective time of the Reverse Stock Split, your shares to a “street name” account with a nominee holding shares in an account with Cede & Co. or acquire sufficient additional shares to increase the number of shares registered in your name to 500 or more shares. However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 500 shares.  If you are unable to do so and do not otherwise transfer your shares to a “street name” account with a nominee holding shares in an account with Cede & Co., your shares will be cashed out and you will no longer remain a stockholder after the effective time of the Reverse Stock Split.

•
Record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name") holding 500 or more shares of our Common immediately prior to the effective time of the Reverse Stock Split will not receive any payment for their shares and will continue to hold the same number of shares as before the Transaction.

•
The Transaction will not affect shares of Common Stock held by beneficial stockholders in “street name” through a nominee holding shares in an account with Cede & Co.  Each share of Common Stock so held will continue to represent one share of Common Stock after completion of the Transaction.  If you believe you may hold shares of Common Stock in “street name,” you should contact your nominee to determine how your shares are held and whether they will be affected by the Reverse Stock Split or the Forward Stock Split.  If you hold fewer than 500 shares of Common Stock in “street name” with a nominee holding shares in an account with Cede & Co. and want to have your shares exchanged for cash in the Transaction, you must instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered  record holder immediately prior to the Reverse Stock Split.

•
Options evidencing rights to purchase shares of our Common Stock will be unaffected by the Transaction because the options will, after the effective date of the Transaction, be exercisable for the same number of shares of our Common Stock as they were before the Transaction.

•
Since our obligation to file periodic and other filings with the SEC will be suspended, Continuing Stockholders will have access to less information about us and our business, operations and financial performance.

•
Upon the effectiveness of the Transaction, we estimate that the beneficial ownership of our shares of Common Stock held by our directors, executive officer and 10% stockholders (see “Special Factors—Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons” beginning on page 43) will increase from 51.69% to approximately 51.79% as a result of the Transaction.  We anticipate that the outstanding number of our Common Shares will be reduced by approximately 19,644 shares due to the Transaction.  The increase in the beneficial ownership percentage of our shares of Common Stock held by directors, executive officer and 10% stockholders and the reduction in the number of shares outstanding following the completion of the Transaction is based upon information we received as of September 30, 2010 from our transfer agent, BNY Mellon Shareholder Services LLC, as to our record holders.  The beneficial ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the effective time of the Transaction, and the number of shares that are actually cashed-out in the Transaction.  The beneficial ownership percentage of our shares of Common Stock held by directors, executive officer and 10% stockholders and the beneficial ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the effective time of the Transaction, and depending on the number of shares that are actually cashed-out in the Transaction.

See “Special Factors — Effects of the Transaction” beginning on page 26, “Special Factors – Fairness of the Transaction” beginning on page 32 and “Special Factors — Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons” beginning on page 43.

Special Committee’s and Board’s Recommendations of the Transaction

•
The Board created the Special Committee to determine the fairness to us and our stockholders of engaging in a transaction that enables us to cease our periodic reporting obligations under the Exchange Act, the various alternatives for consummating such a transaction and to recommend to the full Board the structure of such a transaction and the recommended terms thereof. In that regard, the Special Committee considered the purposes of and certain alternatives to the Transaction, the related advantages and disadvantages to us and our unaffiliated stockholders of the Transaction, and the fairness of the Consideration Price both to Cashed-out Stockholders and to unaffiliated Continuing Stockholders.

•
The Special Committee consists of Donald Green and Charles J. Abbe, each of whom is independent as the term is defined under Rule 10A-3(b) of the Exchange Act.  The Special Committee retained an independent financial advisor, Cassel Salpeter & Co., which has provided the Special Committee with a valuation analysis of our Common Stock to assist the Special Committee in determining whether the Consideration Price to be received by our unaffiliated stockholders for their shares of Common Stock to be cashed-out as a result of the Reverse Stock Split is fair from a financial point of view to such unaffiliated stockholders and whether the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, all our unaffiliated stockholders.  A copy of Cassel Salpeter & Co.'s valuation presentation is attached to this proxy statement as Annex C.

•
Following the Special Committee’s review of the valuation presentation of our Common Stock prepared by Cassel Salpeter & Co. and careful consideration of other factors relating to the fairness of the Transaction, the Special Committee determined that the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, all our unaffiliated stockholders, including unaffiliated Cashed-out Stockholders and unaffiliated Continuing Stockholders.  The Special Committee unanimously recommended the Transaction to the full Board. Based in part on such recommendation, the Board unanimously determined that the Transaction is in our best interests and in the best interests of our stockholders, including all unaffiliated Cashed-out Stockholders and unaffiliated Continuing Stockholders.

See “Special Factors—Background of the Transaction” beginning on page 20 and “Special Factors—Fairness of the Transaction” beginning on page 32.

Reservation of Rights

The Special Committee has reserved the right to rescind, abandon or change its recommendation to the Board at any time up to and until the vote of stockholders at the Special Meeting if it believes the Transaction is no longer in the best interests of our unaffiliated stockholders, and the Board has retained authority, in its discretion, to withdraw the Transaction from the agenda of the Special Meeting prior to any vote. In addition, even if the Transaction is approved by stockholders at the Special Meeting, the Board may determine not to implement the Transaction if it subsequently determines that the Transaction is not in our best interests or in the best interests of our stockholders, including all unaffiliated stockholders.

See “Special Factors—Background of the Transaction” beginning on page 20 and “Special Factors— Fairness of the Transaction” beginning on page 32.

Fairness of the Transaction

The Special Committee and the Board fully considered and reviewed the terms, purpose, alternatives and effects of the proposed Transaction. Based on its review, the Special Committee unanimously determined that the Transaction is procedurally and substantively fair to, and in the best interests of, our unaffiliated stockholders, including the unaffiliated stockholders who will receive cash consideration in the Transaction and unaffiliated stockholders who will continue as our stockholders.  Based on its review, the Board unanimously determined that the Transaction is procedurally and substantively fair to, and in the best interests of, all of our stockholders, including all unaffiliated stockholders who will receive cash consideration in the Transaction and unaffiliated stockholders who will continue as our stockholders.

The Special Committee and the Board considered a number of factors in reaching their determinations, including:

•
The valuation analysis of our Common Stock prepared by Cassel Salpeter & Co. to assist the Special Committee and the Board of Directors in determining whether the Consideration Price is fair from a financial point of view to the unaffiliated Cashed-out Stockholders and whether the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, all our unaffiliated stockholders;

•
The significant ongoing costs and management's time and effort to prepare and file periodic and other reports with the SEC and to comply with the Sarbanes-Oxley Act, including the internal control provisions of Section 404 of that act;

•
The avoidance of additional significant costs incurred by public reporting companies compared to private companies in connection with merger and acquisition activities, such as those we would otherwise incur in connection with an acquisition of an operating businesses pursuant to our asset redeployment strategy.  Such costs would include the cost of preparing and filing a comprehensive Form 8-K describing the acquired business upon our ceasing to be an SEC reporting "shell" company.  Such costs would also be expected to include the incremental additional costs and fees associated with the implementation of a comprehensive Sarbanes-Oxley Act compliance program covering the acquired business.

•
The limited trading volume and liquidity of our shares of Common Stock and giving our smallest record holders, who represent a disproportionately large number of our record holders, the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over market prices prevailing at the time of our public announcement of the Transaction without incurring brokerage commissions;

•	The small effect of the proposed Transaction on the relative voting power of Continuing Stockholders;

•	That our business and operations are expected to continue substantially as presently conducted;

•
That record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) that desire to retain their equity interest in us after the Transaction can increase the number of shares they hold to 500 or more shares or transfer their shares into a “street name” through a nominee holding shares in an account with Cede & Co. prior to the effective date of the Reverse Stock Split, thereby avoiding being cashed-out.  However, given the historically limited liquidity in our stock, there can be no assurance that a stockholder will be able to acquire or sell sufficient shares to control whether such stockholder remains a stockholder following the effective time of the Transaction; and

•
That beneficial owners holding shares of Common Stock in “street name” who desire to have shares exchanged for cash in the Transaction can instruct their nominee to transfer fewer than 500 shares into a record account in their name prior to the effective date of the Reverse Stock Split which will then be cashed out in the Transaction.

See “Special Factors— Fairness of the Transaction” beginning on page 32 and “Special Factors— Valuation Analysis of Financial Advisor” beginning on page 37.

Advantages of the Transaction

•
By completing the Transaction, deregistering our shares and eliminating our periodic reporting obligations under the Exchange Act and our obligations under the Sarbanes-Oxley Act, we expect to save in excess of $135,000 per year.  While our current Sarbanes-Oxley Act compliance costs are significant, if we remain an SEC reporting company, we anticipate that such costs will continue to grow as we execute our asset redeployment strategy.  Such costs would also be expected to include the incremental additional costs and annual audit fees that we would incur in connection with the implementation of a comprehensive Sarbanes-Oxley Act compliance program covering the acquisition of or investment in any operating businesses.

•
We will also avoid the additional significant costs incurred by public reporting companies compared to private companies in connection with merger and acquisition activities, such as those we would otherwise incur in connection with an acquisition of an operating business pursuant to our asset redeployment strategy.  Such costs would include the cost of preparing and filing the comprehensive Form 8-K describing the acquired business upon our ceasing to be a "shell" company, which we estimate to be in the range of $300,000 to $400,000.

•	We will also save the significant amount of time and effort currently expended by our management on the preparation of SEC filings and in compliance with the Sarbanes-Oxley Act.

•
There is a relatively illiquid and limited trading market in our shares. Our smallest record holders, who represent a large number of our record holders, will have the opportunity to obtain cash for their shares at a premium over closing prices for our shares of Common Stock at the time of our announcement of the Transaction, without incurring brokerage commissions.

•
The Transaction will have a limited effect on the relative voting power of Continuing Stockholders. Based on current record and beneficial owner information, the Transaction will result in an insignificant change in the relative voting power of our directors, executive officer and 10% stockholders as a group.

•
The directors, executive officer and 10% stockholders (which we refer to in this proxy statement as our "affiliates") will be treated no differently than stockholders who are not directors, executive officer and 10% stockholders (which we refer to in this proxy statement as our "unaffiliated stockholders"), including unaffiliated Cashed-out Stockholders and unaffiliated Continuing Stockholders. The determining factors as to whether a record holder will be a Continuing Stockholder is the number of shares of our Common Stock that they hold immediately prior to the effective time of the Reverse Stock Split and the manner in which they hold those shares (through a nominee as a record holder or in an account with Cede & Co.).

•
Record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) that desire to retain their equity interest in us after the Transaction can increase the number of shares they hold to 500 or more shares or transfer their shares into a “street name” through a nominee holding shares in an account with Cede & Co. prior to the effective date of the Reverse Stock Split, thereby avoiding being cashed-out.  However, given the historically limited liquidity in our stock, there can be no assurance that a stockholder will be able to acquire or sell sufficient shares to control whether such stockholder remains a stockholder following the effective time of the Transaction.

•
Beneficial owners holding shares of Common Stock in “street name” who desire to have shares exchanged for cash in the Transaction can instruct their nominee to transfer fewer than 500 shares into a record account in their name prior to the effective date of the Reverse Stock Split which will then be cashed out in the Transaction.

See “Special Factors— Purpose of and Reasons for the Transaction” beginning on page 17 and “Special Factors— Fairness of the Transaction” beginning on page 32.

Disadvantages of the Transaction

If the Transaction occurs, there will be certain disadvantages to stockholders, including the following:

•	Cashed-out Stockholders will no longer have any ownership interest in us and will no longer participate in any future earnings and growth, if any.

•
Beneficial owners holding shares of Common Stock in “street name” will be treated differently than our stockholders of record (as identified in our records of security holders).  Record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) holding fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split will be cashed out in the Transaction.  However, beneficial owners holding in “street name" through a nominee as the stockholder of record (such as a bank, broker or other third party) which holds on an aggregated basis 500 or more shares immediately prior to the effective time of the Reverse Stock Split will not be cashed out and will continue to represent one share of Common Stock after completion of the Transaction.  Similarly, beneficial owners holding in "street name" through a nominee as the stockholder of record (such as a bank, broker or other third party) in an account with Cede & Co., regardless of the number of shares held, immediately prior to the effective time of the Reverse Stock Split will not be cashed out and will continue to represent one share of Common Stock after completion of the Transaction.  As most nominees hold shares in accounts with Cede & Co., most beneficial owners will not be cashed out in the Transaction regardless of the number of shares of Common Stock they beneficially own.

•
We will cease to file annual, quarterly, current, and other reports and documents with the SEC, and Continuing Stockholders will have access to less information about us and our business, operations, and financial performance. However, we do intend to continue to make available to our stockholders unaudited quarterly and audited annual financial information and proxy statements.

•
While we anticipate that our Common Stock will continue to be eligible for quotation on the Pink Sheets, trading opportunities in the Pink Sheets will be dependent upon whether any broker-dealers continue to make a market for our Common Stock.  Accordingly, we cannot guarantee or anticipate whether our Common Stock will continue to be quoted in the Pink Sheets. In addition, because of the possible limited liquidity for our Common Stock, the suspension of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our Common Stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value and liquidity of their Common Stock.

•
We will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act (other than the general anti-fraud provisions thereof) or the oversight of any exchange.

•
Our executive officer, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our Common Stock with the SEC.  In addition, our executive officer, directors and 10% stockholders will no longer be subject to the recovery of short-swing profits provision of the Exchange Act, and persons acquiring more than 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

•
We estimate that the cost of payment to Cashed-out Stockholders, professional fees and other expenses will total approximately $204,403.  As a result, immediately after the Transaction, our cash balances on hand will be reduced by the costs incurred in the Transaction.

•
The Transaction will result in the suspension, and not the termination, of our filing obligations under the Exchange Act.  If on the first day of any fiscal year after the suspension of our filing obligations we have more than 300 "record holders," then we must resume reporting pursuant to Section 15(d) of the Exchange Act, which would result in our once again incurring many of the expenses that we expect to save by virtue of the Transaction.

•	Under Delaware law, our Restated Certificate and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against the Transaction.

•	The lack of liquidity provided by a ready market may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain top executive talent.

•
Our Common Stock may be a less attractive acquisition currency as an acquirer of illiquid securities of a privately held company must depend on liquidity either via negotiated buy-out or buy-back arrangements, or a liquidity event by CoSine that is generally outside of his or her control.

•
Following the Transaction, since we will no longer be registered with the SEC and will not be filing the periodic reports and proxy statements required under the Exchange Act, it may be more costly and time consuming for us to raise equity capital from public or private sources.

•	Companies that lose status as a public company may risk losing prestige in the eyes of the public, the investment community and key constituencies.

•
As of [               ], 2010 (the “Record Date”), 5,060,830 shares, or approximately 50.15%, of the issued and outstanding shares of our Common Stock were held collectively by our directors, executive officer, 10% stockholders and their affiliates.  Our directors, executive officer, 10% stockholders and their affiliates have indicated that they intend to vote all of their shares of our Common Stock at the Special Meeting) “FOR” the Transaction. Accordingly, approval of the Transaction is assured, regardless of whether or not the minority stockholders vote in favor of the Transaction.

See “Special Factors— Fairness of the Transaction” beginning on page 32.

Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons

•
Our directors, executive officer, 10% stockholders and their affiliates may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest.  As of the Record Date, 5,060,830 shares, or approximately 50.15%, of the issued and outstanding shares eligible to vote at the Special Meeting, were held collectively by our directors, executive officer, 10% stockholders and their affiliates, each of whom has indicated that they intend to vote all of their shares of our Common Stock “FOR” the Transaction. Upon the effectiveness of the Transaction, the aggregate number of shares of our Common Stock owned by our directors, executive officer, 10% stockholders and their affiliates will not change and their beneficial ownership  of shares of our Common Stock will increase by approximately 0.1% as a result of the reduction of the number of shares of our Common Stock outstanding by approximately 19,644 shares.  Each member of our Board, and our executive officer, holds options to acquire shares of our Common Stock.  The Transaction will not affect these stock options and they will remain outstanding and continue to vest after the Transaction. In addition, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Transaction, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to our directors or executive officer.

See “Special Factors— Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons” beginning on page 43; and "Information About The Company – Information Concerning Steel Partners Holdings L.P. and Steel Partners II, L.P."; and "Information About The Company – Certain Relationships and Related Transactions".

Vote Required for Approval of the Transaction at the Special Meeting

•
A majority of the outstanding shares entitled to vote will constitute a quorum for the purposes of approving the amendments to our Restated Certificate to effect the Transaction.  Shares entitled to vote consist only of our Common Stock outstanding. The affirmative vote of a majority of the outstanding shares of our Common Stock is required for the adoption of each of the Reverse Stock Split proposal and the Forward Stock Split proposal and, accordingly, to approve the Transaction.

•
As of the Record Date, approximately 50.15% of the votes represented by issued and outstanding shares of our Common Stock were collectively held by directors, executive officer, 10% stockholders and their affiliates.  The directors, executive officer, 10% stockholders and their affiliates have indicated that they intend to vote all of their 5,060,830 shares of our Common Stock, or approximately 50.15% of the issued and outstanding shares eligible to vote at the Special Meeting,) “FOR” the Transaction.  Accordingly, approval of the Transaction is assured.

See “Special Factors— Stockholder Approval” beginning on page 45.

Determination of Stockholders of Record

•
In determining whether the number of our stockholders of record, or record holders, falls below 300 as a result of the Transaction, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act.  Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including us, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers.  However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of Rule 12g5-1 and related provisions of the Exchange Act.  Rather, we look through Cede & Co. and these depositories to the nominees named on accounts (such as banks or brokers holding shares in "street name" for beneficial owners) which are treated as the record holder of shares.  As of the Record Date, there were approximately [___] "record holders" of our shares of Common Stock.

See “Special Factors — Effects of the Transaction” beginning on page 26.

Treatment of Beneficial Holders (Stockholders Holding Shares in “Street Name”)

•
Only the shares of Common Stock of record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) holding less than 500 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will be exchanged for cash in the Transaction.  If you hold your shares in “street name” through a nominee (such as a bank, broker or other third party), you are not considered to be the record holder of those shares.  Instead, you are the “beneficial owner” of those shares.

•
Each share of Common Stock held by a beneficial owner in “street name" through a nominee which holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co. will be converted into the right to receive the Consideration Price.

•
Each share of Common Stock held by a beneficial owner in “street name" through a nominee which holds on an aggregated basis 500 or more shares immediately prior to the effective time of the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Transaction.

•
Each share of Common Stock held in "street name" through a nominee in an account with Cede & Co., regardless of the number of shares held, immediately prior to the effective time of the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Transaction.

•
If you believe you may hold shares of Common Stock in “street name,” you should contact your nominees to determine how your shares are held and whether they will be affected by the Reverse Stock Split or the Forward Stock Split.

•
Beneficial owners holding shares of Common Stock in “street name” who desire to have their shares exchanged for cash in the Transaction must instruct their nominee to transfer fewer than 500 shares into a record account in their name prior to the effective date of the Reverse Stock Split which will then be cashed out in the Transaction.

See “Special Factors— Effects of the Transaction” beginning on page 26.

Effectiveness of the Transaction

•
We anticipate that the Transaction will be effected as soon as possible after the date of the Special Meeting.  Following the effective date of the Transaction, transmittal materials will be sent to those stockholders entitled to a cash payment that will describe how to exchange their share certificates and receive the cash payments.  Those stockholders entitled to a cash payment should not turn in their share certificates at this time.

See “Special Factors— Effective Date” on page 45.

Financing for the Transaction

•
Based on information we have received as of September 30, 2010 from our transfer agent, BNY Mellon Shareholder Services LLC, we estimate that the total funds required to pay the consideration to Cashed-out Stockholders and other costs of the Transaction will be approximately $204,403.  This total amount could be larger or smaller depending on, among other things, the number of shares that are actually cashed-out in the Transaction or an increase in the costs and expenses of the Transaction.

•	We intend that payments to Cashed-out Stockholders and the costs of the Transaction will be paid from cash on hand.

See “Special Factors – Source of Funds and Expenses” beginning on page 45.

Recent Market Prices of Our Common Stock

•
The closing prices of our Common Stock on August 27, 2010, the last trading day before the public announcement of the approval of the proposed Transaction by the Special Committee and the Board, and on the Record Date, were $1.87 per share and $[____] per share, respectively.

See “Information About the Company— Market Information” beginning on page 48.

No Appraisal or Dissenters’ Rights

•	Under Delaware law, our Restated Certificate and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the Transaction.

See “Special Factors— No Appraisal or Dissenters’ Rights” beginning on page 47.

Material Federal Income Tax Consequences

•
Generally, a Cashed-out Stockholder who receives cash for a fractional share as a result of the Transaction will recognize capital gain or loss for United States federal income tax purposes.  A Continuing Stockholder who does not receive cash for a fractional share as a result of the Transaction generally will not recognize any gain or loss for United States federal income tax purposes.

See “Special Factors — Material Federal Income Tax Consequences” beginning on page 41.

QUESTIONS AND ANSWERS ABOUT THE
TRANSACTION AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address potential questions regarding the Transaction and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and any information and documents referred to or incorporated by reference in this proxy statement.

Where and when is the Special Meeting?

The Special Meeting will be held at the offices of Collette Erickson Farmer & O’Neill LLP at [         ] a.m. local time on [                      ], 2011.

What am I being asked to vote on at the Special Meeting?

Our stockholders will consider and vote upon proposals to amend our Restated Certificate to effect a 1-for-500 reverse stock split of our shares of Common Stock, followed immediately by a 500-for-1 forward stock split of our shares of Common Stock.  Record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) whose shares are converted into less than one share of our Common Stock as a result of the Reverse Stock Split (meaning they hold fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split  - which is the time that the Certificate of Amendment to our Restated Certificate to effect the Reverse Stock Split is filed with the Secretary of State of the State of Delaware) will receive $2.24 in cash, without interest, for each share of our Common Stock held immediately before the Reverse Stock Split.   Although the Reverse Stock Split and the Forward Stock Split will be voted on separately, we will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by our stockholders.

Only the shares of Common Stock of record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) holding less than 500 shares of Common Stock will be exchanged for cash in the Transaction.  If you hold your shares in “street name” through a nominee (such as a bank, broker or other third party), you are not considered to be the record holder of those shares.  Instead, you are the “beneficial owner” of those shares.  The Transaction will not affect shares of Common Stock held by beneficial owners in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price of $2,24 in cash, without interest, for each share of our Common Stock held immediately before the Reverse Stock Split. Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction.  Beneficial owners holding shares in "street name" through a nominee in an account with Cede & Co., regardless of the number of shares held, immediately prior to the effective time of the Reverse Stock Split will be unaffected by the Transaction and continue to hold one share of Common Stock after completion of the Transaction.  If you believe you may hold shares of Common Stock in “street name,” you should contact your nominee to determine how your shares are held and whether they will be affected by the Reverse Stock Split or the Forward Stock Split.

How does the Board recommend that I vote on the proposals?

Following a recommendation from the Special Committee, the Board unanimously recommends that you vote “FOR” the Reverse Stock Split and the Forward Stock Split proposals to amend the Restated Certificate.

What is the purpose of the Transaction?

The Transaction will enable us to terminate the registration of our Common Stock under the Exchange Act if, after the Transaction, there are fewer than 300 "record holders" of our Common Stock and we make certain necessary filings with the SEC.  The purposes for the proposals include:

•	Eliminating significant ongoing costs and management time and effort associated with filing documents under the Exchange Act with the SEC;

•	Eliminating significant ongoing costs and management time and effort of compliance with the Sarbanes-Oxley Act and related regulations;

•
Avoiding additional significant costs incurred by public reporting companies compared to private companies in connection with merger and acquisition activities, such as those we would otherwise incur in connection with an acquisition of an operating business pursuant to our asset redeployment strategy.  Such costs would include the cost of preparing and filing a comprehensive Form 8-K describing the acquired business upon our ceasing to be a "shell" company.  Such costs would also be expected to include the incremental additional costs and fees associated with the implementation of a comprehensive Sarbanes-Oxley Act compliance program covering the acquired business;

•
Allowing our management to focus on long-term growth through the redeployment of our assets to acquire, or invest in, one or more operating businesses with existing or prospective taxable income, or from which we can realize capital gains, that can be offset by use of our net operating loss carry-forwards;

•
Enabling our small record holders (those holding fewer than 500 shares), who represent a significant number of our "record holders," to liquidate their holdings in us and receive a premium over market prices prevailing at the time of the Special Committee’s recommendation, and the Board’s approval, of the Transaction, without incurring brokerage commissions.

What does the deregistration of our Common Stock mean?

Following the Transaction, we will have fewer than 300 stockholders of record, or "record holders," which will enable us to take action to terminate the registration of our Common Stock under the Exchange Act.  Effective on and following the termination of the registration of our Common Stock under the Exchange Act, we will no longer have to file annual, quarterly and other reports with the SEC and our executive officer, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our Common Stock.  In addition, any trading in our Common Stock will continue, if at all, in privately negotiated sales or in the Pink Sheets. However, trading opportunities in the Pink Sheets will be dependent upon whether any broker-dealers continue to make a market for our Common Stock, and we cannot guarantee or anticipate whether our Common Stock will continue to be quoted in the Pink Sheets.

How will the Transaction affect our asset redeployment strategy?

Our current business is focused on the redeployment of our existing assets to acquire, or invest in, one or more operating businesses with existing or prospective taxable income, or from which we can realize capital gains, that can be offset by use of our net operating loss carry-forwards ("NOLs").  We anticipate that the Transaction will have very little effect on the Company’s redeployment strategy, although the Transaction will reduce management time spent on compliance and disclosure matters attributable to our Exchange Act filings, which may therefore enable management to increase its focus on finding suitable candidates for acquisition or investment.  The Transaction is also anticipated to result in a reduction in our operating expenses associated with being a SEC reporting company allowing us to preserve capital for use in connection with our redeployment efforts.  We anticipate that the Transaction will have no effect on our ability to utilize our NOLs in the event of an acquisition or investment in an operating business as contemplated by our asset redeployment strategy.

What are the Pink Sheets?

The Pink Sheets are maintained by Pink Sheets OTC Markets, Inc., a quotation service that collects and publishes market maker quotes for over-the-counter securities.  The Pink Sheets offers limited information about issuers of securities, like our Common Stock, and collects and publishes quotes of market makers for over-the-counter securities through its website at www.otcmarkets.com.

What will I receive in the Transaction?

•
If you are a record holder identified in our records of security holders (those stockholders holding shares in their own names) and hold fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split, you will receive $2.24 in cash per share, without interest, from us for each pre-Reverse Stock Split share that you own.

•
If you are a record holder identified in our records of security holders and hold 500 or more shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split, you will not receive any cash payment for your shares in connection with the Transaction and will continue to hold the same number of shares of our Common Stock as you did before the Reverse Stock Split.

•
If you hold your shares in “street name” through a nominee (such as a bank, broker or other third party), you are not considered to be the record holder of those shares.  Instead, you are the “beneficial owner” of those shares.

•
Beneficial owners holding shares in "street name" through a nominee which holds on an aggregated basis fewer than 500 shares of our Common immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co. will be converted into the right to receive $2.24 in cash per share, without interest, from us for each pre-Reverse Stock Split share that you beneficially own.

•
Beneficial owners holding shares in "street name" through a nominee which holds on an aggregated basis 500 shares or more of our Common  immediately prior to the effective time of the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Transaction.

•
Beneficial owners holding shares in "street name" through a nominee in an account with Cede & Co., regardless of the number of shares held, immediately prior to the effective time of the Reverse Stock Split will be unaffected by the Transaction and continue to hold one share of Common Stock after completion of the Transaction.

•
If you believe you may hold shares of Common Stock in “street name,” you should contact your nominee to determine how your shares are held and whether they will be affected by the Reverse Stock Split or the Forward Stock Split.

What potential conflicts of interest are posed by the Transaction?

Our directors, executive officer, 10% stockholders and their affiliates may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest.  As of the Record Date, 5,060,830 shares, or approximately 50.15%, of the issued and outstanding shares eligible to vote at the Special Meeting, were held collectively by our directors, executive officer, 10% stockholders and their affiliates, each of whom has indicated that they intend to vote all of their shares of our Common Stock “FOR” the Transaction.

Upon the effectiveness of the Transaction, the aggregate number of shares of our Common Stock owned by our directors, executive officer, 10% stockholders and their affiliates will not change and their beneficial ownership  of shares of our Common Stock will increase from 51.69% to approximately 51.79% as a result of the Transaction.  We anticipate that the outstanding number of our Common Shares will be reduced by approximately 20.316 shares due to the Transaction.  Each member of our Board, and our executive officer, holds options to acquire shares of our Common Stock.  The Transaction will not affect these stock options and they will remain outstanding and continue to vest after the Transaction. In addition, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Transaction, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to our directors or executive officer.

Why are we proposing to carry out the Forward Stock Split following the Reverse Stock Split?

The Forward Stock Split is not necessary for us to reduce the number of holders of record of our shares of Common Stock and to deregister our shares of Common Stock under the Exchange Act.  However, we have decided that it is in the best interests of our stockholders to effect the Forward Stock Split to avoid an unusually high stock price after the effective date of the Reverse Stock Split, to facilitate trading of the shares of Continuing Stockholders either in private transactions or in the Pink Sheets, to mitigate any loss of liquidity in our shares of Common Stock that may result from the Reverse Stock Split portion of the Transaction, to avoid the administrative burden of having fractional shares outstanding and to permit outstanding stock options to be unaffected by the Transaction.

Why are only Shares of certain stockholders being cashed out?

A primary purpose of the Transaction is to reduce the number of our "record holders" (as defined by Rule 12g5-1 of the Exchange Act), which consists of our stockholders of record (as identified in our records of security holders) and nominees holding shares in accounts with Cede & Co. for beneficial owners but not beneficial stockholders holding shares in "street name" through such nominees, below 300, which will allow us to terminate the registration of our Common Stock under the Exchange Act.  We elected to structure the Transaction so that it would only affect record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) to minimize the number of cashed out shares and, in turn, the cost of the Transaction allowing us to preserve capital for use in connection with our asset redeployment efforts while still allowing stockholders and beneficial owners some flexibility with respect to whether they will continue to hold shares of our Common Stock after the Transaction.  See “Important Information Regarding Beneficial Ownership and Record Ownership” on page 2.

As permitted by Delaware law, only those record holders identified in our records of security holders are affected by the Transaction.  Beneficial owners of our shares held by nominees in “street name” are not record holders for purposes of Delaware law and, thus, are not under Delaware law the legal owners of any shares that are combined as a result of the Transaction.  While the Transaction results in disparate treatment of beneficial owners of our shares held by nominees in “street name” compared to record holders of our shares, such a result is permitted under Delaware law because the Company is not required under Delaware law to look through the record ownership of Cede & Co. or any record holder nominee to the beneficial owners in implementing the Transaction.  For example, as Cede & Co. is a record holder for purposes of the Transaction under Delaware law and Cede & Co. holds more than 500 shares of our Common Stock in the aggregate, the shares held by it are not affected by the Transaction , regardless of the number of shares held by any particular beneficial owner in an account with Cede & Co.  We elected to structure the Transaction in this manner to allow stockholders and beneficial owners some flexibility with respect to whether they will continue to hold shares of our Common Stock after the Transaction and to reduce the cost of the Transaction to the Company.

What if I hold all of my shares of Common Stock in “street name?”

If you hold all your shares of our Common Stock in street name through a nominee (such as a bank, broker or other third party), you are not considered to be the record holder of those shares.  You are the “beneficial owner” of those shares.  The Transaction will not affect shares of Common Stock held by beneficial owners in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price of $2.24 in cash, without interest, for each share of our Common Stock held immediately before the Reverse Stock Split. Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction.  Beneficial owners holding shares in "street name" through a nominee in an account with Cede & Co., regardless of the number of shares held, immediately prior to the effective time of the Reverse Stock Split will be unaffected by the Transaction and continue to hold one share of Common Stock after completion of the Transaction. Accordingly, if you hold your shares of our Common Stock in “street name,” we encourage you to contact your bank, broker or other nominee. If you hold fewer than 500 shares of Common Stock in “street name” through a nominee and want to have your shares exchanged for cash in the Transaction, you must instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a record holder immediately prior to the Reverse Stock Split.

What happens if I hold a total of 500 or more shares of Common Stock through a combination of record ownership in my name and one or more brokerage firms in street name?

We will treat shares of Common Stock held of record in your name and those held in "street name" through a nominee (such as a bank, broker or other third party) separately.  We will not combine the number of shares held of record in your name and those in "street name" accounts in determining which shares will be cashed out.   As a result, a stockholder holding 500 or more shares of Common Stock in a combination of street name accounts and record ownership accounts may nevertheless have those shares held of record cashed-out.  For example, if you are the record holder of fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split, you will receive $2.24 in cash per share, without interest, from us for each pre-Reverse Stock Split share held of record immediately prior to the Reverse Stock Split.  The Transaction will not affect shares of Common Stock held by beneficial owners in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price. Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction.

If you are in this situation and do not desire to have your shares cashed out in the Transaction, you must transfer to your record account sufficient additional shares to cause you to hold in your name a minimum of 500 shares of record immediately prior to the effective time of the Reverse Stock Split or transfer shares held of record in your name to "street name" with a nominee holding shares in an account with Cede & Co. prior to the effective time of the Reverse Stock Split. Given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 500 shares.

If I hold fewer than 500 shares of Common Stock, is there any way I can avoid my shares being cashed out in the Transaction?

If you are a record holder identified in our records of security holders (those stockholders holding shares in their own names) and hold fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split, you can avoid a cash out of your shares in the Reverse Stock Split by acquiring, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause you to hold a minimum of 500 shares of record immediately prior to the effective time of the Reverse Stock Split.  However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 500 shares.  If you were unable to do so, your shares would be cashed out and you would no longer remain a stockholder after the effective time of the Reverse Stock Split.

In alternative, you can also avoid a cash out of your shares in the Reverse Stock Split by transferring, prior to the effective time of the Reverse Stock Split, your shares to “street name” with a nominee holding shares in an account with Cede & Co..

Similarly, if you are a beneficial owner holding shares in "street name" through a nominee which holds on an aggregated basis fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., you can avoid a cash out of your shares in the Reverse Stock Split by acquiring, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause you to hold through your nominee a minimum of 500 shares immediately prior to the effective time of the Reverse Stock Split.  However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 500 shares.  If you were unable to do so, your shares would be cashed out and you would no longer remain a stockholder after the effective time of the Reverse Stock Split.

In alternative, you can also avoid a cash out of your shares in the Reverse Stock Split by transferring, prior to the effective time of the Reverse Stock Split, your shares to a “street name” with a nominee holding shares in an account with Cede & Co.

Is there anything I can do if I hold 500 or more shares of Common Stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?

If you are a record holder identified in our records of security holders (those stockholders holding shares in their own names) and hold 500 or more shares of our Common Stock before the Reverse Stock Split, you can only receive cash for your shares in the Reverse Stock Split if, prior to the effective time of the Reverse Stock Split, you reduce your record stock ownership to fewer than 500 shares by selling or otherwise transferring shares.    Given the historically limited liquidity in our stock, there can be no assurance that you will be able to sell sufficient shares to control whether you can reduce your record stock ownership to fewer than 500 shares.

If you are a beneficial owner holding 500 or more shares of Common Stock in “street name” and desire to have shares exchanged for cash in the Transaction, you must instruct your nominee to transfer fewer than 500 shares into a record account in your name prior to the effective date of the Reverse Stock Split which will then be cashed out in the Transaction.

Who is entitled to vote at the Special Meeting?

Only holders of record of our Common Stock as of the close of business on [                ], 2010, the Record Date, are entitled to notice of, and to vote at, the Special Meeting.

How many shares were outstanding on the Record Date?

At the close of business on [                ], 2010, there were 10,090,635 shares outstanding.  Only shares of Common Stock outstanding on the Record Date will be eligible to vote on the Transaction.  At the Special Meeting, each of those shares of Common Stock will be entitled to one vote.

What is a “quorum” for purposes of the Special Meeting?

In order to conduct business at the Special Meeting, a quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy.  On the close of business on the Record Date, there were 10,090,635 shares outstanding and entitled to vote and, accordingly, the presence, in person or by proxy, of at least 5,045,318 shares is necessary to meet the quorum requirement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

As of the Record Date, 5,060,830 of our outstanding shares of Common Stock (approximately 50.15% of eligible votes) were collectively held by our directors, executive officer, 10% stockholder and their affiliates. As we noted above, our directors, executive officer, 10% stockholder and their affiliates have each indicated that they intend to vote all of their shares of our Common Stock “FOR” the Transaction. Therefore, the presence of a quorum at the Special Meeting is assured.

What vote is required to approve the proposals?

Once a quorum has been established, for the Transaction to be approved, holders of a majority of outstanding shares of Common Stock entitled to vote at the meeting must vote “FOR” each of the Reverse Stock Split proposal and the Forward Stock Split proposal.

As of the Record Date, 5,060,830 of our outstanding shares of Common Stock (approximately 50.15% of eligible votes) were collectively held by our directors, executive officer, 10% stockholder and their affiliates. As we noted above, our directors, executive officer, 10% stockholder and their affiliates have each indicated that they intend to vote all of their shares of our Common Stock “FOR” the Transaction. Therefore, the approval of the proposals is assured.

What is a “broker non-vote”?

 Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on “routine matters,” such as the ratification of independent registered public accounting firms, but not on non-routine matters, such as amendments to a charter document, such as in the Transaction.

How are broker non-votes counted?

 Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal.

Accordingly, a broker non-vote will have the effect of a vote against the Reverse Stock Split proposal and a vote against the Forward Stock Split Proposal.

How are abstentions counted?

 A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum. However, under Delaware law, a proxy marked “ABSTAIN” is not considered a vote cast.

Accordingly, an abstention will have the effect of a vote against the Reverse Stock Split proposal and a vote against the Forward Stock Split Proposal.

What will happen if the Transaction is approved by our stockholders?

Assuming that we have fewer than 300 "record holders" of our Common Stock after the Transaction, we will file applicable forms with the SEC to deregister our shares of Common Stock under the federal securities laws. Upon the effectiveness of those filings, we would no longer be subject to the reporting and related requirements under the Exchange Act that are applicable to public companies. We will also no longer be subject to the provisions of the Sarbanes-Oxley Act.  In addition, Cashed-out Stockholders will no longer have a continuing interest as our stockholders and will not share in any future increase in our value, if any.  Also, any trading in our Common Stock will occur, if at all, in privately negotiated sales or in the Pink Sheets.

What will happen if the Transaction is not approved?

If the Transaction is not approved by our stockholders, we will continue to operate our business, and we will continue to incur the costs involved with being a public company.  We also may decide to evaluate and explore available alternatives, although the Board has not yet made a determination that any of those alternatives are feasible or advisable.

If the Transaction is approved by the stockholders, can the Board determine not to proceed with the Transaction?

If the Transaction is approved by the stockholders, the Board may determine not to proceed with the Transaction if it believes that proceeding with the Transaction is not in our best interests or in the best interests of our stockholders, including all unaffiliated stockholders.  For example, if the Transaction is unlikely to reduce our number of "record holders" below 300, it is unlikely the Board would proceed with the Transaction.  If the Board determines not to proceed with the Transaction we will continue to operate our business as presently conducted.

What are the federal income tax consequences of the Transaction to me?

If you are not subject to any special rules that may be applicable to you under federal tax laws, then generally, a Cashed-out Stockholder that receives cash for a fractional share as a result of the Reverse Stock Split will recognize capital gain or loss for United States federal income tax purposes.  A Continuing Stockholder will not recognize any gain or loss for United States federal income tax purposes as a result of the Transaction.  We urge you to consult with your personal tax advisor with regard to the tax consequences to you of the Transaction.

Should I send in my certificates now?

No.  After the Transaction is completed, we will send instructions on how to receive any cash payments to which you may be entitled.

What is the total cost of the Transaction to the Company?

Since we do not know how many shares of our Common Stock will be cashed out, we do not know the exact cost of the Transaction.  However, based on information that we have received as of September 30, 2010 from our transfer agent, BNY Mellon Shareholder Services LLC, as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to us will be approximately $204,403. This amount includes approximately $44,003 needed to cash-out fractional shares, and approximately $160,000 of legal, accounting, and financial advisory fees and other costs to effect the Transaction.  This total amount could be larger or smaller depending on, among other things, the number of shares that are actually cashed-out in the Transaction or an increase in the costs and expenses of the Transaction.

Am I entitled to appraisal rights in connection with the Transaction?

No. Under Delaware law, our Restated Certificate and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against the Transaction.

How do I vote?

Pursuant to our “Notice and Access” method of receiving our proxy materials and voting your shares, you may vote your shares via the Internet, by telephone, by mail or by attending the Special Meeting and voting by ballot, all as described below.  Shares voted electronically or represented by valid proxies, properly executed and received by us prior to the Special Meeting, will be voted at the Special Meeting.  The Internet and telephone voting procedures use a control number designed to authenticate stockholders and allow them to confirm that their instructions have been properly recorded.

Vote on the Internet

 The Notice of Internet Availability of Proxy Materials will instruct you on how to access your proxy card to vote via the Internet.   If you requested printed proxy materials, the instructions provided with our proxy materials and on your proxy card or voting instruction card will also instruct you on how to access your proxy card to vote via the Internet.  On the Internet voting site, you can confirm that your voting instructions have been properly recorded. If you vote via the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

Vote by Telephone

Instructions for voting by telephone are provided on the Internet voting site, or if you requested printed proxy materials, the instructions are provided with our proxy materials. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

 Vote by Mail

If you elected to receive printed proxy materials by mail and choose to vote your proxy by mail, mark your vote on the enclosed proxy card and follow the other directions on the proxy card. All valid proxies properly executed and received by us prior to the Special Meeting will be voted in accordance with the instructions specified in the proxy card.  Where no instructions are given, shares will be voted FOR the Reverse Stock Split proposal and the Forward Stock Split proposal and in accordance with the judgment of the person or persons voting the proxies on any matter that may properly come before the meeting which the Board of Directors is not aware of a reasonable time before the date of this proxy statement.

Voting at the Special Meeting

The method or timing of your vote will not limit your right to vote at the Special Meeting if you attend the Special Meeting and vote in person.  Please note, however, that if your shares are held in the name of a bank, broker or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy, executed in your favor, from the holder of record. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.

Can I change my vote?

Yes. You may change your proxy instructions at any time before the final vote at the Special Meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly by fax, by internet, by telephone or by signing, dating and returning a completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to CoSine’s Secretary at 61 East Main Street, Suite B, Los Gatos, California 95030.

•	You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

SPECIAL FACTORS

Purpose of and Reasons for the Transaction

General. The Special Committee and the Board have determined that the costs of being an SEC reporting company currently outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officer, directors, 10% stockholders and their affiliates), for us to remain an SEC reporting company.  Accordingly, we are proposing the Reverse Stock Split component of the Transaction for the purpose of reducing the number of record stockholders of our Common Stock to fewer than 300, so we can then terminate the registration of our Common Stock under the Exchange Act and suspend our reporting and other obligations as an SEC reporting company under the Exchange Act.  We expect the proposed Transaction, among other things, will enable us to realize significant cost savings by the elimination of many of the expenses related to our status as an SEC reporting company, including expenses relating to the disclosure, reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act and other federal securities laws, and will relieve us of the administrative burdens associated with being an SEC reporting company.

The Forward Stock Split is not necessary for us to reduce the number of "record holders" of our shares of Common Stock and to deregister our shares of Common Stock under the Exchange Act.  However, we have decided that it is in the best interests of our stockholders to effect the Forward Stock Split to avoid an unusually high stock price after the effectiveness of the Reverse Stock Split, to facilitate trading of the shares of Continuing Stockholders, either in private transactions or in the Pink Sheets, to mitigate any loss of liquidity in our shares of Common Stock that may result from the Reverse Stock Split portion of the Transaction, to avoid the administrative burden of having fractional shares outstanding and to permit outstanding stock options to be unaffected by the Transaction.

At the Special Meeting, stockholders are being asked to consider and vote upon proposals to amend our Certificate of Incorporation to effect the Reverse Stock Split and the Forward Stock Split. Copies of the proposed amendments to our Restated Certificate for the Reverse Stock Split and the Forward Stock Split are attached as Annexes A and B, respectively. Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, we will not effect either the Reverse Stock Split or the Forward Stock Split unless both are approved by our stockholders.

While many of the factors that we considered in deciding to undertake the Transaction have existed for at least several years, the determination to undertake the Transaction at this time, as opposed to another time, was driven by the ongoing low interest rate environment and its effect on our profitability, and a lack of sufficient benefits from being a public reporting company, particularly in view of the cost being a public reporting company. While we have regularly sought means of reducing costs, our inability to generate sufficient interest income at current interest rate levels, currently our sole source of income, have heightened our sensitivity to the costs of being an SEC reporting company causing  us to be more aggressive in our measures to control and reduce costs. Also considered in the timing of the Transaction was our continuing status as a "shell" company (as defined in Rule 12b-2 of the Exchange Act).  As a "shell" company, we enjoy very little benefit from a public reporting company.

Reduced Costs and Expenses. We incur both direct and indirect costs to comply with the filing and reporting requirements imposed on us as a result of being an SEC reporting company.  Professional fees of lawyers and accountants, printing, mailing, and other costs incurred by us in complying with SEC reporting and compliance requirements are substantial.  We also incur direct and indirect costs in complying with the Sarbanes-Oxley Act.   Compliance with these requirements would require significant additional annual expenditures upon our acquisition of or investment in one or more operating businesses pursuant to our redeployment strategy, including increased fees for compliance planning, assessment, documentation and testing, as well as a substantial investment of time and energy by our management and employees.  If our SEC reporting obligations cease, we will not incur these expenses allowing us to preserve capital for use in connection with our asset redeployment efforts.

Annual Costs and Expenses. Our estimated annual costs of remaining an SEC reporting company are described in greater detail below:

Costs	Actual 2009 Expenses (FYE 12/31/09)	Projected 2010 Expenses (FYE 12/31/10)	Projected 2011 Expenses (FYE 12/31/11)	Projected 2011 Expenses as Non-SEC Reporting Company
Independent Auditors	$94,298	$108,000	$112,000	$42,500
Sarbanes-Oxley Act Documentation, Testing and Compliance	15,000	15,000	18,000	-
SEC Counsel	14,256	15,000	17,500	1,000
Transfer Agent, Proxy and Annual Report Printing and Mailing, Filing Fees	51,148	55,000	58,000	27,000

Total	$174,675	$193,000	$205,500	$70,500

The historical public company costs presented above are significant as a percentage of our total cost of administration. The public reporting, legal and filing costs primarily include professional fees for our auditors and corporate counsel and external compliance costs incurred in preparing and reviewing such filings. The amounts listed for Sarbanes-Oxley Act compliance reflect external compliance costs and estimated executive and administrative time incurred in complying with public company requirements. We ultimately expect to realize recurring annual cost savings in excess of $135,000. For the fiscal year ending December 31, 2011, these estimated savings will primarily reflect, among other things:

•	a reduction in fees to our registered independent public accounting firm of approximately $69,500 for audits, the review of our SEC periodic reports and related expenses;

•	the elimination of annual costs attributable to ongoing compliance with the Sarbanes-Oxley Act and the employment of Sarbanes-Oxley Act compliance consultants of approximately $18,000;

•	a reduction in legal fees associated with securities law compliance of approximately $16,500; and

•
the net reduction in costs and expenses associated with filing our annual, periodic and current reports and other documents, such as proxy statements and Section 16 filings with the SEC and printing, mailing and other costs of the annual report to stockholders, proxy statements and other miscellaneous costs of approximately $31,000.

While our current Sarbanes-Oxley Act compliance costs are significant, if we were to remain an SEC reporting company, we anticipate that such costs will continue to grow as we execute our redeployment strategy.  Such costs would also be expected to include the incremental additional costs and annual audit fees that we would incur in connection with the implementation of a comprehensive Sarbanes-Oxley Act compliance program covering the acquisition or investment in any operating businesses.

We believe the projected fiscal year 2011 costs are indicative of our annual costs going forward if we remain an SEC reporting company.  You should note, however, that the annual costs are only estimates and the actual costs we realize may be higher or lower than the estimates set forth in the table above.  Likewise, our projected annual cost savings are only estimates, and those cost savings could be higher or lower than the amounts set forth above. As noted, our estimates were based upon actual costs we incurred in fiscal year 2009 and are incurring in fiscal year 2010, but our estimates of expenses in fiscal year 2010 and 2011 and, accordingly our estimated cost savings, are based, only in part, on historical costs.  For example, if the Transaction is effected, there will be a reduction in accounting fees, including internal accounting costs and fees paid to our auditors in connection with the audit of annual financial statements included in our Form 10-K and review of interim financial statements included in our Forms 10-Q.  Following the Transaction, we intend to continue to have our financial statements audited by a public accounting firm.  However, the scope of these procedures would be reduced, given the lack of public company reporting requirements.  In addition, there will be a more limited need for legal counsel if we no longer file reports with the SEC.  Other estimates were more subjective, such as savings in transfer agent’s fees because of a reduction in the number of stockholder accounts to be handled by it, and a reduction in printing and other related costs of distributions to stockholders.

Other Transactional Costs and Expenses.  In addition, if our SEC reporting obligations cease, we will also avoid the additional significant costs incurred by public reporting companies compared to private companies in connection with merger and acquisition activities, such as those we would otherwise incur in connection with an acquisition of an operating business pursuant to our asset redeployment strategy.  Currently, we are deemed to be a "shell" company as defined in Rule 12b-2 of the Exchange Act.  This means that if we remain an SEC reporting company and acquire an operating business, we, as a shell company, will be required to file a comprehensive Form 8-K upon completion of the acquisition describing the acquired operating business.  Although we have not completed such a successful acquisition since adopting our asset redeployment strategy, if we remain an SEC reporting company, we estimate the additional one-time costs and expenses of preparing and filing the Form 8-K, inclusive of all legal, accounting, audit and other professional fees to be between $300,000 and $400,000.

Management Time and Expense; Operational Flexibility. The costs described above do not include the overall time expended by our management on the preparation of our SEC filings.  We believe that this time could more effectively be devoted to other purposes, such as the redeployment of our existing assets to acquire, or invest in, one or more operating businesses with existing or prospective taxable income, or from which we can realize capital gains, that can be offset by use of our net operating loss carry-forwards and undertaking new initiatives that may result in greater long-term growth.  Additionally, due to the public market’s focus on quarterly results, smaller public companies such as ours are required to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives.  As a non-SEC reporting company, we believe management will have the flexibility of being able to devote more time to sustaining long-term growth.

No Need for Access to the Public Markets. We enjoy very little benefit from being a publicly held company. Benefits of being publicly held typically include:

•	access to the public markets for purposes of raising capital and for acquisitions;

•	access to public markets for liquidity purposes for our stockholders; and

•	the prestige of being a publicly held company, which can be helpful in recruiting, attracting and retaining key officers, directors and staff.

Due the limitations imposed on "shell" companies under federal securities laws from accessing the public markets and our lack of an operating business sufficient to generate any appreciable company image, we do not experience these benefits.

Limited Trading Volume and Liquidity for Small Stockholdings. The Board also believes that record holders of small amounts of shares of our Common Stock may be deterred from selling their shares because of the lack of an active trading market and disproportionately high brokerage costs.  Based on our review of a list of record holders of our Common Stock as of the Record Date furnished to us by BNY Mellon Shareholder Services LLC, we estimate that there are approximately [______] record holders who hold fewer than 500 shares. These record holders are a large percentage of our unaffiliated "record holders."  The Transaction will offer each of these record holders the opportunity to obtain cash for their shares without the cost of dealing with a broker.

In addition, the trading volume in our Common Stock has been and continues to be relatively light.  The average daily trading volume of our Common Stock from August 25, 2009 to August 25, 2010 was approximately 6,532 shares per day but during that period there were no trades during 35% of the available trading days. The trading of even a small number of shares may have a disproportionate effect on the price of our shares in the public market.  Accordingly, we believe that the Transaction will provide our smallest record holders with the ability to liquidate their holdings in our Common Stock and receive a fair price in cash for their shares while avoiding the incurrence of brokerage commissions.

Background of the Transaction

Until September 2004, we developed, marketed and sold a communications platform designed to enable carrier network service providers to rapidly deliver a portfolio of communications services to business and consumer customers.  We formally discontinued our communications platform products in fiscal year 2004, sold our patent portfolio and intellectual property rights in fiscal year 2006 and ceased all our related customer support services as of December 31, 2006.

Our common stock had been traded on the NASDAQ National Market under the symbol COSN from our initial public offering in September 2000 through June 15, 2005, when we were de-listed from the NASDAQ National Market System.  Our Common Stock currently trades in the over the counter market and is quoted on the Pink OTC Markets, Inc.  inter-dealer electronic quotation and trading system under the symbol “COSN.PK.”

In July 2005, after discontinuing our product lines, we completed a comprehensive review of strategic alternatives, including a sale of the Company, a sale or licensing of intellectual property, a redeployment of our assets into new business ventures, or a winding-up and liquidation of the business and a return of capital.  Based on that review of strategic alternatives, our Board of Directors approved a strategy to enhance stockholder value by redeploying our existing assets and resources to identify and acquire one or more operating businesses, while continuing to support our existing customers.  With the termination of our customer service operations effective December 31, 2006, our business focused solely on the redeployment of our existing assets to acquire one or more operating businesses with existing or prospective taxable income that can be offset by use of our net operating loss carry-forwards (“NOLs”).  Subsequently in 2010, our Board of Directors expanded our asset redeployment strategy to include identifying and making strategic investments in operating businesses with the potential for generating taxable income and/or capital gains which can also be offset by use of our NOLs.  No assurance can be given that we will find suitable acquisition or investment candidates, and if we do, that we will be able to utilize our existing NOLs.

In efforts to further reduce our operating expenses while executing our asset redeployment strategy, on June 15, 2007, our Board of Directors approved an agreement (the “Services Agreement”) with SP Corporate Services, LLC (“SP”) pursuant to which SP provides us, on a non-exclusive basis, a full range of executive, financial and administrative support services and personnel, including the services of a Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer, and Principal Accounting Officer, maintenance of our corporate office and records, periodic reviews of transactions in our stock to assist in preservation of our NOLs, and related executive, financial, accounting, and administrative support services. Under the Services Agreement, we pay SP a fixed monthly fee of $17,000 in exchange for SP's services.  The Services Agreement has a term of one year and automatically renews for successive one year periods unless otherwise terminated by either party.  SP is affiliated with Steel Partners Holdings L.P. and Steel Partners II, L.P., our largest two stockholders, by virtue of SP Corporate Services, LLC’s President, Jack L. Howard, one of our directors, affiliation with Steel Partners Holdings L.P and Steel Partners II, L.P.  Terry R. Gibson, also one of our directors, is the Managing Director of SP Corporate Services, LLC.

The passage of the Sarbanes-Oxley Act began a number of corporate governance reforms designed for the protection of investors from business fraud perpetrated by management.  These reforms and regulatory requirements have increased the expenses of being an SEC reporting company without enhancing, from a business and operational point of view, the benefits to us of being an SEC reporting company. During our fiscal year ended December 31, 2009, we spent approximately $15,000 in legal, accounting and other costs and expenses related to compliance with the Sarbanes-Oxley Act, including Section 404, and approximately $30,000 related to compliance with other rules and regulations of the SEC, and we expect those costs to remain consistent until we acquire or invest in one or more operating businesses.  We estimate that the total annual costs and expenses of compliance with the Sarbanes-Oxley Act and of continuing to be a reporting company under SEC regulations will be approximately $15,000 for fiscal year 2010 and $18,000 for fiscal year 2011. While our current Sarbanes-Oxley Act compliance costs are significant, if we remain an SEC reporting company, we anticipate that such costs will continue to grow as we execute our redeployment strategy.  Such costs would be expected to include the incremental additional costs and annual audit fees that we would incur in connection with the implementation of a comprehensive Sarbanes-Oxley Act compliance program covering the acquisition or investment in any operating businesses.  None of these cash costs include the overall time of our management that is necessary to prepare and review our public filings and perform other tasks that are necessitated by virtue of being a public company.

In the ordinary course, and given our status as a "shell" company (as defined in Rule 12b-2 of the Exchange Act), management has from time to time updated the Board on the then current and anticipated costs relating to SEC reporting and Sarbanes-Oxley Act compliance, particularly in connection with the internal control certification requirements of Section 404 of the Sarbanes-Oxley Act.  Since 2005, we have also considered a number of possibilities for reducing or eliminating the costs of compliance, including taking actions which would enable us to cease our periodic reporting obligations under the Exchange Act (a "Going Private Transaction").  However, given reasonable interest rates available in the past and the early stages of our asset redeployment strategy to acquire an operating business, the Board had postponed serious consideration of taking any action to cease our periodic reporting obligations under the Exchange Act.

Between July 2005 upon the adoption of our asset redeployment strategy and June 2010, management and the Board explored numerous potential acquisition and investment opportunities.  However, during that time period, only two suitable acquisition candidates were identified that led to any significant level of consideration and negotiation by the Board and the potential acquisition candidates, both of which were affiliated with our largest stockholders, Steel Partners Holdings L.P. and Steel Partners II, L.P.  In March 2009, we began negotiations for the acquisition of a manufacturing business owned by an affiliate of Steel Partners II, L.P.   The preliminary terms contemplated a merger of that business with and into a wholly owned subsidiary of CoSine.  Due to the negative economic environment at that time and its effect of the valuation of the acquisition target, the target postponed further negotiations on April 25, 2009 and terminated negotiations on June 1, 2009.  In April 2010, we began negotiations for the acquisition of a services business wholly owned by Steel Partners II, L.P.  The preliminary terms contemplated an acquisition of all the outstanding stock of the target in exchange for newly issued shares of CoSine, as a result of which Steel Partners II, L.P. would have owned over 50% of the outstanding stock of CoSine.  During those negotiations, we explored and considered the estimated cost of preparing and filing a comprehensive Form 8-K describing the acquired business which would have been required upon consummation of the acquisition.  We estimated the costs of preparing and filing that Form 8-K at $300,000 to $400,000.  Subsequently, the target terminated negotiations on July 15, 2010 due to undisclosed internal developments at the target.

In 2010, with increasing expenses of being an SEC reporting company, the inability to generate sufficient interest income at current interest rate levels, currently our sole source of income, and a lack of sufficient benefits from being a public reporting company, our sensitivity to the costs of being an SEC reporting company increased causing us to be more aggressive in adopting measures to control and reduce costs.  In June 2010, management began exploring in earnest the costs savings associated with terminating our SEC reporting and other public company obligations. Management consulted with our outside counsel, Collette Erickson Farmer & O'Neill LLP, and Collette Erickson Farmer & O'Neill LLP provided guidance on the process by which a company could deregister its securities under the Exchange Act and suspend its reporting and other obligations as an SEC reporting company under the Exchange Act.

On July 6, 2010, at a specially called Board meeting, management advised the Board of the potential cost savings and other benefits associated with a Going Private Transaction. At the meeting, management expressed to the Board the continuing difficulties we face as a public company, in particular, the significant costs and the corresponding lack of benefits to us and our stockholders.  The meeting included a discussion led by Collette Erickson Farmer & O'Neill LLP in which alternative methods for a Going Private Transaction were discussed, including the advantages and disadvantages of each alternative. Collette Erickson Farmer & O'Neill LLP also advised members of the Board of their fiduciary duties and responded to questions from members of the Board.

On July 9, 2010, at another specially called Board meeting, the Board continued its exploration of a Going Private Transaction, the advantages and disadvantages of such a transaction, alternatives for doing so and the preliminary estimates of cost and time to complete such a transaction.

On July 22, 2010, the Board continued its exploration a Going Private Transaction focusing on the process of doing so and estimated cost and time to complete such a transaction prepared by management and Collette Erickson Farmer & O'Neill LLP.  A discussion ensued in which the Board discussed anticipated cost savings estimates which were provided by management, the advantages of a reverse stock split as a Going Private Transaction, the extent of reverse stock split ratio necessary to reduce the number of stockholders of record below 300 as necessary to go private, the cost of such a Going Private Transaction to us, and the likely corresponding impact to all stockholders.  As part of the discussion, Collette Erickson Farmer & O'Neill LLP proposed that the Board create a special committee to explore a potential Going Private Transaction. In light of Steel Partners significant ownership position in our Common Stock, it was proposed that such committee would consist solely of independent directors.  Accordingly, at this meeting the Board established a Special Committee, consisting of Donald Green and Charles J. Abbe, each of whom is independent within the meaning of Rule 10A-3(b) of the Exchange Act.  The Board delegated to the Special Committee the exclusive power and authority of the Board to, among other things:

•	determine the fairness to us and our unaffiliated stockholders of engaging in a Going Private Transaction, to permit us to deregister our Common Stock with the SEC;

•	review and evaluate the various alternatives for consummating a Going Private Transaction should the Special Committee determine that it is advisable to engage in such a transaction; and

•	recommend to the Board the appropriate type of transaction to effectuate the Going Private Transaction and the recommended terms thereof.

The Board resolutions also empowered the Special Committee to retain independent legal counsel and independent financial and other advisors, at our sole expense. The Board provided that each member of the Special Committee would be reimbursed for reasonable out of pocket expenses incurred in serving on the Special Committee, if any.  The Special Committee agreed to serve without any additional compensation, other than the annual retainer paid to all directors.  At that meeting, Collette Erickson Farmer & O'Neill LLP was engaged to advise the Special Committee on the Going Private Transaction.

On July 26, 2010, the Special Committee held a special meeting, with the Board's other members in attendance, at which time the Special Committee discussed the need to engage a financial advisor to advise the Special Committee.  The Special Committee considered several candidates and agreed to investigate them more thoroughly.  During that meeting, Collette Erickson Farmer & O'Neill LLP reviewed and discussed in detail with the Special Committee the general process of a Going Private Transaction, and the regulatory and legal disclosure requirements associated with such a transaction.

On July 28, 2010, the Special Committee considered, with the Board's other members in attendance, the experience and capabilities in providing financial advisory assistance in valuing companies and stock related to Going Private Transaction's possessed by Cassel Salpeter & Co., and because Cassel Salpeter & Co. did not have any potentially conflicting relationships with us or our affiliates, the Special Committee also approved the engagement of Cassel Salpeter & Co. as its independent financial advisor.  The Special Committee then further discussed and considered the appropriate ratio of reverse stock split necessary to reduce the number of stockholders of record below 300 and the potential cost to us of doing so in terms of both the proceeds to paid to Cashed Out Stockholders and costs and expenses to file and prepare the necessary SEC filings, including the proxy statement and Schedule 13E-3.  The Special Committee also explored limiting the effect of any reverse stock split to only the record holders identified in our records of security holders, which consists of those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co. (the Company’s stockholders of record for purposes of Delaware law).  The Special Committee considered that such a structure where, under Delaware law, Cede & Co. is considered the stockholder of record for purposes of effecting the reverse stock split.  Given the number of shares held in accounts with Cede & Co., the Special Committee noted that structuring the Going Private Transaction in such a fashion would not require the Company to cash out shares in “street name” accounts held with Cede & Co. thereby  limiting the number of cashed out shares and cost of the Going Private Transaction.  The Special Committee noted that such a structure also had the advantage of allowing stockholders flexibility in determining whether to remain a stockholder of the Company depending on whether they held their shares in “street name” or in their own name.  The Special Committee requested further information on the number of record holders and corresponding holdings to determine if such a structure for the Going Private Transaction would reduce the number of our record holders sufficiently to allow us to deregister our Common Stock.  The Special Committee then considered and discussed any potential impact the Transaction could have on our ability to utilize our NOLs.

On August 5, 2010, at a regularly scheduled Board meeting, the Special Committee advised the full Board on the status of its exploration, consideration and deliberations regarding the potential Going Private Transaction.  The Special Committee and the Board were also provided by Collette Erickson Farmer & O'Neill LLP further detail into the Company's disclosure requirements in connection with the Going Private Transaction.

On August 11, 2010, Cassel Salpeter & Co. made a presentation to the Special Committee, with the Board's other members in attendance, discussing the methods and type of data it intended to use in assisting the Special Committee in determining the price to be paid to Cashed Out Stockholders in lieu of fractional shares resulting from the reverse stock split.  Cassel Salpeter & Co. explained that it would review the historical trading range of our Common Stock, similar "shell" company transactions and other acquisitions of minority interests in small illiquid companies.  The Special Committee continued its discussion regarding limiting the effect of any reverse stock split to only those  record holders identified in our records of security holders (which constitute the Company’s stockholders of record for purposes of Delaware law) thereby limiting the number of cashed out shares and cost of the Going Private Transaction, which had the advantage of allowing stockholders flexibility in determining whether to remain a stockholder of the Company depending on whether they held their shares in “street name” or in their own name.  The Special Committee reviewed the number of record holders and observed that a 1-for-500 reverse stock split at the stockholder of record level, as determined under Delaware law, would be sufficient to reduce our record holders below 300.  The Special Committee noted that such a structure did allow for some uncertainty in the number of cashed out shares as beneficial owners would have the opportunity to transfer their shares to record accounts and be cashed out.

On August 17, 2010, the Special Committee met again, with the Board's other members in attendance, with Collette Erickson Farmer & O'Neill LLP and Cassel Salpeter & Co. The Special Committee members first confirmed that they were in receipt of a preliminary valuation presentation prepared by Cassel Salpeter & Co. dated August 17, 2010. Cassel Salpeter & Co. discussed with the Special Committee the preliminary valuation presentation dated August 17, 2010 and the methodologies used in its analyses, including:

•	the current and trailing twelve and twenty-four month trading history of our Common Stock;

•	recent transactions in CoSine stock by our affiliates;

•	an analysis of our current estimated book value on a diluted per share basis;

•	an analysis of premiums paid in recent transactions involving acquisitions of "shell" companies and minority interests;

•	an analysis of trading histories of publicly traded shells; and

•	an analysis of empirical data on the value of net operating loss carry forwards.

Based upon its analyses to date, Cassel Salpeter & Co. informed the Special Committee that the preliminary analysis supports an indicated value range of above $2.00 per share.  Cassel Salpeter & Co. noted, however, and the Special Committee acknowledged, that additional analysis would be forthcoming upon further analysis of applicable premiums and that such analysis might impact the ultimate valuation range.  The Special Committee concluded that no valuation determination by the Special Committee would be made at this meeting and that the Special Committee would re-examine and discuss the various criteria used and the resulting valuation range, once an analysis of applicable premiums became available and was included in an updated valuation presentation.

Following the presentation and discussion, the Special Committee next discussed the general mechanics of a reverse stock split Going Private Transaction followed by a forward stock split at various ratios and how it might be effected, including the number of record holders required to be cashed-out under applicable SEC rules in order to reduce the number of the "record holders" below 300, such that we could deregister our Common Stock under the Exchange Act.  The Special Committee reiterated the advantages of limiting the effect of any reverse stock split to only those record holders identified in our records of security holders (which constitute the Company’s stockholders of record for purposes of Delaware law). The Special Committee discussed the advantages of a 1-for-500 reverse stock split followed by a 50-for-1 forward stock split as resulting in a sufficient number of record holders being cashed out in order to deregister our Common Stock under the Exchange Act while also increasing the future trading price of our Common Stock as necessary to satisfy listing standards of Nasdaq should we decide to list our Common Stock in the future.

On August 23, 2010, the Special Committee met, with our executive officer Terry Gibson in attendance, to discuss further the impact of reverse and forward stock split ratios.  The Special Committee considered the effect of unequal reverse and forward stock split ratios.  The Special Committee confirmed that a reverse stock split followed by a forward stock split at the stockholder of record level, as determined under Delaware law, at the same ratio provided the most fair, expeditious and cost-efficient method for reducing our record holders below 300.  Given that a 1-for-500 reverse stock split was necessary to assure that a sufficient number of  record holders were cashed out in order to deregister our Common Stock under the Exchange Act, the Special Committee determined that the forward stock split ratio should be 500-for-1 to simplify the overall mechanics of the Transaction for all but those record holders identified in our records of security holders holding fewer than 500 shares of our Common Stock who would be cashed out.

On August 27, 2010, the Special Committee met with only Collette Erickson Farmer & O'Neill LLP and Cassel Salpeter & Co. present.  The Special Committee first confirmed that they were in receipt of a presentation prepared by Cassel Salpeter & Co. dated August 26, 2010.  Cassel Salpeter & Co. discussed with the Special Committee the presentation dated August 26, 2010 which had been updated to reflect more recent stock price information and refined acquisition premium and public shell company data.  Cassel Salpeter & Co. noted that its analysis supports an indicated value range of between $2.07 and $2.24.

Collette Erickson Farmer & O'Neill LLP then reviewed the Special Committee members’ responsibilities when considering a Going Private Transaction, noting in particular that the Special Committee should review both the process used to evaluate, negotiate and approve such transaction as well as the resulting price offered to unaffiliated stockholders in determining whether the proposed Going Private Transaction and price to be paid to Cashed Out Stockholders are fair.

Following that discussion, the Special Committee reviewed the procedures and processes that it had followed in reviewing and evaluating the advisability of engaging in the Going Private Transaction, the advice, information and analyses that it had received and reviewed,  the purpose and effect of a Going Private Transaction, the advantages and disadvantages of a Going Private Transactions, the stock split ratios considered, the various alternatives for effecting a Going Private Transaction, the advantages and disadvantages of each, and other factors that it had considered.  The Special Committee then determined that, based on all of the factors that had been considered by the Special Committee, although not relying upon any one factor but considering all factors as a whole that, it is in our best interests and in the best interests of our stockholders, including all unaffiliated stockholders, to engage in a Going Private Transaction effected by a reverse stock split of our Common Stock immediately followed by a forward stock split at the same ratio, all of which to be effected at the stockholder of record level as determined under Delaware law. ..

The Special Committee then further discussed Cassel Salpeter & Co.'s valuation analysis and determined that a cash-out price of $2.24, without interest, on a pre-split basis, is fair to and in our best interest and that of our unaffiliated stockholders, including stockholders who would be cashed-out as well as unaffiliated stockholders who would continue as our stockholders following the Transaction.  The Special Committee also reconfirmed previous discussions that the ratio of the Reverse Stock Split would be 1-for-500 and, that the ratio of the Forward Stock Split would be 500-for-1.  The Special Committee reserved the right to rescind, abandon or change its recommendation to the Board at any time up to and until the vote of stockholders at the Special Meeting to be called by the Board for the purpose of considering the Reverse Stock Split.

A meeting of the full Board was then held, with Collette Erickson Farmer & O'Neill LLP and Cassel Salpeter & Co. present, at which time the Special Committee recommended to the Board that it adopt and declare advisable the going private transaction on the terms described above. Cassel Salpeter & Co. then discussed and reviewed with the Board the presentation dated August 26, 2010 and that its analysis supports an indicated value range of between $2.07 and $2.24.  The Board asked questions of Cassel Salpeter & Co. regarding Cassel Salpeter & Co.’s valuation analysis, after which Cassel Salpeter & Co. was excused from the meeting.

The Board then reviewed and considered the recommendation of the Special Committee noting the advantages and other considerations of a Going Private Transaction to us and our stockholders.  During its discussion, the Board also reviewed the procedures and processes that it had followed in considering the advisability of engaging in the Going Private Transaction, the advice, information and analyses that it had received and reviewed, the purpose and effect of a Going Private Transaction, the advantages and disadvantages of a Going Private Transactions, the stock split ratios considered, the various alternatives for effecting a Going Private Transaction, the advantages and disadvantages of each, and other factors that it had considered.
Based on all of the factors that the Board considered at this and prior meetings, in addition to the information considered by and the recommendation of the Special Committee, although not relying upon any one factor but considering all factors as a whole, the Board unanimously approved the Transaction.   The Board determined that the Transaction is in our best interests and the best interests of all of our stockholders, including the unaffiliated Cashed-out Stockholders, as well as the unaffiliated Continuing Stockholders, and recommended the Transaction to our stockholders for approval.  The Board retained the right to change the initial ratio of the stock splits, if necessary or advisable in order to accomplish the reduction of the number of “record holders” below 300.  Finally, the Board retained the right to withdraw its approval of the Transaction, either before or after the vote of stockholders, if the Board determined that the Transaction was no longer in our best interests or in the best interests of our stockholders.

Alternatives to the Transaction

In making its determination to recommend the Transaction, the Special Committee considered, as did the Board, other methods of effecting a Going Private Transaction, including an issuer tender offer, an odd-lot tender offer, repurchases of shares in the open market or privately negotiated transactions, and a partial cash out merger, as well as remaining an SEC reporting company.  There was no consideration of any other alternatives that were not related to deregistration.  When considering the various alternatives to the Transaction, the primary focus was the level of assurance that the selected alternative would result in us having fewer than 300 record holders of our Common Stock, thus allowing us to achieve our objective of terminating registration of our Common Stock under the Exchange Act, the time frame within which such alternative could reasonably be expected to be achieved, again relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions.

Issuer Tender Offer. In this alternative, we would offer to purchase a set number of shares within a specific timetable.  The results of an issuer tender offer would be unpredictable, however, due to the fact that participation by stockholders in a tender offer is voluntary, and we would have no assurance that enough stockholders would tender all of their shares of our Common Stock to reduce the number of record holders of our Common Stock to fewer than 300.  In addition, the rules governing tender offers require equal treatment of all stockholders, including pro rata acceptance of offers from stockholders.  As a result, if the number of tendered shares exceeded the number of shares sought in the offer, we would be required to accept shares ratably, which would not result in the reduction of our number of stockholders. The Special Committee and the Board considered that since they could not guarantee or predict with certainty how many shares would be tendered or the number of record holders that would be eliminated, the possibility existed that such a transaction would not reduce the number of record holders to below 300, and the estimated costs of this type of transaction potentially could be higher than the costs of the Transaction.  As a result of these disadvantages, the Special Committee and the Board determined not to pursue this alternative.

Odd–Lot Issuer Tender Offer. Unlike a traditional tender offer, an odd-lot issuer tender offer would offer to purchase the shares of our Common Stock only from those stockholders holding less than a specified number of shares (e.g. fewer than 500 shares).   However, like an issuer tender offer, this method would be voluntary on the part of stockholders and there could be no assurance that a requisite number of stockholders would participate. While the time frame for completing an odd-lot tender offer is shorter than for the Transaction and would be less expensive, the Special Committee and the Board decided this alternative would not be preferable to the Transaction because of the lack of assurance that an odd-lot tender offer would produce the intended result.

Repurchase of Shares in the Open Market or Privately Negotiated Transactions. The Special Committee and the Board also considered making periodic repurchases of our Common Stock in the open market or in privately negotiated transactions.  However, the Special Committee and the Board noted that this method would be lengthy, and to date had not resulted in significant repurchases, and, because the participation by selling stockholders in a repurchase program is voluntary, there would be no assurance that we could reduce the number of record holders below 300.

Partial Cash-Out Merger. The alternative considered by the Special Committee as the most similar to the Transaction is a partial cash-out merger in which we would cash out stockholders holding less than a specified number of shares by merging a newly-formed subsidiary with and into our operations. In considering this alternative, the Special Committee noted that a cash-out merger could potentially be more complex and less cost effective than a reverse stock split and required the formation of a new entity and required more documentation than the Transaction.  Accordingly, the Special Committee concluded that the Transaction would be simpler and more cost-effective than a cash-out merger.

Reverse Stock Split without a Forward Stock Split.   The Special Committee noted this alternative would accomplish the objective of reducing the number of record holders below the 300 threshold, assuming approval of the reverse stock split by our stockholders.  In a reverse stock split without a subsequent forward stock split, we would acquire the interests of all stockholders who hold less than one whole share but fractional shares would remain outstanding.  Additionally, the resulting value of the outstanding shares would be unusually high, which would potentially adversely impact the trading of the shares following the Reverse Stock Split.  The Special Committee concluded that this alternative was less desirable than a reverse stock split followed by a forward stock split at the same ratio for the reasons noted above.

Remaining an SEC Reporting Company. The Special Committee and the Board also considered the possibility of remaining an SEC reporting company.  In that case, the Special Committee and the Board believed that we would continue to incur the significant expenses of being a public company without enjoying many of the benefits traditionally associated with SEC reporting company status, including, but not limited to, raising capital in the public markets, stock liquidity and the ability to use our Common Stock as currency for acquisitions.  The Special Committee and the Board ultimately concluded that becoming a private company would be in our best interests and in the best interests of our stockholders and, accordingly, rejected this alternative.

After carefully reviewing all of these alternatives, for the reasons discussed above, the Special Committee recommended, and the Board approved, the Transaction as the most expeditious and economical way of changing our status from that of an SEC reporting company to that of a non-reporting company.

It should be noted that the Special Committee did not perform a market check to locate a buyer for the Company. The Special Committee decided to forgo a market check because it did not believe a sale of the Company would result in an increased benefit to our unaffiliated Stockholders over that offered by the Transaction as the value of the consideration to be received in any sale would approximate the book value of the Company, as does the Transaction.  Our only asset recorded on our financial statements for US GAAP purposes is our cash.  While we do have significant net operating loss carry forwards ("NOLs"), the NOLs are not recorded on our financial statements or have any realizable value unless we have taxable income or realizable capital gains that can be offset by use of our NOLs. The ability to use our NOLs would automatically be restricted upon a sale of the Company, thereby eliminating any potential value over our current book value that could be realized by use of those NOLs. As of September 30, 2010, the Company had net operating losses of approximately $353 million.

Effects of the Transaction

Effect of the Transaction on the Company. The Transaction is designed to reduce the number of our "record holders" below 300, which will allow us to terminate the registration of our Common Stock under the Exchange Act and suspend our reporting obligations with the SEC.  In determining whether the number of our record holders falls below 300 as a result of the Transaction, we will count record holders in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, we look through Cede & Co. and these depositories to the nominees named on accounts (such as banks or brokers holding shares in "street name" for beneficial owners) which are treated as the record holder of shares.  Based on information available to us as of the Record Date, we expect that as a result of the Transaction the number of our record holders would be reduced to approximately [___].

We also believe the Transaction will have the following additional effects:

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Termination of Exchange Act Registration and Suspension of SEC Reporting Obligations. Our Common Stock is currently registered under the Exchange Act.  The registration may be terminated upon application by us to the SEC if there are fewer than 300 record holders of our Common Stock. We will be required to terminate our registration under other applicable provisions of the Exchange Act.  Accordingly, we will file with the SEC a Form 15 certifying that we have fewer than 300 record holders.  Our obligation to file periodic and current reports as a result of our Common Stock’s registration under the applicable provisions of the Exchange Act will be suspended immediately upon the filing the Form 15 with the SEC.  After the 90-day waiting period following the filing of the Form 15:

•	our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be suspended;

•
our executive officer, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our Common Stock with the SEC and our executive officer, directors, 10% stockholders and their affiliates will no longer be subject to the recovery of short-swing profits provisions of the Exchange Act; and

•	persons acquiring more than 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 record holders we will once again become subject to the reporting requirements of the Exchange Act.  We will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

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Reduced Costs and Expenses. Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and related public reporting company requirements were approximately $175,000 in fiscal year 2009 and we expect these costs to be approximately $193,000 in fiscal year 2010 and approximately $205,500 in fiscal year 2011 if we do not complete the Transaction.  We expect to save in excess of $135,000 on an annual basis by becoming a non-reporting company.  We also believe our management team, which currently spends a significant amount of time on activities related to compliance with the Exchange Act and Sarbanes-Oxley Act will have more time to devote to our asset redeployment activities. We will also avoid the additional significant costs incurred by public reporting companies compared to private companies in connection with merger and acquisition activities, such as those we would otherwise incur in connection with an acquisition of an operating business pursuant to our asset redeployment strategy.  Such costs would include the cost of preparing and filing a comprehensive Form 8-K describing the acquired business upon our ceasing to be a "shell" company.  We estimate such costs to be in the range of $300,000 to $400,000. While our current Sarbanes-Oxley Act compliance costs are significant, if we were to remain an SEC reporting company, we anticipate that such costs will continue to grow as we execute our redeployment strategy.  Such costs would also be expected to include the incremental additional costs and annual audit fees that we would incur in connection with the implementation of a comprehensive Sarbanes-Oxley Act compliance program covering the acquisition or investment in any operating businesses.

See “Special Factors—Purpose of and Reasons for the Transaction” on page 17.

•
Financial Effect of the Transaction. Based on information we have received as of September 30, 2010 from our transfer agent, BNY Mellon Shareholder Services LLC, we estimate that the cost of payment to Cashed-out Stockholders, professional fees and other expenses will total approximately $204,403. This total amount could be larger or smaller depending on, among other things, the number of shares that are actually cashed-out in the Transaction or an increase in the costs and expenses of the Transaction. The consideration to be paid to the Cashed-out Stockholders and the costs of the Transaction will be paid from cash on hand.  See “Special Factors—Source of Funds and Expenses” on page 45.  These costs will be offset over time by the costs savings in excess of $135,000 per year we expect as a result of a Transaction.

•
Conduct of Our Business after the Transaction.  We anticipate that following the Transaction we will continue to operate as we have done prior to the Transaction by focusing on our redeployment of assets strategy to acquire, or invest in, one or more operating businesses with existing or prospective taxable income, or from which we can realize capital gains, that can be offset by use of our net operating loss carry-forwards ("NOLs"). No assurance can be given that we will find suitable candidates, and if we do, that we will be able to utilize our existing NOLs. We anticipate that the same executive officer and directors will continue in their roles as executive officer and directors.  We anticipate continuing to use SP Corporate Services LLC to provide our executive, financial and administrative support services and personnel needs.  “Information About The Company – Certain Relationships and Related Transactions” beginning on page 53.

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Aggregate Stockholders’ Equity. Our aggregate stockholders’ equity will decrease from approximately $21,856,000 as of June 30, 2010 to approximately $21,651,597 on a pro forma basis (after giving effect to payment of costs of the Transaction in the amount of $204,403, consisting of approximately $44,003 for the cash-out of the shares of Cashed-out Stockholders, and approximately $160,000 of other estimated costs of the Transaction).

•
Effect on Market for Shares and Liquidity.   Our Common Stock is currently traded on the Pink Sheets and we expect that after the transaction our Common Stock will continue to trade on the Pink Sheets or in privately negotiated sales. The resulting lack of public information concerning the Company, however, will likely reduce the liquidity of our Common Stock. The Pink Sheets are maintained by Pink Sheets OTC Markets, Inc., a quotation service that collects and publishes market maker quotes for over-the-counter securities. The Pink Sheets is not a stock exchange or a regulated entity. Price quotations are provided by over-the-counter market makers and company information is provided by the over-the-counter companies. There is no assurance that there will be any Pink Sheets quotations after the Transaction or that, if such quotations begin, they will continue for any length of time.

Effect on Holders of Fewer than 500 Shares of Common Stock. Record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) holding fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split will receive a cash payment of $2.24 per pre-split share, without interest, and will cease to be our stockholders. Such Cashed-out Stockholders will have no further financial interest in us with respect to their cashed-out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth, if any.  However, as most nominees hold shares in accounts with Cede & Co., the Transaction will primarily affect those stockholders holding less than 500 shares in their own names.

If you hold your shares in “street name” through a nominee (such as a bank, broker or other third party), you are not considered to be the record holder of those shares.  Instead, you are the “beneficial owner” of those shares.  The Transaction will not affect shares of Common Stock held by beneficial owners in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price. Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction.  Beneficial owners holding shares in "street name" through a nominee in an account with Cede & Co., regardless of the number of shares held, immediately prior to the effective time of the Reverse Stock Split will be unaffected by the Transaction and continue to hold one share of Common Stock after completion of the Transaction.  As most nominees hold shares in accounts with Cede & Co., the Transaction will primarily affect those stockholders holding less than 500 shares in their own names.  If you believe you may hold shares of Common Stock in “street name,” you should contact your nominee to determine how your shares are held and whether they will be affected by the Reverse Stock Split or the Forward Stock Split.

If you are a record holder identified in our records of security holders (those stockholders holding shares in their own names) and hold fewer than 500 shares of our Common Stock before the Reverse Stock Split and want to avoid a cash out of your shares in the Reverse Stock Split, you must acquire, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause you to hold a minimum of 500 shares of record registered in your name immediately prior to the effective time of the Reverse Stock Split. However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 500 shares.   If you were unable to do so, your shares would be cashed out and you would no longer remain a stockholder after the effective time of the Reverse Stock Split.

In the alternative, you can also avoid a cash out of your shares in the Reverse Stock Split by transferring, prior to the effective time of the Reverse Stock Split, your shares to “street name” with a nominee holding shares in an account with Cede & Co..

Similarly, if you are a beneficial owner holding shares in "street name" through a nominee which holds on an aggregated basis fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., you can avoid a cash out of your shares in the Reverse Stock Split by acquiring, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause you to hold through your nominee a minimum of 500 shares immediately prior to the effective time of the Reverse Stock Split.  However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 500 shares.  If you were unable to do so, your shares would be cashed out and you would no longer remain a stockholder after the effective time of the Reverse Stock Split.

In alternative, you can also avoid a cash out of your shares in the Reverse Stock Split by transferring, prior to the effective time of the Reverse Stock Split, your shares to a “street name” with a nominee holding shares in an account with Cede & Co.

Effect on Holders of 500 or More Shares in Multiple Accounts.

The number of shares held by a stockholder in two or more separate but identical record holder accounts will be combined to determine the number of shares of our Common Stock owned by that  stockholder and, accordingly, whether the stockholder will be a Cashed-out Stockholder or a Continuing Stockholder.  We will treat shares of Common Stock held of record in your name and those held in "street name" through a nominee (such as a bank, broker or other third party) separately.  We will not combine the number of shares held of record in your name and those in "street name" accounts in determining which shares will be cashed out.   As a result, a stockholder holding 500 or more shares of Common Stock in a combination of street name accounts and record ownership accounts may nevertheless have those shares held of record cashed-out.  For example, if you are the record holder of fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split, you will receive $2.24 in cash per share, without interest, from us for each pre-Reverse Stock Split share held of record immediately prior to the Reverse Stock Split.  The Transaction will not affect shares of Common Stock held by beneficial owners in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price. Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction.

If you are in this situation and do not desire to have your shares cashed out in the Transaction, you must transfer to your record account sufficient additional shares to cause you to hold in your name a minimum of 500 shares of record immediately prior to the effective time of the Reverse Stock Split or transfer shares held of record in your name to "street name" with a nominee holding shares in an account with Cede & Co. prior to the effective time of the Reverse Stock Split. Given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 500 shares.

 Effect on Unaffiliated Stockholders Who Hold 500 or More Shares. For record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) holding 500 or more shares, the Transaction may have the following effects:

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Reverse Stock Split and Forward Stock Split.  Each share of Common Stock so held  immediately prior to the effective time of the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Transaction.

•
Termination of Exchange Act Registration and Suspension of SEC Reporting Obligations. Our Common Stock is currently registered under the Exchange Act.  The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our Common Stock. We will be required to terminate our registration under other applicable provisions of the Exchange Act.  Accordingly, we will file with the SEC a Form 15 certifying that we have less than 300 record holders.  Our obligation to file periodic and current reports as a result of our Common Stock’s registration under the applicable provisions of the Exchange Act will be suspended immediately upon filing the Form 15 with the SEC.  After the 90-day waiting period following the filing of the Form 15:

•	our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be suspended;

•
our executive officer, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our Common Stock with the SEC and our executive officer, directors , 10% stockholders and their affiliates will no longer be subject to the recovery of short-swing profits provisions of the Exchange Act; and

•	persons acquiring more than 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

Consequently, Continuing Stockholders that remain stockholders after the Transaction is effected will have access to less information about us and our business, operations, and financial performance.  However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 record holders we will once again become subject to the reporting requirements of the Exchange Act.  We will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws although we will no longer be required to comply with the internal control audit and other requirements under the Sarbanes-Oxley Act.

•
Cost Savings. Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and related public reporting company requirements were approximately $175,000 in fiscal year 2009 and we expect these costs to be approximately $193,000 in fiscal year 2010 and approximately $205,500 in fiscal year 2011 if we do not complete the Transaction.  We expect to save in excess of $135,000 on an annual basis by becoming a non-reporting company.  We also believe our management team, which currently spends a significant amount of time on activities related to compliance with the Exchange Act and Sarbanes-Oxley Act will have more time to devote to our asset redeployment activities.  We will also avoid the additional significant costs incurred by public reporting companies compared to private companies in connection with merger and acquisition activities, such as those we would otherwise incur in connection with an acquisition of an operating business pursuant to our asset redeployment strategy. Such costs include the cost of preparing and filing the comprehensive Form 8-K describing the acquired business upon our ceasing to be a "shell" company.  We estimate such costs to be in the range of $300,000 to $400,000. While our current Sarbanes-Oxley Act compliance costs are significant, if we were to remain an SEC reporting company, we anticipate that such costs will continue to grow as we execute our redeployment strategy.  Such costs would also be expected to include the incremental additional costs and annual audit fees that we would incur in connection with the implementation of a comprehensive Sarbanes-Oxley Act compliance program covering the acquisition or investment in any operating businesses.  See “Special Factors—Purpose of and Reasons for the Transaction” on page 17.

•
Effect on Market for Shares and Liquidity.   Our Common Stock is currently traded on the Pink Sheets and we expect that after the transaction our Common Stock will continue to trade on the Pink Sheets or in privately negotiated sales. The resulting lack of public information concerning the Company, however, will likely reduce the liquidity of our Common Stock. The Pink Sheets are maintained by Pink Sheets OTC Markets, Inc., a quotation service that collects and publishes market maker quotes for over-the-counter securities. The Pink Sheets is not a stock exchange or a regulated entity. Price quotations are provided by over-the-counter market makers and company information is provided by the over-the-counter companies. There is no assurance that there will be any Pink Sheets quotations after the Transaction or that, if such quotations begin, they will continue for any length of time.

•	Outstanding Stock Options. The Transaction will have no effect on outstanding options, and these options will continue to vest following the Transaction.

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Reduction in Publicly Available Information. If we complete the Transaction as described in this proxy statement, our Common Stock will no longer be registered under the Exchange Act and we will no longer be a reporting company under the Exchange Act.  We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, although we do intend to continue to make available to our stockholders unaudited quarterly and audited annual financial information and proxy statements. Parties that remain stockholders after the Transaction is effected will, therefore, have access to less information about us and our business, operations, and financial performance than is currently available.

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Possible Decline in the Value of Our Common Stock. Because of the possible limited liquidity for our Common Stock, the suspension of our obligation to publicly disclose financial and other information following the Transaction and the deregistration of our Common Stock under the Exchange Act, Continuing Stockholders may be less able to determine the value of their Common Stock and, accordingly, may experience a significant decrease in the value of their Common Stock.

•
Aggregate Stockholders’ Equity. Our aggregate stockholders’ equity will decrease from approximately $21,856,000 as of June 30, 2010 to approximately $21,651,597 on a pro forma basis (after giving effect to payment of estimated costs of the Transaction in the amount of $204,403).

Effect on Beneficial Owners Holding Through Nominees in Accounts with Cede & Co. The Transaction will not affect shares of Common Stock held by stockholders in “street name” through a nominee holding shares through an account with Cede & Co., regardless of the number of shares held.  Each share of Common Stock so held will continue to represent one share of Common Stock after completion of the Transaction.  As most nominees hold shares in accounts with Cede & Co., the Transaction will primarily affect those stockholders holding less than 500 shares in their own names and most beneficial owners will be unaffected by the Transaction.

Effect on Affiliated Stockholders. As of the Record Date, 5,060,830 shares, or approximately 50.15%, of the issued and outstanding shares of our Common Stock, were collectively held by our executive officer, directors, 10% stockholders and their affiliates.  Our affiliates, consisting of directors, our executive officer and 10% stockholders, will participate in the Transaction and will be affected by the Transaction to the same extent as non-affiliates.  Each of our executive officer, directors, 10% stockholders and their affiliates has indicated that they intend to vote all of their shares of our Common Stock “FOR” the Transaction.

Upon the effectiveness of the Transaction, the aggregate number of shares of our Common Stock owned by our executive officer, directors, 10% stockholders and their affiliates will remain the same.  The beneficial ownership of the shares of our Common Stock held by our executive officer, directors, 10% stockholders and their affiliates will increase from 51.69% to approximately 51.97% as a result of the Transaction.  The increase in the beneficial ownership percentage of our shares of Common Stock held by our executive officer, directors, 10% stockholders and their affiliates and the reduction in the number of shares outstanding following the completion of the Transaction is based on record holder information that we received as of September 30, 2010 from our transfer agent, and regarding the holdings of beneficial owners of our Common Stock held in street name. The beneficial ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the effective time of the Transaction, and the number of shares that are actually cashed-out in the Transaction. The beneficial ownership percentage of our shares of Common Stock held by our executive officer, directors, 10% stockholders and their affiliates and the beneficial ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the effective time of the Transaction, and depending on the number of shares that are actually cashed-out in the Transaction.

In addition, our executive officer, directors, 10% stockholders and their affiliates may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest, including holding options to purchase shares of our Common Stock that will remain outstanding and continue to vest following the Transaction and will not be affected by the Transaction.  Unlike record holders holding less than 500 shares of Common Stock, due to the extent of and manner in which our directors, our executive officer, 10% stockholders and their affiliates hold their respective shares, we do anticipate that our directors, our executive officer, 10% stockholders and their affiliates will remain our stockholders and will not be cashed out.  Similarly, unlike the Cashed-out Stockholders, because our directors, our executive officer, 10% stockholders and their affiliates will not be cashed out, we do not anticipate that they will recognize any taxable gain or loss as a result of the Transaction.  See “Special Factors—Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons” on page 43; “Special Factors—Material Federal Income Tax Consequences” on page 46 and "Information About the Company—Certain Relationships and Related Transactions” on page 53.

Despite our executive officer, directors, 10% stockholders and their affiliates remaining our stockholders, they will not recognize any value or benefit from our NOLs as a result of Transaction not available to any other remaining stockholder, namely, the ability to share in the increased market value of our shares as a result of tax savings and other operational efficiencies should we be successful in acquiring, or investing in, one or more operating businesses with existing or prospective taxable income, or from which we can realize capital gains, that can be offset by use of our NOLs.

Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and related public reporting company requirements were approximately $175,000 in fiscal year 2009 and we expect these costs to be approximately $193,000 in fiscal year 2010 and approximately $205,500 in fiscal year 2011 if we do not complete the Transaction.  We expect to save in excess of $135,000 on an annual basis by becoming a non-reporting company.  We also believe our management team, which currently spends a significant amount of time on activities related to compliance with the Exchange Act and Sarbanes-Oxley Act will have more time to devote to our asset redeployment activities.  See “Special Factors—Purpose of and Reasons for the Transaction” on page 17.

Examples.  The effect of the Transaction on both Cashed-out Stockholders and Continuing Stockholders may be illustrated, in part, by the following examples:

Hypothetical Scenario	Result
Mr. Smith holds 300 shares of our Common Stock of record in his name immediately prior to the effective time of the Reverse Stock Split. Mr. Smith holds no other shares.
Mr. Smith will receive cash in the amount of $672.00, without interest, for the 300 shares of Common Stock held prior to the Reverse Stock Split.

If Mr. Smith wants to continue his investment in us, he can buy at least 200 more shares of Common Stock and hold them in his record account. Alternatively, Mr. Smith could transfer his 300 shares into “street name” through a nominee (such as a bank, broker or other third party) in an account with Cede & Co. In either case, Mr. Smith must act far enough in advance of the Reverse Stock Split so that the purchase or transfer is complete prior to the effective time of the Reverse Stock Split.

Ms. Jones holds shares of our Common Stock in a brokerage account immediately prior to the effective time of the Reverse Stock Split. Ms. Jones holds no other shares.
The Transaction will not affect shares of Common Stock held by beneficial stockholders in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price.  Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction. If Ms. Jones believes she may hold shares of Common Stock in “street name,” she should contact her nominees to determine how her shares are held and whether they will be affected by the Reverse Stock Split.

Note: If Ms. Jones holds fewer than 500 shares and desires to have her shares cashed out in the Reverse Stock Split, she must contact her broker to transfer them to a record account in her name prior to the record date for the Reverse Stock Split. She must act far enough in advance so that the transfer is complete prior to the effective time of the Reverse Stock Split.

Mr. Williams holds 400 shares of our Common Stock of record in his name and additional shares in a brokerage account immediately prior to the effective time of the Reverse Stock Split. Mr. Williams holds no other shares.

Each of Mr. Williams’ holdings will be treated separately. Accordingly, Mr. Williams will receive cash in the amount of $896.00, without interest, for the 400 shares of Common Stock held of record  prior to the Reverse Stock Split.

The Transaction will not affect shares of Common Stock held by beneficial stockholders in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price.  Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction. If Mr. Williams believes he may hold shares of Common Stock in “street name,” he should contact his nominees to determine how his shares are held and whether they will be affected by the Reverse Stock Split.

Note: If Mr. Williams wants to continue ownership of his 400 shares currently held of record in his name, he can buy at least 100 more shares of Common Stock and hold them in his record account. Given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to acquire sufficient shares to meet or exceed the required 500 shares.  Alternatively, Mr. Williams could transfer his 400 shares into a “street name” through a nominee (such as a bank, broker or other third party) in an account with Cede & Co. In either case, Mr. Williams must act far enough in advance of the Reverse Stock Split so that the purchase or transfer is complete prior to the effective time of the Reverse Stock Split.

Ms. Washington holds 600 shares of our Common Stock in her name and additional shares in a brokerage account immediately prior to the effective time of the Reverse Stock Split.
Ms. Washington will continue to hold 600 shares of Common Stock in her own name.

The Transaction will not affect shares of Common Stock held by beneficial stockholders in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price.  Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction. If Ms. Washington believes she may hold shares of Common Stock in “street name,” she should contact her nominees to determine how her shares are held and whether they will be affected by the Reverse Stock Split

Ms. Wilson holds 300 shares in one record holder account in her name and 400 shares in another identical record holder account in her name immediately prior to the effective time of the Reverse Stock Split.
Ms. Wilson will continue to hold 700 shares of Common Stock after the Transaction.

Mr. Jefferson and Ms. Jefferson each hold 1000 shares in separate, individual record holder accounts in their respective names, but also hold 400 shares of Common Stock jointly in another record holder account.

Shares held in joint accounts will not be added to shares held individually in determining whether a stockholder will be a Cashed-out Stockholder or a Continuing Stockholder. Accordingly, Mr. Jefferson and Ms. Jefferson will each continue to hold 1000 shares of Common Stock after the Transaction in their separate accounts, but will receive $896.00, without interest, for the shares held in their joint account.

Fairness of the Transaction

The Special Committee and the Board fully considered and reviewed the terms, purpose, alternatives and effects of the proposed Transaction. Based on its review, the Special Committee unanimously determined that the Transaction is procedurally and substantively fair to, and in the best interests of, our unaffiliated stockholders, including the unaffiliated stockholders who will receive cash consideration in the Transaction and unaffiliated stockholders who will continue as our stockholders.  Based on its review, the Board unanimously determined that the Transaction is procedurally and substantively fair to, and in the best interests of, all of our stockholders, including all unaffiliated Cashed-out Stockholders and unaffiliated Continuing Stockholders.

Substantive Fairness. The Special Committee and the Board considered, among other things, the factors listed below, as well as the alternatives to the Transaction as noted above in “Special Factors—Alternatives to the Transaction” (on page 24) in reaching their conclusions as to the substantive fairness of the Transaction.  The Special Committee and the Board did not assign specific weight to any factors they considered, nor did they apply them in a formulaic fashion, although they particularly noted the opportunity in the Transaction for stockholders holding fewer than 500 shares of Common Stock to sell their holdings at a premium over the closing price per share of our Common Stock at the time of the Board’s approval of the Transaction, as well as the fact that stockholders wishing to retain an equity interest in the Company after the effective date of the Reverse Stock Split could do so by ensuring through market purchases that they owned at least 500 shares of Common Stock of record immediately prior to the effective time of the Reverse Stock Split or otherwise by transferring such shares into a “street name” account so that such shares are held through a nominee (such as a bank, broker or other third party) in an account with Cede & Co.  In addition, the Special Committee also noted our expected significant cost and time savings resulting from the Transaction, which will benefit unaffiliated Continuing Stockholders.  The discussion below is not meant to be exhaustive, but we believe it includes all material factors considered by the Special Committee and the Board in their determinations.

Future Cost and Time Savings. The direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and related public reporting company costs were approximately $175,000 in fiscal year 2009 and we expect these costs to be approximately $193,000 in fiscal year 2010 and approximately $205,500 in fiscal year 2011 if we do not complete the Transaction. By eliminating many of these direct and indirect costs, we ultimately expect to realize recurring annual cost savings in excess of $135,000, which would include reduced costs of an annual financial statement audit by a public accounting firm, given the reduced scope as a result of no longer being subject to SEC reporting requirements.  In addition, the Special Committee and the Board noted that we would eliminate the time and effort that our management currently spends preparing and reviewing the reports we file with the SEC under the Exchange Act and the Sarbanes-Oxley Act, and after the Transaction, management will be able to reallocate this time and effort to other areas of our businesses, such as the redeployment of our existing assets to acquire, or invest in, one or more operating businesses with existing or prospective taxable income, or from which we can realize capital gains, that can be offset by use of our net operating loss carry-forwards.

While our current Sarbanes-Oxley Act compliance costs are significant, if we remain an SEC reporting company, we anticipate that such costs will continue to grow as we execute our redeployment strategy.  Such costs would also be expected to include the incremental additional costs and annual audit fees that we would incur in connection with the implementation of a comprehensive Sarbanes-Oxley Act compliance program covering the acquisition or investment in any operating businesses.

We will also avoid the additional significant costs incurred by public reporting companies compared to private companies in connection with merger and acquisition activities, such as those we would otherwise incur in connection with an acquisition of an operating business pursuant to our asset redeployment strategy.  For example, if our SEC reporting obligations cease, we avoid the necessity of filing a comprehensive Form 8-K upon an acquisition of an operating business in the future as contemplated by our asset redeployment strategy.  Currently, we are deemed to be a "shell" company as defined in Rule 12b-2 of the Exchange Act.  This means that if we remain an SEC reporting company and acquire an operating business, we will be required to file a comprehensive Form 8-K describing the acquired business.  We estimate that we would incur additional one-time costs and expenses of between $300,000 and $400,000 to prepare and file the Form 8-K, inclusive of all legal, accounting, audit and other professional fees.

Opportunity to Liquidate Shares of Common Stock. The Special Committee and Board considered the opportunity the Transaction presents for  certain record holders and beneficial owners holding fewer than 500 shares to liquidate their holdings at a premium over the closing price per share of our Common Stock at the time of the Board’s approval of the Transaction, without incurring brokerage commissions.

Equal Treatment of Affiliated and Unaffiliated Holders of Our Shares. The Transaction will not affect record holders and beneficial owners of our shares differently on the basis of affiliate status. The determining factors in whether a record holder or beneficial owner will be a Cashed-out Stockholder or Continuing Stockholder of our Common Stock as a result of the Transaction are the number of shares of our Common Stock held by the record holder or beneficial owner immediately prior to the Transaction and the manner in which such shares are held (through a nominee as a record holder or in an account with Cede & Co.).  However, due to the extent of and the manner in which our affiliates hold shares, our affiliates will remain as our stockholders while other record holders and beneficial owners owning less than 500 shares of our Common Stock will be cashed out.

Potential Ability to Control Decision to Remain a Holder of or Liquidate Our Shares. Current record holders of fewer than 500 shares can remain stockholders of us by acquiring additional shares so that they hold of record at least 500 shares immediately before the Transaction or by transferring the shares into “street name” through a nominee in an account with Cede & Co.. Conversely, record holders that hold 500 or more shares and desire to liquidate their shares in connection with the Transaction (at the price offered by us) can reduce their holdings to less than 500 shares by selling shares or otherwise transferring some of their shares to "street name" prior to the Transaction. It should be noted that as there is a limited trading market for our Common Stock on the Pink Sheets, a stockholder seeking to either increase or decrease holdings prior to the effective date of the Transaction may not be able to do so. As a result, there can be no assurance that a stockholder will be able to acquire or sell sufficient shares to control whether such stockholder remains a stockholder following the effective time of the Transaction.

Limited Liquidity for Our Common Stock. The Special Committee and the Board noted that the trading volume in our Common Stock has been, and continues to be, relatively limited. The average daily trading volume of the stock from August 25, 2009 and August 25, 2010 was approximately 6,532 shares per day.  During that period, there were no trades during 35% of the available trading days.   In addition, the Special Committee noted that the number of our record holders holding fewer than 500 shares of our Common Stock was significant relative to the number of "record holders" holding 500 or more shares of our Common Stock. Accordingly, the Transaction provides a large number of our record holders with the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over the closing price of our Common Stock at the time of our implementation of the Transaction.

Historical Prices. The Special Committee and the Board considered both the historical market prices and recent trading activity and current market prices of our Common Stock.  Between August 25, 2009 and August 27, 2010, the day before the public announcement of the proposed Transaction, our share price has ranged from $1.72 to $2.05.  The $2.24 cash-out price represents an approximately 19.8% premium over the $1.87 closing sales price of Common Stock on August 27, 2010 and an approximately [___%] premium over the [$_____] closing sales price of Common Stock on the Record Date.  Moreover, the per share consideration of $2.24 represents a 9.3% premium over our 52 week closing price high of $2.05.

Valuation Analysis of the Financial Advisor. The Special Committee obtained, reviewed and considered a written presentation analysis from Cassel Salpeter & Co., its independent financial advisor, to assist the Special Committee in determining whether the Consideration Price to be received by our unaffiliated stockholders for their shares of Common Stock to be cashed-out as a result of the Reverse Stock Split is fair from a financial point of view to such unaffiliated stockholders and whether the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, all our unaffiliated stockholders.   For more information about the analysis, you should read the discussion below under “Special Factors—Valuation Analysis of Financial Advisor” on page 37.  A copy of Cassel Salpeter & Co.’s valuation presentation is attached as Annex C to this proxy statement. We have filed Cassel Salpeter & Co.’s valuation presentations to the Special Committee, dated August 17, 2010 and August 26, 2010, 2010, with the SEC as an exhibit to the Schedule 13E-3 relating to this Transaction, and this presentation is also available for inspection and copying at our principal executive offices, 61 East Main Street, Suite B, Los Gatos, California 95030.

Valuation Range.  In determining the cash amount to be paid to Cashed-out Stockholders in the Transaction, the Special Committee and the Board considered the implied equity valuation range of $2.07 to $2.24 per diluted share of our Common Stock set forth in Cassel Salpeter & Co.’s valuation presentation dated August 26, 2010.  Cassel Salpeter & Co.'s review of the historical trading range of our Common Stock, similar "shell" company transactions and other acquisitions of minority interests in small illiquid and public shell companies, and other analyses, which were relied upon by the Special Committee to arrive at a per diluted share valuation of $2.24 per share and to assess the fairness of this Consideration Price to be paid to the Cashed-out Stockholders, as described in more detail below under “Special Factors— Valuation Analysis of Financial Advisor” on page 37.

Net Book Value Analysis. In determining the cash amount to be paid to Cashed-out Stockholders in the Transaction, the Special Committee and the Board also considered the net book value of our Common Stock set forth in Cassel Salpeter & Co.’s valuation presentation dated August 26, 2010.  Cassel Salpeter & Co. determined the net book value per share of our Common Stock on July 31, 2010 was $2.17. The Consideration Price represents a $0.07 premium to such net book value.

Liquidation Value Analysis. Given that we have no operating business and that our only asset recorded on our financial statements for US GAAP purposes is our cash, the Special Committee and the Board determined that net liquidation value was very similar to net book value.  While we do have significant net operating loss carry fowards ("NOLs"), the NOLs are not recorded on our financial statements  or have any realizable value unless we have taxable income or realizable capital gains that can be offset by use of our NOLs.  The ability to use our NOLs would be lost upon a liquidation of the Company.  Moreover, the Special Committee and the Board determined that liquidation value had minimal relevance in light of the fact that we will remain as a continuing business, albeit a "shell" company and the Transaction will not result in a change of control of the Company.

Going Concern Value. Given that we do not have an operating business, neither the Special Committee nor the Board considered going concern value a relevant indicator of our value in determining the cash amount to be paid to Cashed-out Stockholders in the Transaction.  While Cassel Salpeter & Co. considered whether any additional value should be attributed to the value of our Common Stock due to our large NOLs which we hope to utilize as part of our asset redeployment strategy, Cassel Salpeter & Co. found there was insufficient statistically significant empirical data to attribute any value to those NOLs based on the transactions data reviewed and the significant uncertainty associated with our ability to acquire an operating business with significant profits in a timely manner against which to offset our NOLs.

No Firm Offers. The Special Committee and the Board are not aware of any firm offers during the past two years by any unaffiliated person for our merger or consolidation, the sale or other transfer or all or any substantial part of our assets, or a purchase of our shares of Common Stock or other securities that would enable the purchaser to exercise control of the Company.

Disadvantages of the Transaction. The Special Committee and the Board also considered the disadvantages of the Transaction, including:

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No Participation in Future Growth by Cashed-out Stockholders.  Cashed-out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth, if any.

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Disparate treatment of Beneficial Owners. Beneficial owners holding shares of Common Stock in “street name” will be treated differently than our stockholders of record (as identified in our records of security holders).  Stockholders of record holding fewer than 500 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split will be cashed out in the Transaction.  However, beneficial owners holding in “street name" through a nominee as the stockholder of record (such as a bank, broker or other third party) which holds on an aggregated basis 500 or more shares immediately prior to the effective time of the Reverse Stock Split will not be cashed out and will continue to represent one share of Common Stock after completion of the Transaction.  Similarly, beneficial owners holding in "street name" through a nominee as the stockholder of record (such as a bank, broker or other third party) in an account with Cede & Co., regardless of the number of shares held, immediately prior to the effective time of the Reverse Stock Split will not be cashed out and will continue to represent one share of Common Stock after completion of the Transaction.  As most nominees hold shares in accounts with Cede & Co., most beneficial owners will not be cashed out in the Transaction regardless of the number of shares of Common Stock they beneficially own.

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Reduction in Information about Us. After completion of the Transaction, we will cease to file annual, quarterly, current, and other reports and documents with the SEC.  We intend to continue to make available to our stockholders unaudited quarterly and audited annual financial information and proxy statements, although Continuing Stockholders will have access to less information about us and our business, operations, and financial performance than is currently available.

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Limited Liquidity. After the Transaction, our Common Stock may be eligible for quotation in the Pink Sheets. However, trading opportunities in the Pink Sheets will be dependent upon whether any broker-dealers commit to make a market for our Common Stock.  We cannot guarantee or anticipate whether our Common Stock will be quoted in the Pink Sheets.  In addition, because of the possible limited liquidity for our Common Stock, the suspension of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our Common Stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their Common Stock.

•	Limited Oversight. After completion of the Transaction, we will no longer be subject to the provisions of the Sarbanes-Oxley Act and certain of the liability provisions of the Exchange Act.

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Reporting Obligations of Certain Insiders. Our executive officer, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our Common Stock with the SEC. In addition, our executive officer, directors, 10% stockholders and their affiliates will no longer be subject to the recovery of short-swing profits provisions of the Exchange Act, and persons acquiring more than 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

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Reduced Cash Balance. We estimate that the cost of payment to Cashed-out Stockholders, and the professional fees and other expenses related to the Transaction will total approximately $204,403.  The consideration to be paid to the Cashed-out Stockholders and the costs of the Transaction will be paid from funds on hand. As a result, immediately after the Transaction, we will have less cash on hand than we would have had if the Transaction did not occur.

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Filing Requirements Reinstituted. The filing of a Form 15 with the SEC will result in the suspension, and not the termination, of our filing obligations under the Exchange Act. This suspension remains in effect so long as we have fewer than 300 record holders.  Thus, subsequent to the time the Form 15 becomes effective, if on the first day of any fiscal year we have more than 300 record holders, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

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Board Composition. Although we have not yet made any definitive decisions regarding the composition of our Board following the Transaction, a number of our independent directors may resign from the Board.  If they do so, it is possible that, after the completion of the Transaction, we may no longer have any independent directors.

•	No Appraisal Rights. Under Delaware law, our Restated Certificate and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the Transaction.

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Approval of the Transaction. As of the Record Date, approximately 50.15% of our issued and outstanding shares of Common Stock eligible to vote with respect to the Transaction were collectively held by directors, our executive officer, 10% stockholders and their affiliates.  As noted above, our directors, executive officer, 10% stockholders and their affiliates have indicated that they intend to vote all of their shares of our Common Stock (5,060,830 shares, or approximately 50.15% of the shares eligible to vote) “ FOR ” the Transaction.  As a result, approval of the Transaction is assured

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Reduced Management Incentive. The lack of liquidity provided by a ready market may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain top executive talent. Stock options and other equity-based incentives are typically less attractive if they cannot be turned into cash quickly and easily once earned. Our Board of Directors believes that this is unlikely to have any significant adverse impact on us, since stock options and other equity-based incentives have not been a significant part of our executives’ compensation packages in the past.

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Less Attractive Acquisition Currency. Stock that is registered with the SEC and actively traded on an exchange or automated quotation system is generally a more attractive acquisition currency than unregistered stock, since the acquirer of the publicly traded security has constant access to important information about the publicly traded company, can access the market to sell the stock and can easily determine the value of the stock (i.e., the price to be received upon sale). An acquirer of illiquid securities of a privately held company must depend on liquidity either via negotiated buy-out or buy-back arrangements, or a liquidity event by the Company that is generally outside of his or her control. Our Board of Directors recognized that this may not be a significant disadvantage, however, because (i) the relative illiquidity of our shares makes our stock less attractive for larger investors than most publicly traded securities with significant trading volume, and (ii) we have not historically utilized our stock as currency in acquisitions.

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Reduced Equity Capital Raising Opportunities. One of the primary reasons many companies “go public” is to be able to more easily and efficiently access the public capital markets to raise cash. Similar opportunities are generally less available (without significant expense) to companies that do not have a class of securities registered with the SEC. Following the Transaction, since we will no longer be registered with the SEC, it will likely be more costly and time consuming for us to raise equity capital from public or private sources. Again, our Board of Directors has concluded that this may be of little significance to us since this has not been, and is not expected to be, an action that we would wish to pursue for the foreseeable future.

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Loss of Prestige. Public companies are often viewed by stockholders, employees, investors, customers, vendors and others as more established, reliable and prestigious than privately held companies. In addition, public companies are often followed by analysts who publish reports on their operations and prospects, and garner more press and media coverage than companies whose securities are not available for purchase by the investing public. Companies that lose status as a public company may risk losing prestige in the eyes of the public, the investment community and key constituencies. However, our Board of Directors felt that this was not a significant factor in considering whether to undertake the Transaction due to the fact that we do not currently enjoy research analyst coverage or similar media attention.

See “Special Factors—Effects of the Transaction” on page 26.

Procedural Fairness. We did not engage an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the Transaction or preparing a report covering the fairness of the Transaction. Retaining an unaffiliated representative would be an added expense of the Transaction and would not affect the outcome of the Transaction because a majority vote of the unaffiliated stockholders is not required under applicable law.  Rather, the Board established the Special Committee to consider the advisability of a possible going private transaction, the various alternatives to effecting such a transaction, the related advantages and disadvantages to us and our unaffiliated stockholders of each of those alternatives, the fairness of the Consideration Price to both our Cashed-out Stockholders and unaffiliated Continuing Stockholders as a result of the Transaction, and to make a recommendation to the full Board concerning the advisability of the Transaction.  The Board believes that the Special Committee, each of whose members is independent under Rule 10A-3(b) under the Exchange Act, was sufficient to protect the interests of unaffiliated stockholders.  In addition, the Special Committee took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held 500 shares or more or held fewer than 500 shares.  Although there was no third party that acted independently on behalf of the unaffiliated stockholders, the members of the Special Committee set out to protect unaffiliated stockholders by making a recommendation regarding the Transaction that they believed to be fair to the unaffiliated stockholders.

We did not make any special provision to grant unaffiliated stockholders access to our corporate files.  The Special Committee and the Board believe that this proxy statement, along with our other filings with the SEC, provides a great deal of information for unaffiliated stockholders to make an informed decision as to the Transaction, and that no special provision for the review of our files was necessary.

The Special Committee and the Board determined not to condition the approval of the Transaction on approval by a majority of our unaffiliated stockholders.  The Special Committee and the Board noted that affiliated and unaffiliated stockholders will be treated equally in the Transaction.  If separate approval of unaffiliated stockholders were required, our affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment in the Transaction, and any such requirement would prevent a majority of the outstanding shares of our Common Stock from participating in the consideration of the proposed Transaction.  Our executive officer, directors, 10% stockholders and their affiliates presently collectively hold shares of Common Stock representing approximately 50.15% of the issued and outstanding shares eligible to vote on the Transaction (see “Special Factors – Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons” on page 43).  Moreover, because of the disparate nature of our unaffiliated stockholder base with a large number of stockholders holding relatively few shares, and the fact that the Transaction could not be voted on by brokers without instruction from the beneficial owners of the shares, the Board considered that there was a significant possibility that a large percentage of shares held in brokerage accounts would not be voted.  Furthermore, a vote of the majority of unaffiliated stockholders is not required under Delaware law.  Finally, stockholders can increase, divide, or otherwise adjust their existing holdings at any time prior to the effective date of the Reverse Stock Split, so as to retain some or all of their shares of Common Stock, or to receive cash for some or all of their shares, as they see fit. However, given the historically limited liquidity in our stock, there can be no assurance that a stockholder will be able to acquire or sell sufficient shares to control whether such stockholder remains a stockholder following the effective time of the Transaction.

The Special Committee also noted that there will be no material change in the percentage ownership of the executive officer, directors, 10% stockholders and their affiliates as a group. Based on information provided as of September 30, 2010 by our transfer agent, BNY Mellon Shareholder Services LLC, as well as information we have received regarding the holdings of beneficial owners of our Common Stock held in street name, approximately 19,644 shares out of 10,090,635 issued and outstanding shares of our Common Stock will be eliminated as a result of the Reverse Stock Split.  The Special Committee also noted that, on September 30, 2010, our executive officer, directors, 10% stockholders and their affiliates as a group collectively held 5,060,830 shares, or approximately 50.15%, of the issued and outstanding shares of our Common Stock. After the Transaction, we expect those shares as a percentage of our issued and outstanding Common Stock to increase by approximately 0.1% to approximately 50.25%, subject to change based on the actual number of shares that would be cashed-out in the Transaction.

The Transaction will not affect shares of Common Stock held by beneficial stockholders in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price. Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction.  However, anyone holding fewer than 500 shares of Common Stock in “street name,” or in a combination of "street name" and of record, who wants to have such shares exchanged for cash in the Transaction, can arrange to transfer those shares into a record account in their name in a timely manner in order to be considered a record holder immediately prior to the Reverse Stock Split.

Recommendation of the Special Committee. Based on the foregoing analyses, including a consideration of the disadvantages of the Transaction, the Special Committee unanimously determined that the Transaction is procedurally and substantively fair to all unaffiliated stockholders, including both unaffiliated Cashed-out Stockholders and unaffiliated Continuing Stockholders, and believes the Consideration Price is fair to all unaffiliated stockholders, including unaffiliated Cashed-out Stockholders and unaffiliated Continuing Stockholders. As a result, the Special Committee unanimously recommended the Transaction to the full Board and recommends that stockholders vote “FOR” approval of the proposals to amend our Restated Certificate.

In reaching its recommendation as to the Consideration Price, the Special Committee relied upon the implied equity valuation range of $2.07 to $2.24 per diluted share of our Common Stock provided by Cassel Salpeter & Co.'s valuation analysis.  In doing so, the Special Committee determined that $2.24 per share was fair to all unaffiliated stockholders because it represents the book value per share of our Common Stock plus an appropriate premium for the value which the Special Committee attributes to our NOLs commensurate with premiums paid in comparable small company and minority interest acquisitions analyzed in Cassel Salpeter & Co.'s valuation analysis.

Recommendation of the Board. At a meeting held on August 27, 2010, the Board  unanimously determined that the Transaction is fair to, and in the best interests of, us and our stockholders, including all unaffiliated Cashed-out Stockholders and unaffiliated Continuing Stockholders, unanimously approved the Transaction and recommends that you vote “ FOR ” approval of the proposals to amend our Restated Certificate.  In reaching its determination and recommendation, the Board considered and specifically adopted the recommendations of the Special Committee and the factors that the Special Committee took into account in making its recommendation to the full Board.

In reaching its recommendation as to the Consideration Price, the Board also relied upon the implied equity valuation range of $2.07 to $2.24 per diluted share of our Common Stock provided by Cassel Salpeter & Co.'s valuation analysis as well as the Special Committee’s recommendation.

Fairness Determination of Steel Partners Holdings L.P., Steel Partners II, L.P., Jack L. Howard and Terry R. Gibson. Each of Steel Partners Holdings L.P., Steel Partners II, L.P., Jack L. Howard and Terry R. Gibson, each of whom has been deemed a “filing person” for purposes of Schedule 13E-3, has determined that the Transaction is procedurally and substantively fair to unaffiliated stockholders, including both unaffiliated stockholders who are cashed-out after the Transaction and those who continue as stockholders after the Transaction. In reaching this determination, these persons relied upon the factors considered by, and the analyses of, our Special Committee and Board of Directors (including the valuation analysis of Cassel Salpeter & Co.) and adopted such factors and analyses as their own. See “Special Factors—Fairness of the Transaction.”

Valuation Analysis of Financial Advisor

The Special Committee engaged Cassel Salpeter & Co. on July 27, 2010 to provide financial advisory services in connection with the Transaction.  At meetings of the Special Committee held on August 17 and August 26, 2010, Cassel Salpeter & Co. delivered to the Special Committee valuation presentations reviewing and analyzing the value of our Common Stock.  The valuation presentations were used by the Special Committee to arrive at the Consideration Price and to assess the fairness of the Consideration Price to be paid to the Cashed-out Stockholders.  All references to the valuation presentation and analyses refer to the August 26, 2010 valuation presentation which is not materially different from the August 17, 2010 valuation presentation and analyses.

The Special Committee retained Cassel Salpeter & Co. in part because Cassel Salpeter & Co. regularly engages in the valuation of businesses that are similar in size to us, across a range of industries that includes shell companies, in connection with mergers and acquisitions, leveraged buyouts, and going private transactions and is experienced in providing independent financial opinions, valuations and presentations.

The Cassel Salpeter & Co. valuation presentations and analyses were directed to the Special Committee and addressed the value of our Common Stock based on the historical trading range of our Common Stock, similar "shell" company transactions and other acquisitions of minority interests in small illiquid companies as well as publicly-traded shell companies.  Cassel Salpeter & Co.’s presentations and analyses did not address the merits underlying our business decision to enter into the Transaction and did not constitute a recommendation to us, the Special Committee, the Board, our stockholders, or any other person as to how such person should vote or as to any other specific action that should be taken in connection with the Transaction.

We have agreed to pay Cassel Salpeter & Co. a fee of $35,000, plus reimbursement of its out-of-pocket expenses, for providing its valuation presentations, analyses and related financial advisory services. No portion of Cassel Salpeter & Co.’s fee is contingent upon the conclusions reached in its analysis or upon consummation of any transaction. We have agreed to indemnify and hold harmless Cassel Salpeter & Co., and its employees, agents, officers, directors, principals and affiliates (and their successors and assigns) against and from all losses arising out of or in connection with its engagement by the Special Committee.  No person or entity employed by or associated with Cassel Salpeter & Co. owns the stock of, or trades the securities of, or has any financial interest in, us or any related entities. Other than with respect to this Transaction, during the past two years no material relationship has existed, nor is one mutually understood to be contemplated, and no compensation was received or is to be received as a result of any relationship between Cassel Salpeter & Co., its affiliates, and/or unaffiliated representatives and the Company or its affiliates, although Cassel Salpeter & Co. has provided financial advisory services to two companies controlled by Steel Partners Holdings L.P., our largest stockholder. Cassel Salpeter & Co. may in the future seek to provide investment banking services to us for which Cassel Salpeter & Co. would expect to receive customary compensation.

The complete text of Cassel Salpeter & Co.’s valuation presentation is attached to this proxy statement as Annex C, and the following summary of that valuation presentation is qualified in its entirety by reference to that presentation. We urge you to read the valuation presentation carefully for a description of the procedures followed, the factors considered and the assumptions made.

In conducting its analysis, Cassel Salpeter & Co. made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Cassel Salpeter & Co.:

•	reviewed our Annual Reports on Form 10-K and related financial information for the years ended December 31, 2009, December 31, 2008, December 31, 2007, and December 31, 2006 as filed with the SEC;

•	reviewed our Quarterly Reports on Form 10-Q and the related unaudited financial information for the periods ended March 31, 2010 and June 30, 2010 as filed with the SEC;

•	reviewed certain private information concerning CoSine including internally prepared financial statements for the period ended July 31, 2010;

•	reviewed the reported current and historical market prices and trading activity of our publicly traded securities;

•	reviewed our current financial position of our Company including its cash and book value;

•	reviewed prior transactions of our Common Stock by related parties that were completed since June 2009;

•	reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of CoSine;

•	reviewed and analyzed certain financial characteristics of publicly-traded shell companies that were deemed to have characteristics comparable to CoSine;

•	held meetings and discussions with our executive officer and certain of our directors concerning our operations, financial condition and future prospects; and

•	conducted such other financial studies, analyses and investigations and considered such other historical information as it deemed necessary or appropriate for purposes of its presentation.

In performing its analyses, Cassel Salpeter & Co. made numerous assumptions with respect to general business, economic, market and financial conditions and other matters, many of which are beyond our control and the control of Cassel Salpeter & Co. Any estimates contained in the analyses performed by Cassel Salpeter & Co. are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by those analyses.  Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold.  Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

Cassel Salpeter & Co., with our permission, assumed and relied upon the accuracy and completeness of all financial and other information and data provided to or otherwise reviewed by or discussed with it, and upon the assurances of our senior management that all information relevant to its valuation analysis had been disclosed and made available to it. Cassel Salpeter & Co. further relied on the assurances of our senior management that they were not aware of any facts that would make such information inaccurate or misleading. Cassel Salpeter & Co. neither attempted independently to verify any such information or data, nor did Cassel Salpeter & Co. assume any responsibility to do so. Cassel Salpeter & Co. also assumed, with our permission, that our forecasts and projections, which were provided to or reviewed by Cassel Salpeter & Co., had been reasonably prepared in good faith based on the then best current estimates, information and judgment of our management as to our future financial condition, cash flows and results of operations.  Cassel Salpeter & Co. made no independent investigation of any legal, accounting or tax matters affecting us and Cassel Salpeter & Co. assumed the correctness of all legal, accounting and tax advice given to us and the Special Committee. Cassel Salpeter & Co. did not conduct a physical inspection of our properties and facilities, nor did it make or obtain any independent evaluation or appraisal of such properties and facilities. In addition, Cassel Salpeter & Co. did not attempt to confirm whether we had good title to our assets.  Cassel Salpeter & Co. did not evaluate our solvency or fair value under any applicable foreign, state or federal laws relating to bankruptcy, insolvency or similar matters.  Although Cassel Salpeter & Co. took into account its assessment of general economic, market and financial conditions, the Cassel Salpeter & Co. analysis was necessarily based upon economic, financial, political, regulatory and other conditions as they existed and could be evaluated on the date of the Cassel Salpeter & Co. presentation and Cassel Salpeter & Co. assumed no responsibility to update or revise its valuation analysis based upon events or circumstances occurring after the date of the Cassel Salpeter & Co. presentation. Cassel Salpeter & Co. expressed no opinion whether any alternative transaction might result in terms and conditions more favorable to us or our stockholders, than those contemplated by the Transaction. Cassel Salpeter & Co.’s presentation should not be construed as creating any fiduciary duty on its part to any party.

Summary of Financial Analysis by Cassel Salpeter & Co.

Set forth below is a summary of the material financial analyses presented by Cassel Salpeter & Co. to the Special Committee. The summary set forth below does not purport to be a complete description of the analyses performed or presentation made by Cassel Salpeter & Co. in this regard.  The valuation of business and stock, involve various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and, therefore, such valuations are not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Cassel Salpeter & Co. believes that its presentation and analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying the Cassel Salpeter & Co. valuation analysis.

No company or transaction used in the analyses described below is identical to us or the Transaction.  Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the Transaction or the public trading or other values of us or companies to which they are being compared.  Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected acquisition or company data.

Based on its experience and professional judgment after considering the results of its analyses taken as a whole, without attributing any particular weight to or reaching a conclusion based on any specific analysis, Cassel Salpeter & Co. established a final implied equity value range of $2.07 to $2.24 per diluted share. However, Cassel Salpeter & Co. was not asked to, nor did it, provide a recommendation regarding the Consideration Price. Rather, the Special Committee selected a proposed consideration price and recommended the Consideration Price to the full Board, which subsequently approved the Consideration Price.

The following is a summary of the material analyses performed by Cassel Salpeter & Co. in connection with the Cassel Salpeter & Co. valuation analysis:

Current and Historical Market Prices

Cassel Salpeter & Co. reviewed our historical common stock trading over the last year and noted our Common Stock has traded between $1.72 and $2.05 with a mean closing stock price of $1.88.  Our Common Stock is thinly traded with no trades during 35.2% of the available trading days over the last twelve months.

Financial Review

Cassel Salpeter & Co. reviewed our financial position as of July 31, 2010 and noted that our book value per share was $2.17 and cash value per share was $2.18.

Affiliated Party Transactions

Cassel Salpeter & Co. reviewed three affiliated party transactions in our Common Stock during the last year and noted that two were private affiliated party transactions at $1.60 and $1.64 per share, and one was an open market purchase by an affiliated party at $1.95 per share.  All three transactions were completed at prices around the closing price of our common stock of the day of each transaction.

Shell Company Acquisition Review

Cassel Salpeter & Co. reviewed 44 transactions of publicly listed shell companies  and reviewed the premium or discount paid in such acquisitions over their respective historical common stock trading prices. The search was based on a Capital IQ database screen for transactions announced since January 2004, that had indicated in their business descriptions that they had no significant operations; that were based in the United States; and one day acquisition premium was greater or less than zero.  Cassel Salpeter & Co noted the following with respect to this analysis:

•	The one day, one week and one month median discount was 34.6%, 37.9% and 36.4%, respectively to the pre-announcement stock price for all observations.

•
Because our Company has significant cash, Cassel Salpeter & Co. refined the set to only include those transactions of shell companies with greater than $5 million in cash.  Cassel Salpeter & Co. found six transactions that met this criteria and which had a median one day, one week and one month premium of 14.5%, 11.9% and 13.2%, respectively.

•
Cassel Salpeter & Co. calculated the implied offer price for the Company’s shares by applying the range of premiums paid for the shell companies with greater than $5 million in cash to the Company’s historical stock price and calculated an implied offer price range of $1.98 to $2.14 per share.

		Premium/(Discount) Over Historical Stock Price
	No. Obs	One Day	One Week	One Month
All Transactions	44
Mean		-18.0%	-21.4%	-23.3%
Median		-34.6%	-37.9%	-36.4%

Observations Cash Greater $5m	6
Mean		15.6%	5.4%	4.0%
Median		14.5%	11.9%	13.2%

CoSine @ $2.24		19.8%	24.4%	28.0%

The six shell company acquisitions with more than $5 million in cash were as follows:

Transaction Date	Target
3/5/10	Liberty Acquisition Holdings Corp.
12/8/09	BPW Acquisition Corp.
7/31/09	CoSine Communications, Inc.
6/17/09	Harbinger Group Inc.
7/25/08	BKF Capital Group Inc.
8/30/04	WorldPort Communications Inc.

Minority Interest Acquisition Review

Cassel Salpeter & Co. reviewed 86 minority interest transactions of publicly listed companies and reviewed the premium or discount paid in such acquisitions over their respective historical common stock trading prices.  The search was based on a Capital IQ database screen for transactions announced since January 2004, that were classified as “majority shareholder increasing ownership stake” or “majority shareholder purchasing remaining shares”; that were based in the United States; where percentage sought was less than 50%, and one day acquisition premium was greater or less than zero.  Cassel Salpeter & Co noted the following with respect to this analysis:

•	Median premiums were more meaningful than the mean premiums due to the impact of large premiums or discounts affecting the mean values particularly for penny stocks.

•	They observed a one day, one week and one month median premium of 23.8%, 27.4% and 27.9%, respectively to the pre-announcement stock price for all observations.

•
Because the proposed Transaction is expected to result in the acquisition of a small ownership of the Company, Cassel Salpeter & Co. refined the set to include only those minority interest transactions that sought to acquire less than 20% of their respective shares outstanding.   In both cases, the acquisition premiums were generally lower the smaller the ownership acquired.  The median one day premium paid for those transactions seeking less than 20% was approximately 20.0%, while the median one day premium paid for those transactions seeking less than 10% was approximately 7.6%.

•
Cassel Salpeter & Co. calculated the per share  implied offer price for the Company by applying the range of premiums paid for both sets of minority interest acquisitions seeking less than 10% and 20% to the Company’s historical stock price, and calculated an implied offer price range of $2.01 to $2.24 per share.

		Premium/(Discount) Over Historical Stock Price
	No. Obs	One Day	One Week	One Month
All Transactions	86
Mean		44.8%	46.5%	61.0%
Median		23.8%	27.4%	27.9%

% Sought Less than 20%	33
Mean		59.6%	62.5%	109.5%
Median		20.0%	19.1%	25.7%

% Sought Less than 10%	16
Mean		66.9%	64.0%	158.8%
Median		7.6%	13.0%	22.7%

CoSine @ $2.24		19.8%	24.4%	28.0%

The 33 minority interest acquisitions that sought less than 20% of the targets shares outstanding were as follows:

Transaction Date	Target
14-Apr-10	Green Planet Bioengineering Co. Limited.
21-Mar-10	CNX Gas Corporation
14-Dec-09	Santander Bancorp
18-Nov-09	The Aristotle Corporation
14-Oct-09	Digital Lightwave Inc.
25-Mar-09	Hearst Television, Inc.
18-Mar-09	Logility, Inc.
30-Sep-08	Russell Hobbs, Inc.
28-Feb-08	GS AgriFuels Corporation
27-Feb-08	DCI USA Inc.
13-Dec-07	Spacelabs Healthcare, Inc.
30-Nov-07	Spacelabs Healthcare, Inc.
15-Nov-07	Atlantic Coast Entertainment Holdings Inc.
7-Sep-07	Emerson Radio Corp.
23-Feb-07	Refac Optical Group
22-Feb-07	Great American Financial Resources Inc.
8-Dec-06	Acap Corp.
30-Nov-06	Sparks Marketing Group, Inc.
22-Nov-06	MGM Mirage
3-Nov-06	Aegis Communications Group Inc.
31-Jul-06	TIMCO Aviation Services, Inc.
31-May-06	Case Pomeroy & Co., Inc.
20-Apr-06	Panavision Inc.
17-Feb-06	Net2Phone, Inc.
9-Jan-06	Interactive Data Corporation
22-Nov-05	Sport Supply Group Inc.
27-Sep-05	Northland Cranberries Inc.
12-Sep-05	Q Interactive, Inc.
14-Apr-05	USHEALTH Group, Inc.
5-Apr-05	Vestin Group Inc.
25-Mar-05	Calprop Corp.
10-Jan-05	Fox Entertainment Group, Inc.
5-Oct-04	UNIFAB International Inc.

Public Shell Company Review

Cassel Salpeter & Co reviewed the current trading statistics of 40 public shell companies listed on US exchanges, of which 7 had positive book values. The search was based on a Capital IQ database screen for public companies that were classified as “having an intent to acquire” or “operating without significant operations”; that were not real estate businesses; that have insiders, institution, hedge funds, or corporations with at least 25% ownership; and excluded companies with cash balances that were less than 50% of total assets.   All of these stocks were trading at implied equity values below their latest book value (with a mean and median discount of approximately 33.5%).  Cassel Salpeter & Co. noted that historically our Company has also traded at a discount to our book value, although the discount is not as large and was approximately 13.6% as of August 25, 2010.   The seven shell companies with positive books values were Western Liberty Bancorp, Ellomay Capital Ltd, Bexil Corp., CoSine Communications, Inc., RVB Holdings Ltd, Simon Worldwide, Inc., BKF Capital Group, Inc., and Timberjack Sporting Supplies, Inc.

Net Operating Loss Review

Cassel Salpeter & Co noted that we have approximately $353 million in federal and state NOL’s and that although there was potential value that can be attributed to these NOL’s, there was insufficient empirical data to attribute any value based on the transaction and publicly-traded shell companies analyses.  In addition they noted  that any significant value from our NOL’s would only be realized upon completion of a transaction structured appropriately with a target company generating significant profits and is also dependent on the timing of such transaction given the state and federal NOL’s begin expiring in 2012 and 2018, respectively.

Prospective Financial Information

The prospective financial information included or referred to in this proxy statement relates to our estimates of cost savings which we expect to realize as a result of the Transaction, the calculation of which is based on our past results and estimates of future costs.  Such prospective financial information was, in the view of our management, prepared on a reasonable basis, reflects the best available estimates and judgments, and presents, to the best of management’s knowledge and belief, our expected future financial performance and costs at the time the information was prepared.  However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on the prospective financial information or estimated cost savings.

Neither our independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information or calculation of estimated costs savings contained or referred to in this proxy statement, nor have they expressed any opinion or any other form of assurance on such information or calculations or their respective achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information  and calculations ..

Conduct of Our Business After the Transaction.

Except as described in this proxy statement with respect to the use of funds to finance the Transaction and related costs and our plans to deregister our Common Stock under the Exchange Act, the Transaction is not anticipated to have a material effect upon the conduct of our business.  We expect to conduct our business after the effective date of the Transaction in substantially the same manner as currently conducted.  Our current business is focused solely on the redeployment of our existing assets to acquire, or invest in, one or more operating businesses with existing or prospective taxable income, or from which we can realize capital gains, that can be offset by use of our net operating loss carry-forwards ("NOLs").  While we intend to continue to investigate acquisition and investment candidates, no assurance can be given that we will find suitable candidates, and if we do, that we will be able to utilize our existing NOLs. We anticipate that the Transaction will have very little effect on the Company’s redeployment strategy or its NOLs, although the Transaction will reduce management time spent on compliance and disclosure matters attributable to our Exchange Act filings, which may therefore enable management to increase its focus on finding suitable candidates for acquisition or investment.  We intend to continue to evaluate and review our business, management and other personnel, corporate structure, capitalization and other aspects of our business in the same manner as we historically have from time to time, and to make such changes as we consider appropriate. We also intend to continue to explore acquisitions and other business opportunities to expand or strengthen our business, as we have done in the past, particularly in connection with our asset redeployment strategy.  In that regard, we may review proposals or may propose the acquisition or disposition of assets or other changes in our business, corporate structure, capitalization, management or other changes that we then consider to be in our best interests and in the best interests of Continuing Stockholders.  There are currently no plans to enter into any proposals or agreements that require stockholder approval.

Material Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences to the Company and its stockholders resulting from the Transaction.  Except as otherwise noted, the federal income tax consequences to stockholders described below is the same for both affiliated stockholders and unaffiliated stockholders.  This summary addresses only those stockholders who have held their shares as capital assets.  This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances.  Many types of stockholders (such as financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, and partnerships and their partners) that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, may be subject to special tax rules.  The following summary is based upon United States federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis, and does not address any state, local, foreign, or other tax considerations.  No assurance can be given that possible changes in such United States federal income tax laws or interpretations will not adversely affect this summary.  This summary is not binding on the Internal Revenue Service (the “IRS”).

This summary assumes that you are one of the following:

•	a citizen or resident of the United States;
•	a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);
•	an estate the income of which is subject to federal income taxation regardless of its sources;
•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or
•	any other person whose worldwide income and gain is otherwise subject to United States federal income taxation on a net basis.

NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS IN CONNECTION WITH THE TRANSACTION. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

Tax Consequences to the Company. We believe that the Transaction will be treated as a tax-free “recapitalization” for federal income tax purposes.  This will result in no material federal income tax consequences to the Company.

Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Transaction. If you receive no cash as a result of the Transaction, but continue to hold our shares of Common Stock immediately after the Transaction, you will not recognize any gain or loss for United States federal income tax purposes.  The aggregate adjusted tax basis of the shares you hold immediately after the Transaction will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Transaction, and the holding period in those shares will be the same as immediately prior to the Transaction.

Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Own, or Will Be Considered under the Internal Revenue Code to Own, Shares of Common Stock After the Transaction. In some instances you may be entitled to receive cash in the Transaction for shares of our Common Stock you hold in one capacity, but continue to hold shares in another capacity.  For example, you may hold fewer than 500 shares in your own name (for which you will receive cash) and hold additional shares that are held in your brokerage account in street name (which will continue to be held following the completion of the Transaction).  In addition, for federal income tax purposes you may be deemed to hold shares held by others.  For instance, if you hold fewer than 500 shares in your own name (for which you will receive cash) and your spouse owns 500 or more shares (which will continue to be held following the completion of the Transaction), the shares owned by your spouse will be attributable to you for federal income tax purposes.  Furthermore, in determining whether you are considered to continue to hold shares of our Common Stock, for federal income tax purposes, immediately after the Transaction, you will be treated as holding shares actually or constructively owned by certain family members and entities in which you have an interest (such as trusts and estates of which you are beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire).  Accordingly, in some instances the shares of Common Stock you hold in another capacity, or which are attributed to you, may remain outstanding.

If you receive cash for a fractional share as a result of the Transaction, but are treated as continuing to own shares of Common Stock through attribution as described above, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of Common Stock and your aggregate adjusted tax basis in those shares, provided that the receipt of cash either is “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below.

Not Essentially Equivalent to a Dividend. The receipt of cash is “not essentially equivalent to a dividend” if the reduction in your proportionate interest in us resulting from the Transaction (taking into account for this purpose shares of Common Stock which you are considered to own under the attribution rules described above) is considered a “meaningful reduction” given your particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.

Substantially Disproportionate Redemption of Stock. The receipt of cash in the Transaction will be a “substantially disproportionate redemption of stock” if (a) you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our shares of Common Stock owned by you (and by those other stockholders whose shares of Common Stock you are considered to own under the attribution rules described above) immediately after the Transaction is less than 80% of the percentage of shares of Common Stock owned by you immediately before the Transaction.

If the receipt of cash in exchange for shares of Common Stock is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

Capital gain or loss recognized will be long-term if your holding period with respect to the Common Stock surrendered is more than one year at the time of the Transaction.  The deductibility of capital loss is subject to limitations. If you are an individual, long-term capital gain is currently subject to United Stated federal income tax at a maximum rate of 15%.  In general, dividends are taxed at ordinary income rates. However, you may qualify for a lower federal income tax rate (currently 15%) on any cash received in the Transaction that is treated as a dividend as described above, if:

•	you are an individual or other non-corporate stockholder;
•
you have held the Common Stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Internal Revenue Code; and

•	you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.

You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.  Tax rates are subject to change, possibly with retroactive effect.

If you, or a person or entity whose ownership of shares would be attributed to you, will continue to hold Common Stock immediately after the Transaction, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Transaction, in light of your specific circumstances.

Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Not Own, or Will Not Be Considered under the Internal Revenue Code to Own, Shares of Common Stock After the Transaction. If you receive cash as a result of the Transaction and you do not own, and are not considered to own, shares of our Common Stock immediately after the Transaction, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of Common Stock and your aggregate adjusted tax basis in those shares.

Backup Withholding. If you are to receive cash as a result of the Transaction, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal and other documentation we will send to you after the Transaction will require you to deliver such information when the Common Stock certificates are surrendered following the effective time of the Transaction. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your United States federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.

Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons

Our directors, executive officer and their affiliates may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest. As of the Record Date, 5,060,830 shares, or approximately 50.15%, of the issued and outstanding shares of our Common Stock, were collectively held by our directors, executive officer, 10% stockholders and their affiliates, each of whom has indicated that they intend to vote “FOR” the Transaction.

Upon the effectiveness of the Transaction, the aggregate number of shares of our Common Stock beneficially owned by our directors, executive officer, 10% stockholders and their affiliates will remain the same.  The beneficial ownership of the shares of our Common Stock held by our directors, executive officer, 10% stockholders and their affiliates will increase from 51.69% to approximately 51.79% as a result of the Transaction.  The increase in the beneficial ownership of our shares of Common Stock held by our directors and executive officer and the reduction in the number of shares outstanding following the completion of the Transaction is based on record holder information that we received as of the Record Date from our transfer agent, BNY Mellon Shareholder Services LLC, as to our record holders, and information we have received regarding the holdings of beneficial owners of our Common Stock held in street name.  The number of shares to be cashed-out in the Transaction may vary from the estimate above, and the beneficial ownership percentage of our shares of Common Stock held by our directors and executive officer and their affiliates and the beneficial ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the effective time of the Transaction, and depending on the number of shares that are actually cashed-out in the Transaction.

See “Special Factors—Effects of the Transaction—Effect on Affiliated Stockholders” on page 26.

Directors, our executive officer and any stockholders who own more than 10% of our outstanding Common Stock will experience certain advantages after the Transaction in that they will be relieved of certain SEC reporting requirements and “short-swing profit” trading provisions under Section 16 of the Exchange Act and information regarding their compensation and stock ownership will no longer be publicly available. In addition, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Transaction, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to our directors or executive officer, although no such loans currently are contemplated.

In addition, each of our directors and our executive officer hold options to purchase shares of our Common Stock.  The Transaction will not affect these stock options and they will remain outstanding and continue to vest after the Transaction.

As of September 30, 2010, our directors and executive officer held the following options to acquire Common Stock:

	Number of Shares Underlying Vested Options	Number of Shares Underlying Unvested Options	Range of Exercise Prices	Range of Option Expiration Dates
Donald Green	21,000	12,000	$1.64 - $22.30	2011-2020
Charles J. Abbe	21,000	12,000	$1.64 - $22.30	2011-2020
Jack L. Howard	15,000	12,000	$1.64 - $3.50	2015-2020
Terry R. Gibson	105,000	10,000	$1.64 - $2.60	2015-2020

All of the options held by our directors and executive officer have terms of ten years.  Options held by our directors and executive officer vest over periods ranging from one to four years.

None of our directors, executive officer and their affiliates has any interest, direct or indirect, in the Transaction other than interests arising from the ownership of securities.  None of our directors, executive officer and their affiliates receive any extra or special benefit not shared on a pro rata basis by all other holders of our Common Stock, except that, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Transaction, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to our directors or executive officer. However, we do not have a present intention of making personal loans to our directors or executive officer, and the ability to make such loans was not a reason considered by the Special Committee or the Board in evaluating the benefits of the Transaction.  Additionally, there are no agreements with our executive officer, directors or their affiliates to purchase Common Stock upon consummation of or subsequent to the Transaction.

Source of Funds and Expenses

Based on information we have received as of September 30, 2010 from our transfer agent, BNY Mellon Shareholder Services LLC, reflecting the distribution of the accounts of our stockholders who hold shares in street name, as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to us will be approximately $204,403.  This amount includes approximately $44,003 needed to cash-out fractional shares (although this amount could be larger or smaller depending on, among other things, the number of shares that are actually cashed-out in the Transaction or an increase in the costs and expenses of the Transaction), and approximately $160,000 of legal, accounting, and financial advisory fees and other costs to effect the Transaction as follows:

Legal Fees	$100,000
Investment Banker/Valuation Analysis	35,000
Accounting Fees	-
Transfer Agent Fees	22,000
Printing Costs	1,200
Miscellaneous Other	1,800
Total Expenses	$160,000

We expect that the consideration to be paid to the Cashed-out Stockholders and the costs of the Transaction will be paid from cash on hand.

Stockholder Approval

A majority of the outstanding shares of our Common Stock will constitute a quorum for the purposes of approving the proposals to amend our Restated Certificate.  Assuming the presence of a quorum, the affirmative vote of the majority of outstanding shares of our Common Stock entitled to vote at the Special Meeting is required to approve each of the Reverse Stock Split proposal and the Forward Stock Split proposal.  Although stockholders will be voting separately on the Reverse Stock Split and the Forward Stock Split, we will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by stockholders.

As of the Record Date, approximately 50.15% of our issued and outstanding shares of Common Stock eligible to vote with respect to the Transaction were collectively held by directors, executive officer, 10% stockholders and their affiliates.  As noted above, our directors, executive officer, 10% stockholders and their affiliates have indicated that they intend to vote all of their shares of our Common Stock (5,060,830 shares, or approximately 50.15% of the shares eligible to vote) “ FOR ” the Transaction.  Accordingly, the presence of a quorum at the Special Meeting and approval of the Transaction are both assured.

Effective Date

The Transaction will become effective as of the date that we amend our Restated Certificate through the filing of Certificates of Amendment to the Restated Certificate with the Secretary of State of the State of Delaware to effectuate the Reverse Stock Split and the Forward Stock Split.  We intend to effect the Transaction as soon as possible after the Transaction is approved by our stockholders. The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of a certification and notice of termination of registration on Form 15.  The deregistration of our Common Stock under Section 12(g) of the Exchange Act will take effect 90 days after the filing of the filing of the Form 15. See “Special Factors—Effects of the Transaction—Termination of Exchange Act Registration and Suspension of SEC Reporting Obligations” on page 26.

Termination of Transaction

Although we are requesting your approval of the Transaction, the Special Committee has reserved the right to rescind, abandon or change its recommendation at any time up to and until the vote of stockholders at the Special Meeting, and the Board has retained authority, in its discretion, to withdraw the Transaction from the agenda of the Special Meeting prior to any vote. In addition, even if the Transaction is approved by stockholders at the Special Meeting, the Board may determine not to implement the Transaction if it subsequently determines that the Transaction is not in our best interests or in the best interests of our stockholders, including all unaffiliated stockholders.  If for any reason the Transaction is not approved, or if approved, is not implemented, we will not deregister our Common Stock until such time as we are otherwise eligible to do so. Reasons to withdraw the Transaction from the agenda, or to abandon the Transaction, may include, among other things:

•	any change in the nature of the holdings of stockholders that would result in us not being able to reduce the number of our record holders below 300 as a result of the Transaction;

•	any change in the number of record holders that would enable us to deregister our shares of Common Stock without effecting the Transaction;

•
any change in the number of shares that would be cashed-out in connection with the Transaction, including the shares owned by holders in street name, that would increase in any material respect the cost and expense of the Transaction compared to what we presently estimate;

•	any material change in the closing price of our Common Stock prior to the effective date of the Transaction; and

•
any adverse change in our financial condition that would cause us to believe that the Transaction would no longer be in our best interests or in the best interests of our stockholders, including all unaffiliated stockholders.

If the Special Committee rescinds, abandons or changes its recommendation at any time up to and until the Special Meeting, or if the Board decides to withdraw the Transaction from the agenda of the Special Meeting or to abandon the Transaction subsequent to stockholder approval, the Board will promptly notify stockholders of the decision.

Exchange of Shares; Process for Payment for Fractional Shares

BNY Mellon Shareholder Services LLC will act as our agent for purposes of paying for fractional shares in connection with the Transaction.

No service charge, brokerage commission, or transfer tax will be payable by any holder of any old certificate evidencing shares of our Common Stock in connection with the cash-out of shares in the Transaction.

If any certificate evidencing shares of our Common Stock has been lost or destroyed, we may in our sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to us. The holder of any shares of our Common Stock evidenced by any certificate that has been lost or destroyed must also submit the following:

•	the letter of transmittal sent by us;

•	the above-referenced affidavit;

•	the above-referenced indemnity agreement; and

•
any other document required by us, which may include a bond or other security satisfactory to the us indemnifying us and our other persons against any losses incurred as a consequence of paying cash in lieu of issuing fractional shares of our Common Stock in exchange for the existing shares of our Common Stock evidenced or purported to be evidenced by such lost or destroyed certificate.

Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that we will send to stockholders after the effective date of the Transaction. In the event the Company is unable to locate certain stockholders or if a stockholder fails to properly complete, execute, and return the letter of transmittal and accompanying stock certificate(s) to BNY Mellon Shareholder Services LLC, any funds payable to such holders pursuant to the Transaction will be held in escrow until a proper claim is made, subject to applicable unclaimed property and escheat laws.

Record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name" where such nominee does not hold such shares in an account with Cede & Co.) holding less than 500 shares immediately prior to the effective time of the Reverse Stock Split will receive $2.24 for each pre-split share of Common Stock, without interest.  Record holders identified in our records of security holders (those stockholders holding shares in their own names and nominees of beneficial owners holding shares in “street name") who hold 500 or more shares immediately prior to the effective time of the Reverse Stock Split will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split. The Transaction will not affect shares of Common Stock held by beneficial stockholders in “street name” through a nominee holding shares in an account with Cede & Co., regardless of the number of shares held. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert their whole shares and fractional share interests back into the same number of shares of our Common Stock they held immediately before the effective time of the Reverse Stock Split.  As a result, the total number of shares held by such a stockholder will not change after completion of the Transaction, and the stockholder will not ordinarily receive new certificates for his or her shares of our Common Stock.

For purposes of determining ownership of shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split, such shares will be considered held by the person in whose name such shares are registered on our transfer agent’s records. The Transaction will not affect shares of Common Stock held by beneficial stockholders in “street name" through a nominee (such as a bank, broker or other third party) unless such nominee holds on an aggregated basis fewer than 500 shares immediately prior to the effective time of the Reverse Stock Split and does not hold such shares in an account with Cede & Co., in which case such shares will be converted into the right to receive the Consideration Price. Otherwise, each share of Common Stock held in "street name" will continue to represent one share of Common Stock after completion of the Transaction.  Anyone holding fewer than 500 shares of Common Stock in “street name,” or in a combination of "street name" and of record, who wants to have such shares exchanged for cash in the Transaction, must arrange to transfer those shares into a record account in their name in a timely manner in order to be considered a record holder immediately prior to the Reverse Stock Split.  If you hold your shares in “street name” with a bank, broker or other third party, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Within approximately five business days after the effective date of the Reverse Stock Split, we expect that BNY Mellon Shareholder Services LLC will send to each holder of record of 500 or fewer shares of our Common Stock instructions for surrendering any certificates held thereby representing shares of our Common Stock which will be converted to a right to receive cash as a result of the Reverse Stock Split. Such instructions will include a letter of transmittal to be completed and returned to BNY Mellon Shareholder Services LLC by the holder of such certificates, together with such certificates.  The shares we acquire in the Transaction will be held either as treasury shares or restored to the status of authorized but unissued shares.

Within approximately five business days after BNY Mellon Shareholder Services LLC receives any surrendered certificate from a record holder of 499 or fewer shares of our Common Stock immediately prior to the Transaction, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as we may require, BNY Mellon Shareholder Services LLC will deliver to the person payment in an amount equal to $2.24, without interest, for each pre-split share of Common Stock that is represented by the fractional share.  Therefore, the timing of receipt of payment for these stockholders is dependent upon their proper surrender of the certificates and the delivery of properly prepared and executed letters of transmittal. Our Common Stock acquired to be cashed-out in connection with the Transaction will be held either as treasury shares, or restored to the status of authorized but unissued shares.

There will be no differences between the respective rights, such as dividend, voting, liquidation or other rights, preferences or limitations of our Common Stock prior to the Transaction and our Common Stock after the Transaction.

DO NOT SEND SHARE CERTIFICATES TO US OR BNY MELLON SHAREHOLDER SERVICES LLC UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

No Appraisal or Dissenters’ Rights

Under Delaware law, our Restated Certificate and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the Transaction.

Escheat Laws

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state.  Persons whose shares are cashed-out and whose addresses are unknown to us, or who do not return their stock certificates and request payment for their cashed-out shares, generally will have a certain period of years from the effective date of the Transaction in which to claim the cash payment payable to them.  States may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. If we do not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to our state of incorporation, the State of Delaware, in accordance with its escheat laws.

Regulatory Approvals

The Company is not aware of any material governmental or regulatory approval required for completion of the Transaction, other than compliance with the relevant federal and state securities laws and Delaware corporate laws.

Litigation

There is no ongoing litigation related to the Transaction.

INFORMATION ABOUT THE COMPANY
Name and Address

The name of the Company is CoSine Communications, Inc., a Delaware corporation.  Our principal executive offices are located at 61 East Main Street, Suite B, Los Gatos, California 95030 and our telephone number is (408) 399-6494.

Market Information

Our common stock currently trades in the over the counter market and is quoted on the Pink Sheets under the symbol “COSN.PK.”  The Pink Sheets are maintained by Pink Sheets OTC Markets, Inc., a quotation service that collects and publishes market maker quotes for over-the-counter securities.  Our common stock had been traded on the NASDAQ National Market under the symbol COSN from our initial public offering in September 2000 through June 15, 2005, when we were de-listed from the NASDAQ National Market System.  There was no public market for our common stock prior to our September 2000 initial public offering.

The following table sets forth the high and low sales price of our common stock in the years ended December 2009 and 2008.  Our common stock was de-listed from NASDAQ National Market System on June 15, 2005.  The following table sets forth the range of high and low bid information of our common stock.  The high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not represent actual transactions.

	High	Low
2008
First quarter	$2.75	$2.20
Second quarter	$2.85	$2.40
Third quarter	$2.70	$2.45
Fourth quarter	$2.35	$1.55
2009
First quarter	$1.80	$1.50
Second quarter	$1.75	$1.50
Third quarter	$2.05	$1.50
Fourth quarter	$2.03	$1.85
2010
First quarter	$2.03	$1.85
Second quarter	$1.92	$1.72
July 2010	$1.87	$1.72
August 2010	$1.87	$1.75
September 2010	$2.05	$1.80
October 2010	$1.98	$1.85

Stockholders

According to the records of our transfer agent, at September 30, 2010 we had approximately 349 stockholders of record.  The majority of our shares are held in approximately 2,600 customer accounts held by brokers and other institutions on behalf of stockholders in accounts with Cede & Co.

Dividends

To date, we have not declared or paid any cash dividends on our common stock.  Our current policy is to retain future earnings, if any, for use in the operations, and we do not anticipate paying any cash dividends in the foreseeable future.

Stock Purchases and Equity Awards

In the last two years, we have not repurchased any shares of our Common Stock.

On May 11, 2010, each of our directors were granted stock options exercisable for 8,000 shares of our Common Stock at an exercise price of $1.81 per share, such options to vest and become exercisable upon the first anniversary of the date of grant.

On July 27, 2009, each of our directors were granted stock option exercisable for 5,000 shares of our Common Stock at an exercise price of $1.64 per share, such options to vest and become exercisable upon the first anniversary of the date of grant.

Directors and Executive Officer

The following sets forth certain information concerning our current directors and executive officer as of September 30, 2010:

Name	Age	Position
Donald Green	78	Chairman of the Board of Directors
Charles J. Abbe	69	Director
Jack L. Howard	48	Director
Terry R. Gibson	56	Director, President, Chief Executive Officer, Chief Financial Officer and Secretary

The business experience during the last five years of our directors and executive officer is as follows:

Donald Green, 78, has served as Chairman of CoSine's Board of Directors since March 2002 and as a director since June 1999. Mr. Green was a co-founder of Advanced Fibre Communications, Inc., a provider of multi-service access solutions for the telecommunications industry, and served as its Chairman of the Board from May 1999 until his retirement in September 2001, and also served as Chief Executive Officer from May 1992 to May 1999. Mr. Green is a director of Redcondor, Inc., a managed service provider of highly resilient email security systems for businesses, education, government agencies and service providers.   Mr. Green is a director of Triaccess Technologies, Inc., a designer and marketer of video semiconductors.   Mr. Green holds a higher national certificate in electrical engineering from Willesdon Technical College.

Charles J. Abbe, 69, has served as a director of CoSine since August 2000. Until his retirement in June 2001, Mr. Abbe has served as President and Chief Operating Officer of JDS Uniphase Corporation, a designer, developer and manufacturer of fiber optic products, since April 2000, following the merger of Optical Coating Laboratory, Inc. with JDS Uniphase in February of the same year. Mr. Abbe served as Optical Coating Laboratory’s President and Chief Executive Officer from April 1998 to March 2000, as its President from November 1997 to April 1998 and as its Vice President and General Manager for North America and Asia from April 1996 to November 1997. Mr. Abbe currently serves as a director and chairman of the Audit Committee of Cymer, Inc., a semiconductor equipment company, and was elected a Director of Opnext, Inc. (Nasdaq) a fiber optic technology company and appointed as a member of its audit committee in May of 2009. Mr. Abbe holds a B.S. and an M.S. in chemical engineering from Cornell University and an M.B.A. from Stanford University.

Jack L. Howard, 48, has served as a director of CoSine since July 25, 2005.  He is the President of Steel Partners LLC (“Steel Partners”), a global management firm.  Mr. Howard has been the President of Steel Partners Holdings L.P., a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies (“SPH”), since January 2009.  He has been associated with Steel Partners and its affiliates since 1993.  He co-founded Steel Partners II, L.P., a private investment partnership, in 1993.  He has been a registered principal of Mutual Securities, Inc., a FINRA registered broker-dealer, since 1989.  Mr. Howard served as the Chief Operating Officer of SP Acquisition Holdings, Inc. (“SP Acquisition”), a company formed for the purpose of acquiring one or more businesses or assets, from June 2007 to October 2009 and served as its Secretary from February 2007 to October 2009.  He also served as a director of SP Acquisition from February 2007 to June 2007 and as its Vice-Chairman from February 2007 to August 2007.  Mr. Howard has been a director of WHX Corporation, a diversified industrial products manufacturing company, since July 2005.  He has served as a director (currently Chairman) of Adaptec, Inc., a storage solutions provider, since December 2007.  Mr. Howard served as Chairman of the Board of a predecessor entity of SPH from June 2005 to December 2008, as a director from 1996 to December 2008 and its Vice President from 1997 to December 2008.  From 1997 to May 2000, he also served as Secretary, Treasurer and Chief Financial Officer of SPH’s predecessor entity.  He has served as a director of NOVT Corporation, a former developer of advanced medical treatments for coronary and vascular disease, since April 2006.    He served as Chairman of the Board and Chief Executive Officer of Gateway Industries, Inc., a provider of database development and web site design and development services, from February 2004 to April 2007 and as Vice President from December 2001 to April 2007.

Terry R. Gibson, 56, has served as a director and Chief Executive Officer of CoSine since January 16, 2005, as Executive Vice President and Chief Financial Officer since January 2002 and as our Secretary since September 23, 2004.  Mr. Gibson has served as a Managing Director of SP Corporate Services, LLC, which provides CoSine with executive, financial and administrative support services and personnel, including the services of Mr. Gibson as CoSine's Chief Executive Officer, Chief Financial Officer, Corporate Secretary and related services, since July 1, 2007.  SP Corporate Services, LLC is an affiliate of Steel Partners.  Mr. Gibson also currently serves as a director of Point Blank Solutions, Inc., a manufacturer of body armor systems.  In April 2010, Point Blank Solutions, Inc. filed for U.S. Chapter 11 bankruptcy.  Prior to joining us, Mr. Gibson served as Chief Financial Officer of Calient Networks, Inc. from May 2000 through December 2001.  He served as Chief Financial Officer of Ramp Networks, Inc. from March 1999 to May 2000 and as Chief Financial Officer of GaSonics, International from June 1996 through March 1999.  He also served as Vice President and Corporate Controller of Lam Research Corporation from February 1991 through June 1996.  Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.

There are no family relationships among any of our directors or officers.

The business address of our directors and executive officer is c/o CoSine Communications, Inc., 61 East Main Street, Suite B, Los Gatos, California 95030 and our telephone number is (408) 399-6494.  During the past five years, none of the above named directors or executive officer has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the above named directors and our executive officer are citizens of the United States.

Information Concerning Steel Partners Holdings, L.P. and Steel Partners II, L.P.

Steel Partners Holdings, L.P. ("SPH") and Steel Partners II, L.P. ("Steel II") are our largest stockholders collectively holding 47.37% of our outstanding shares of Common Stock.  SPH is the sole limited partner of Steel II.  Jack L. Howard is the President of Steel Partners Holdings GP Inc. and Steel Partners II GP LLC, the general partners of SPH and Steel II, respectively.  Mr. Howard and Terry R. Gibson, our directors, are affiliated with SPH and Steel II.  SPH, Steel II, Mr. Howard and Mr. Gibson collectively hold 49.82% of our outstanding shares of Common Stock.  As a result of the Transactions, we anticipate that SPH, Steel II, Mr. Howard and Mr. Gibson will collectively hold 49.92% of our outstanding shares of Common Stock.

SPH, Steel II, Mr. Howard and Mr. Gibson, collectively, are the beneficial owners of 51.00% of our shares of Common Stock taking into account Mr. Howard’s and Mr. Gibson’s stock options which are exercisable within 60 days after September 30, 2010 (or as of November 29, 2010) pursuant to Rule 13a-3 of the Exchange Act.  After the Transaction, we anticipate that SPH, Steel II, Mr. Howard and Mr. Gibson, collectively, will be the beneficial owners of 51.10 % of our shares of Common Stock taking into account Mr. Howard’s and Mr. Gibson’s stock options which are exercisable within 60 days after September 30, 2010 (or as of November 29, 2010) pursuant to Rule 13a-3 of the Exchange Act.

SPH is a global diversified holding company that engages or has interests in a variety of businesses, including CoSine. Steel II is a private investment partnership with investments in various companies, including CoSine. The business address of SPH and Steel II is 590 Madison Avenue, 32nd Floor, New York, New York 10022 and their telephone number is (212) 520-2300.  During the past five years, none of the above named entities or persons have been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining it or him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of September 30, 2010, unless otherwise noted, by: (i) each person or entity who is known by the Company to own beneficially 5% or more of the Company’s outstanding Common Stock; (ii) each of our directors and executive officer; and (iii) all directors and executive officer of the Company who were serving on the Board of Directors and/or were in office as of September 30, 2010 as a group.

	Shares of Common Stock		Shares of Common Stock
	Beneficially Owned Before the Transaction(2)		Beneficially Owned After the Transaction
		Percent of		Percent of
Name and Address of Beneficial Owner(1)	Number	Class(3)	Number	Class(13)

5% Stockholders
Steel Partners Holdings L.P. (4)	4,779,721	47.37%	4,779,721	47.46%
590 Madison Avenue, 32nd Floor
New York, NY 10022
Steel Partners II, L.P. (5)	2,148,337	21.29%	2,148,337	21.33%
590 Madison Avenue, 32nd Floor
New York, NY 10022
Empyrean Capital Partners, LP (6)	859,800	8.52%	859,800	8.53%
10250 Constellation Boulevard, Suite 2950
Los Angeles, CA 90667
Raging Capital Management, LLC (7)	699,898	6.94%	699,898	6.95%
254 Witherspoon Street
Princeton, New Jersey 08542
Directors and Named Executive officer
Terry R. Gibson, Director, Chief Executive Officer, Chief Financial Officer and Secretary (8)	105,000	1.03%	105,000	1.03%
Charles J. Abbe, Director(9)	24,200	*	24,200	*
Donald Green, Chairman(10)	51,484	*	51,484	*
Jack L. Howard, Director (11)	262,425	2.60%	262,425	2.61%
All directors and current executive officer as a group (4 persons)(12)	443,109	4.32%	443,109	4.33%

*	Less than 1%.

(1)
Unless otherwise indicated, the address for each listed stockholder is c/o CoSine Communications, Inc., 61 East Main Street, Suite B, Los Gatos, CA 95030. Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 30, 2010 (or as of November 29, 2010) through the exercise of any stock option or other right. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days after September 30, 2010 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)
Percentage of beneficial ownership is based on 10,090,635 shares of common stock outstanding as of September 30, 2010, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(4)
Of the 4,779,721 shares, 2,631,384 shares of the Company are held in the name of Steel Partners Holdings L.P., a Delaware limited partnership ("SPH"). The remaining 2,148,337 shares are held in the name of Steel Partners II, L.P., a Delaware limited partnership ("Steel II"), as explained in footnote 5 below.  SPH is the sole limited partner of Steel II.  Steel Partners Holdings GP Inc., a Delaware corporation ("SPH GP"), is the general partner of SPH. Steel Partners II GP LLC, a Delaware limited liability company ("Steel II GP"), is the general partner of Steel II.  Steel Partners LLC, a Delaware limited liability company, has been delegated shared power to vote all 4,779,721 shares held directly by SPH and Steel II.  Warren G. Lichtenstein is manager of Steel Partners LLC.  By virtue of these relationships, each of SPH, Steel Partners LLC, SPH GP and Mr. Lichtenstein may be deemed to beneficially own all 4,779,721 shares.  Jack L. Howard is president of Steel Partners LLC, SPH GP and Steel II GP.  Mr. Howard also controls EMH Howard, LLC and J Howard, Inc. and, in such capacities, holds sole voting and investment power over 500 shares of the Company stock held by EMH Howard, LLC and 170,300 shares of the Company stock held by J Howard, Inc. Mr. Howard also holds 76,625 shares of the Company in an IRA SEP over which he is deemed to hold sole voting and investment powers and is the beneficial owner of 8,000 shares that are subject to exercisable options.  Mr. Howard is also a director of the Company.  Terry R. Gibson is a Managing Director of SP Corporate Services, LLC, a company affiliated with SPH and Steel II, and a director and the sole executive officer of the Company.   The information in this footnote is based on a Schedule 13D/A filed on August 13, 2009 on behalf of SPH, Steel II, Steel II GP, Steel Partners LLC, Mr. Lichtenstein, Mr. Howard, Mr. Gibson, EMH Howard, LLC and J Howard, Inc. and information obtained from Steel Partners LLC.

(5)
All 2,148,377 shares of the Company are held in the name of Steel Partners II, L.P., a Delaware limited partnership ("Steel II"). Steel Partners Holdings L.P., a Delaware limited partnership ("SPH"), also shares voting power over the 2,148,337 shares, as explained in footnote 4 above. Steel Partners II GP LLC, a Delaware limited liability company ("Steel II GP"), is the general partner of Steel II.  Steel Partners Holdings GP Inc., a Delaware corporation ("SPH GP"), is the general partner of SPH.   Steel Partners LLC, a Delaware limited liability company, has been delegated shared power to vote all 2,148,377 shares held directly by Steel II.  Warren G. Lichtenstein is manager of Steel Partners.  By virtue of these relationships, each of Steel II, SPH, Steel Partners LLC, Steel II GP, SPH GP and Mr. Lichtenstein may be deemed to beneficially own all 2,148,377 shares.  Jack L. Howard is president of Steel Partners LLC, SPH GP and Steel II.  Mr. Howard also controls EMH Howard, LLC and J Howard, Inc. and, in such capacities, holds sole voting and investment power over 500 shares of the Company stock held by EMH Howard, LLC and 170,300 shares of the Company stock held by J Howard, Inc. Mr. Howard also holds 76,625 shares of the Company in an IRA SEP over which he is deemed to hold sole voting and investment powers and is the beneficial owner of 8,000 shares that are subject to exercisable options.  Mr. Howard is also a director of the Company.  Terry R. Gibson is a Managing Director of SP Corporate Services, LLC, a company affiliated with SPH and Steel II, and a director and the sole executive officer of the Company.   The information in this footnote is based on a Schedule 13D/A filed on August 13, 2009 on behalf of SPH, Steel II, Steel II GP, Steel Partners LLC, Mr. Lichtenstein, Mr. Howard, Mr. Gibson, EMH Howard, LLC and J Howard, Inc. and information obtained from Steel Partners LLC.

(6)
Of the 859,800 shares, 363,002 shares are held directly by Empyrean Capital Fund, LP ("ECF") which has shared voting and investment power over such shares and 496,798 shares are held by Empyrean Capital Overseas Fund, Ltd. ("ECOF") which has shared voting and investment power over such shares. Empyrean Capital Partners, LP ("ECP”) is the investment manager for ECF and ECOF and in such capacity holds shared voting and investment power over all 859,800 shares. Empyrean Capital, LLC (“EC”) is the general partner of ECP and in such capacity holds shared voting and investment power over all 859,800 shares. Empyrean Associates, LLC ("EA") is the general partner of ECF and in such capacity holds shared voting and investment power over 363,002 shares. Amos Meron and Michael Price are the managing members of EC and EA and in such capacities share voting and investment power over all 859,800 shares. The information in this footnote is based, in part, upon the Schedule 13G/A filed February 17, 2009 on behalf of Messrs. Meron and Price, EC, EA, ECP, ECF, and ECOF and information obtained from ECP.

(7)
Of the 699,898 shares, 405,940 shares are held in the name of Raging Capital Fund, L.P., a Delaware limited liability company ("RC Fund") and 293,958 shares are held in the name of Raging Capital Fund (QP), L.P., a Delaware limited partnership ("RC QP").  Raging Capital Management, LLC, a Delaware limited liability company ("RC LLC"), is the general partner of RC Fund and RC QP.  William C. Martin is the managing member of RC LLC.  By virtue of these relationships, RC LLC and Mr. Martin may be deemed to beneficially own all 699,898 shares.  The information in this footnote is based on a Schedule 13G/A filed on February 9, 2010 on behalf of RC LLC, RC Fund, RC QP, and Mr. Martin and information obtained from RC LLC, RC Fund, RC QP, and Mr. Martin.

(8)
All 105,000 shares are subject to exercisable options.  Mr. Gibson is also a Managing Director of SP Corporate Services, LLC, a company affiliated with Steel Partners Holding L.P. and Steel Partners II, L.P., and a director and the sole executive officer of the Company.

(9)	Of the 24,200 shares, 21,000 are subject to exercisable options, and 3,200 shares are owned directly by Mr. Abbe.
(10)
Of the 51,484 shares, 21,000 are subject to exercisable options, 16,046 shares are owned directly by Mr. Green, 173 shares are owned directly by Green Venture Capital I, L.P. and 14,265 shares are owned directly by Green Venture Capital II, L.P. Mr. Green is the general partner of Green Venture Capital I, L.P. and Green Venture Capital II, L.P. Mr. Green disclaims beneficial ownership of the shares owned directly by Green Venture Capital I, L.P. and Green Venture Capital II, L.P., except to the extent of his pecuniary interest in the shares.

(11)
Of the 262,425 shares, 15,000 are subject to exercisable options.  Mr. Howard is also the director of and controls EMH Howard, LLC and J Howard, Inc. and, in such capacities, holds sole voting and investment power over 500 shares of the Company stock held by EMH Howard, LLC and 170,300 shares of the Company stock held by J Howard, Inc. Mr. Howard also holds 76,625 shares of the Company in an IRA SEP over which he is deemed to hold sole voting and investment powers.  Mr. Howard, a director of the Company, is President of Steel Partners LLC.  Steel Partners LLC has been delegated shared power to vote the 4,779,721 shares held by Steel Partners Holding L.P. and Steel Partners II, L.P. as explained in footnote 4 above.  The information in this footnote is based on a Schedule 13D/A filed on August 1, 2009 on behalf of Steel Partners Holding L.P., Steel Partners II, L.P., Steel Partners II GP LLC, Steel Partners LLC, Mr. Lichtenstein, Mr. Howard, Mr. Gibson, EMH Howard, LLC and J Howard, Inc. and information obtained from Steel Partners LLC.

(12)
Of the 448,109 shares, 3,200 shares are owned by Mr. Abbe, as explained in footnote 8 above, 30,484 shares are owned by Mr. Green, Green Venture Capital I, L.P. and Green Venture Capital II, L.P as explained in footnote 9 above, 247,425 shares are owned by Mr. Howard, EMH Howard, LLC and J Howard, Inc. as explained in footnote 11 above, and an additional 162,000 shares are subject to options that are exercisable within 60 days of  September 30, 2010 all of which will be vested as of November 29, 2010.

(13)	Pro forma percentage of beneficial ownership is based on 10,070,991 shares of common stock outstanding after the Transaction assuming 19,644 shares are cashed out in the Transaction.

Certain Relationships and Related Transactions

Pursuant to an agreement dated June 15, 2007 and renewed as of July 1, 2008, July 1, 2009 and July 1, 2010 (the "Services Agreement"),  SP Corporate Services, LLC provides us, on a non-exclusive basis, a full range of executive, financial and administrative support services and personnel, including the services of a Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer, maintenance of our corporate office and records, periodic reviews of transactions in our stock to assist in preservation of our NOLs, and related executive, financial, accounting and administrative support services. The Services Agreement first became effective as of July 1, 2007.  Under the Services Agreement, we pay SP Corporate Services, LLC a monthly fee of $17,000 in exchange for SP Corporate Services, LLC's services.  SP Corporate Services, LLC is responsible for compensating and providing all applicable employment benefits to any SP Corporate Services, LLC personnel in connection with providing services under the Services Agreement. We reimburse SP Corporate Services, LLC for reasonable and necessary business expenses of ours incurred by SP Corporate Services, LLC, and we are responsible for payment of fees related to audit, tax, legal, stock transfer, insurance broker, investment advisor and banking services provided to us by third party advisors. The Services Agreement has a term of one year and automatically renews for successive one year periods unless otherwise terminated by either party. The Services Agreement is also terminable by us upon the death of Terry R. Gibson or his resignation as our Chief Executive Officer, Chief Financial Officer or Secretary of the Company. Under the Services Agreement, SP Corporate Services, LLC and its personnel are entitled to the same limitations on liability and indemnity rights available under our charter documents to any other person performing such services for us. During fiscal year 2009, we incurred $204,000 for services performed by SP Corporate Services, LLC under the Services Agreement.

SP Corporate Services, LLC is affiliated with Steel Partners Holdings L.P. and Steel Partners II, L.P., our largest two stockholders, by virtue of SP Corporate Services, LLC’s President, Mr. Howard, serving as the President of Steel Partners LLC, which in turn serves as the manager of Steel Partners Holdings L.P and Steel Partners II, L.P.  Mr. Gibson is the Managing Director of SP Corporate Services, LLC.

Pursuant to the Services Agreement, Mr. Gibson, who terminated his employment with us in 2007, serves as our Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer in his capacity as an employee of SP Corporate Services, LLC.  SP Corporate Services, LLC is responsible for compensating Mr. Gibson, including providing him with all applicable employment benefits to which he may be entitled, for his serving as our Chief Executive Officer, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer and for any other services he may provide to us under the Services Agreement.

Past Contacts, Transactions, Negotiations and Agreements

On December 11, 2008, EMH Howard, LLC, a family-owned holding company controlled by Jack Howard, acquired 500 shares of our Common Stock then held by an entity affiliated with Mr. Howard for $1.67 per share.

On July 14, 2009, Steel Partners Holdings L.P. acquired all 2,631,384 shares of our Common Stock then held by Steel Partners II, L.P. for $1.60 per share in connection with an internal restructuring of those entities and their affiliates. Subsequently, on July 31, 2009, also in connection with that internal restructuring, Steel Partners II, L.P. acquired all 1,898,337 shares of our Common Stock then held by WHX CS Corporation, an affiliate of Steel Partners II, L.P., for $1.64 per share.

On August 11, 2009, Steel Partners II, L.P. acquired 250,000 shares of our Common Stock in open market purchases for $1.95 per share.

Between July 2005 upon the adoption of our asset redeployment strategy and June 2010, management and the Board explored numerous potential acquisition and investment opportunities.  However, during that time period, only two suitable acquisition candidates were identified that led to any significant level of consideration and negotiation by the Board and the potential acquisition candidates, both of which were affiliated with our largest stockholders, Steel Partners Holdings L.P. and Steel Partners II, L.P.

In March 2009, we began negotiations for the acquisition of a manufacturing business owned by an affiliate of Steel Partners II, L.P.   The preliminary terms contemplated a merger of that business with and into a wholly owned subsidiary of CoSine.  Due to the negative economic environment at that time and its effect of the valuation of the acquisition target, the target postponed further negotiations on April 25, 2009 and terminated negotiations on June 1, 2009.

In April 2010, we began negotiations for the acquisition of a services business wholly owned by Steel Partners II, L.P.  The preliminary terms contemplated an acquisition of all the outstanding stock of the target in exchange for newly issued shares of CoSine, as a result of which Steel Partners II, L.P. would have owned over 50% of the outstanding stock of CoSine.  The target terminated negotiations on July 15, 2010 due to undisclosed internal developments at the target.

MEETING AND VOTING INFORMATION

Outstanding Voting Securities and Voting Rights. Only holders of record of our Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Each share of our Common Stock is entitled to one vote. On the Record Date, 10,090,635 shares of our Common Stock were issued and outstanding.

Information Concerning Proxies; Revocation of Proxies.  Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person since the proxy is revocable.  All proxies which are properly completed, signed and returned to us prior to the Special Meeting, and which have not been revoked, unless otherwise directed by you, will be voted in accordance with the recommendations of the Board set forth in this proxy statement.  You may revoke your proxy at any time before it is voted either by (i) filing with our Secretary, at our principal executive offices, 61 East Main Street, Suite B, Los Gatos, California 95030, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Special Meeting, delivering written notice of revocation of your proxy and voting your shares in person.

Solicitation.  We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to stockholders.  Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to those beneficial owners. Our officers, directors and employees may also solicit proxies by telephone, telegram or other means.  Upon request, we will pay the reasonable expenses incurred by record holders of our Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials to the beneficial owners of the shares they hold of record.

Quorum and Certain Voting Matters.   The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock will constitute a quorum for the transaction of business at the Special Meeting.  The affirmative vote of the majority of outstanding shares of our Common Stock entitled to vote at the Special Meeting is required to approve each of the Reverse Stock Split proposal and the Forward Stock Split proposal.  Abstentions and broker non-votes (i.e., when a nominee holding shares of Common Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be counted in the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum.  Shares of our Common Stock that are voted to abstain are considered shares entitled to vote, and entitled to be cast, with regard to the Transaction.  Shares of our Common Stock subject to broker non-votes will not be considered as shares entitled to vote with respect to the Transaction. Because abstentions and broker non-votes will not be considered votes cast in favor of the proposals, abstentions and broker non-votes will have the effect of votes against these proposals. The enclosed proxy will be voted in accordance with the instructions thereon.

Although stockholders will be voting separately on the Reverse Stock Split and the Forward Stock Split, we will not effect either unless both proposals are approved by stockholders.

Adjournment or Postponement. The Special Meeting may be adjourned or postponed.  Any adjournment may be made without notice, other than by an announcement made at the Special Meeting.  The favorable vote of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on the adjournment proposal, may adjourn the meeting. Any adjournment or postponement of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Stockholders are not being asked to provide discretionary authority to postpone or adjourn the Special Meeting in order for additional proxies to be solicited.

FINANCIAL INFORMATION

Summary Historical Financial Information

The following summary of financial information was derived from our audited financial statements as of and for each of the years ended December 31, 2008 and December 31, 2009 and from unaudited interim financial statements as of and for the nine months ended September 30, 2010 and September 30, 2009 (incorporated by reference herein). This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes, which may be viewed over the Internet at the SEC’s website at http://www.sec.gov or, if you request them in writing, we will send them to you. Please address any request to Terry R. Gibson, corporate secretary, at the following address: CoSine Communications, Inc., 61 East Main Street, Suite B, Los Gatos, CA 95030.  Please see the information set forth below under the captions “Where You Can Find More Information” and “Documents Incorporated By Reference.”

COSINE COMMUNICATIONS, INC.
STATEMENTS OF OPERATIONS- SUMMARIZED
(In thousands, except for per share data)

	Nine months ended
	September 30,		Years ended
	(Unaudited)		December 31,
	2010	2009	2009	2008
Revenue:	-	-	-	-
Operating expenses:
General and administrative	757	583	738	721
Total operating expenses	757	583	738	721
Loss from operations	(757)	(583)	(738)	(721)
Interest income and other	36	139	141	706
Loss before income tax provision	(721)	(444)	(597)	(15)
Income tax provision	1	1	-	-
Net loss	$(722)	$(445)	$(597)	$(15)
Basic net loss per share	$(0.07)	$(0.04)	$(0.06)	$(0.00)
Diluted net loss per share	$(0.07)	$(0.04)	$(0.06)	$(0.00)

Shares used in computing basic and diluted net loss per share

Basic	10,091	10,091	10,091	10,091
Diluted	10,091	10,091	10,091	10,091

COSINE COMMUNICATIONS, INC.
BALANCE SHEETS - SUMMARIZED
(In thousands, except for share and per share data)

	September 30, 2010 (Unaudited)	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$21,789	$22,564
Other receivables	3	2
Prepaid expenses and other current assets	46	28
Total current assets	21,838	22,594
Long-term deposit	3	3
Total assets	$21,841	$22,597

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$179	$172
Accrued liabilities	10	60
Total liabilities	189	232

Stockholders' equity:
Preferred stock	-	-
Common stock	1	1
Additional paid-in capital	539,098	539,088
Accumulated deficit	(517,447)	(516,724)
Total stockholders' equity	21,652	22,365
Total liabilities and stockholders' equity	$21,841	$22,597

Outstanding shares	10,090,635	10,090,635

Book value per share	$2.15	$2.22
STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws, as amended. If the Transaction is not consummated and we remain a public company, stockholder proposals intended to be included in the proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders.  We anticipate that our 2011 Annual Meeting of Stockholders will be held on or about May 12, 2011.  Our bylaws require stockholders to give us 90 days advance notice of any proposal or director nomination to be submitted at any meeting of stockholders. The bylaws prescribe the form of and the information to be contained in any such notice. For any stockholder proposal or nomination to be considered at the 2011 Annual Meeting of Stockholders, the stockholder’s notice must be received by Terry R. Gibson, Secretary of CoSine, at 61 East Main Street, Suite B, Los Gatos, CA 95030 no later than February 11, 2011. In addition, for a proposal by a stockholder to be included in our proxy statement and form of proxy for the 2011 Annual Meeting of stockholders under Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by Terry R. Gibson, Secretary of CoSine, at 61 East Main Street, Suite B, Los Gatos, CA 95030 on or before December 1, 2010. Rules under the Securities Exchange Act of 1934 describe standards as to the submission of stockholder proposals.

FORWARD-LOOKING STATEMENTS

This proxy statement and other reports that we file with the SEC contain forward-looking statements about the Transaction and our business.  For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements.  Forward-looking statements are based on management’s current expectations, and generally can be identified by the use of words such as “believes,” “contemplates,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “can,” “will,” “may” and similar expressions.  These forward-looking statements include, but are not limited to, statements concerning the following:

•	the completion of the Transaction and the termination of the registration of our Common Stock under the Exchange Act, and the suspension of our SEC reporting requirements;
•	the estimated number of shares to be cashed-out in the Transaction;
•
the expected cost of the Transaction, including the estimated amount to be paid to cash-out the holders of fewer than 500 shares immediately prior to the completion of the Reverse Stock Split, and the other related costs of the Transaction;

•	the cost savings that we expect to realize following the termination of the registration of our Common Stock;

•	the ability of Continuing Stockholders to sell their shares following the completion of the Transaction, either in the Pink Sheets or in privately negotiated transactions;
•	the percentage ownership of our Common Stock by our directors and executive officer and their affiliates following the completion of the Transaction; and
•	the expectation that our business and operations will continue following the Transaction substantially as presently conducted.

These forward-looking statements are subject to a number of risks and uncertainties, and future events and actual results could differ materially from those described in, contemplated by or underlying these forward-looking statements.  These risks and uncertainties include, but are not limited to:

•	the occurrence of any event, change or other circumstance that could give rise to the abandonment of the Transaction;
•	the outcome of any legal proceedings that may be instituted against us and others relating to the Transaction or the termination of the registration of our Common Stock;
•
the occurrence of any event, change or other circumstance that could prevent or delay us from terminating the registration of our Common Stock under the Exchange Act, including, without limitation, any failure of the Transaction to result in the reduction of the number of our record holders to below 300;

•
the effect of the Transaction or the termination of the registration of our Common Stock on ability to successfully pursue our asset redeployment strategy, our operating results and our business generally;

•	the amount of the costs, fees, expenses and charges that we incur in connection with the Transaction;
•	the inability to realize the cost savings that we expect to achieve as a result of termination of the registration of our Common Stock; and
•
the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which we urge you to read in their entirety in connection with any decision on how to vote on the proposals or making any decision to buy or sell or engage in any other kind of transaction involving our Common Stock in advance of the consummation of the Transaction.

For these reasons, you should not place undue reliance on any forward-looking statements included in this proxy statement.  The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and we expressly disclaim any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

PROXY MATERIALS DELIVERED TO A SHARED ADDRESS

The Company, upon written or oral request, will deliver without charge a separate copy of the this Proxy Statement, as may be requested, to any stockholder at a shared address to which only a single copy of such materials was delivered pursuant to SEC Rule 14a-3(e).

WHERE YOU CAN FIND MORE INFORMATION

The Transaction is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. We have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Transaction. The Schedule 13E-3 contains additional information about us.  Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any of our interested stockholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Terry R. Gibson, corporate secretary, CoSine Communications, Inc., 61 East Main Street, Suite B, Los Gatos, California 95030.

We are currently subject to the information requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC relating to our business, financial and other matters.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement or in any other subsequently filed document.

 Pursuant to the Exchange Act, we currently file annual and quarterly reports with the SEC. Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, filed pursuant to Section 13 of the Exchange Act, includes financial statements and schedules. Our most recent quarterly report on Form 10-Q for the six month period ended September 30, 2010, filed pursuant to Section 13 of the Exchange Act, also includes financial statements and schedules.

This Proxy Statement incorporates by reference the following documents that we have previously filed with the SEC. They contain important information about the Company and its financial condition.

•	Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

We will provide, without charge, upon the written or oral request of any person to whom this Proxy Statement is delivered, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this Proxy Statement. You may obtain a copy of these documents and any amendments thereto by written request addressed to Terry R. Gibson, corporate secretary, CoSine Communications, Inc., 61 East Main Street, Suite B, Los Gatos, California 95030. These documents are also included in our SEC filings, which you can access electronically at the SEC website located at http://www.sec.gov.

OTHER BUSINESS

 The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Special Meeting except as specified in the notice of the Special Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

We have not authorized anyone to give any information or make any representation about the Transaction or us that differs from, or adds to, the information in this Proxy Statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

By Order of the Board of Directors

/s/ Terry R. Gibson
Terry R. Gibson
Secretary

Annex A

CERTIFICATE OF AMENDMENT
OF THE
 CERTIFICATE OF INCORPORATION
OF
 COSINE COMMUNICATIONS, INC.

CoSine Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: Immediately upon the effectiveness of this Amendment to the Corporation’s Certificate of Incorporation (the “Effective Time”), each five hundred (500) issued and outstanding shares of the Corporation’s Common Stock, par value $0.0001 per share, shall be converted into one (1) share of the Corporation’s Common Stock, par value $0.0001 per share, as constituted following the Effective Time.

THIRD: To accomplish the foregoing Amendment to the Certificate of Incorporation of the Corporation, ARTICLE IV, Section 1 of the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety as follows:

1.  Authorized Shares.  (a)The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000, of which (i) 22,000,000 shares, par value $0.0001 per share, are to be of a class designated Common Stock ("Common Stock") and (ii) 3,000,000 shares, par value $0.0001 per share, are to be of a class designated Preferred Stock ("Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b) Effective as of the effectiveness of the amendment to this Certificate of Incorporation amending and restating this Section 1 to ARTICLE IV (this “Amendment”) and without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock, either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-five hundredth (1/500th) of a fully paid and nonassessable share of Common Stock without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any stockholder of record of fewer than 500 shares of Common Stock immediately prior to the time this Amendment becomes effective, and that instead of issuing such fractional shares to such holders, such fractional shares shall be canceled and converted into the right to receive the cash payment of $2.24 per share (subject to any applicable U.S. federal, state and local withholding tax) on a pre-split basis to each stockholder holding fewer than 500 shares of Common Stock immediately prior to the effective time of this Amendment.”

FOURTH: That, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this ____ day of ______________________, 2011.

COSINE COMMUNICATIONS, INC.

By:
Name:
Title:

Annex B

CERTIFICATE OF AMENDMENT
OF THE
 CERTIFICATE OF INCORPORATION
OF
 COSINE COMMUNICATIONS, INC.

CoSine Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: Immediately upon the effectiveness of this Amendment to the Corporation’s Certificate of Incorporation (the “Effective Time”), each one (1) issued and outstanding share of the Corporation’s Common Stock, par value $0.0001 per share, shall be converted into five hundred (500) shares of the Corporation’s Common Stock, par value $0.0001 per share, as constituted following the Effective Time.

THIRD: To accomplish the foregoing Amendment to the Certificate of Incorporation of the Corporation, the following paragraph is added immediately after ARTICLE IV, Section 1(b) of the Certificate of Incorporation of the Corporation:

“(c) Effective as of the effectiveness of the amendment to this Certificate of Incorporation adding Section (c) to ARTICLE IV, Section 1 (this “Amendment”) and without regard to any other provision of this Certificate of Incorporation, each one (1) share Common Stock, either issued or outstanding or held by the Corporation as treasury stock, and any fractional share held by any stockholder of record who holds in excess of one (1) share immediately prior to the time this Amendment becomes effective shall and is hereby automatically reclassified and changed (without any further act) into five hundred (500) fully-paid and nonassessable shares of Common Stock (or, with respect to fractional shares, such lesser number of shares and fractional shares as may be applicable based upon such 500-for-1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares of Common Stock shall be issued.”

FOURTH: That, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this ____ day of ______________________, 2011.

COSINE COMMUNICATIONS, INC.

By:
Name:
Title:

Annex C

Cassel Salpeter & Co.
INVESTMENT BANKING

Project Congruent

Presentation to Independent Committee of
the Board of Directors
CoSine Communications, Inc.

August 26, 2010

Confidential

Project Congruent

DISCLAIMER

The analysis spreads contained herein are for use by the Independent Committee of the Board of Directors of CoSine Communications, Inc. ("CoSine" or the "Company") assist the Independent Committee of the Board of Directors in determining the price to be paid to cashed-out shareholders and to continuing shareholders in lieu of fractional shares resulting from a proposed Stock Split, and is not intended to, nor should it be, relied upon by any other party. Cassel Salpeter & Co., LLC ("CS") does not express any opinion as to the underlying valuation or future performance of the price at which the Company's securities might trade at any time in the future. The consent of CS is required prior to disclosure to any third party of this presentation, its analyses, or of the assessments made by CS. These materials are based solely on information provided to CS by management of the Company. CS has not attempted to investigate or verify the accuracy or completeness of such information. CS has relied upon the accuracy and completeness of such information. To the extent that such information includes estimates and forecasts of future financial performance prepared by or reviewed with Company management, CS has assumed such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management.

These materials are being furnished with, and should be considered only in connection with, the oral presentation being provided by CS in connection herewith. Because these materials have been prepared for use in the context of an oral presentation to the Independent Committee of the Board of Directors, which is familiar with the business and affairs of the Company, neither the Company nor CS, nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Independent Committee of the Board of Directors.

These materials are not intended to represent an opinion but only to serve as discussion materials for the Independent Committee of the Board of Directors to review.

Cassel Salpeter & Co. Confidential 1

Project Congruent

GLOSSARY OF TERMS

CAGR	Compound average growth rate
CY	Calendar Year
EBIT	Earnings before interest and taxes
EBITDA	Earnings before interest, taxes, depreciation and amortization
EPS	Earnings per share
EV	Enterprise value
FY	Fiscal year
ITM	In the money
LFY	Latest fiscal year
LTM	Latest twelve months
MV	Market value
MRQ	Most recent quarter
SEC	Securities and Exchange Commission
TIC	Total invested capital
TTM	Trailing twelve months
WACC	Weighted average cost of capital

Cassel Salpeter & Co.
2

Project Congruent

SUMMARY

- CoSine has requested CS to provide certain financial advisory services in order to recommend and assist the Independent Committee of the Board of Directors of CoSine in determining the price to be paid to cashed-out shareholders and to continuing shareholders in lieu of fractional shares resulting from a proposed Stock Split.
- CS has provided analyses and has noted the following:
  - Over the last year, CoSine has traded between $1.72 and $2.05. CoSine common stock is thinly traded with no trades during 35.2% of the available trading days over the last twelve months.
  - There were a number of related party transactions in CoSine's common stock during the last year between $1.60 and $1.95 per share.
  - CoSine's latest estimated book value per share as of July 31, 2010 was approximately $2.17 which includes cash of $2.18 per share.
  - A review of prior premiums/discounts paid in prior acquisitions (including acquisitions of shell companies and minority interest acquisitions) provides general support for a share price offer of above $2.00 (before taking into account any benefit of NOL's).
  - A review of publicly traded shell companies suggest that it is normal for a shell company with significant cash to be trading at a discount below its book or cash value per share. CS noted that the Company is trading at a lower discount to book value compared to other public shell companies.
  - CS noted that the median equity value of a shell company with cash less than $0.5 million is approximately $0.38 million. This value approximates the intrinsic value of a publicly traded shell company.
  - CoSine has approximately $553 million in federal and state NOL's. CS believes there is additional value that can be attributed to these NOL's, however there is insufficient empirical data to attribute any value to these NOL's based on the transaction and publicly traded shell companies analyses.
  - CS notes that any significant value from the Company's NOL's would only be realized upon completion of a transaction structured appropriately with a target company generating significant profits. The value of the NOL's would also depend on the timing of such transaction given the state and federal NOL's begin expiring in 2012 and 2018, respectively.

Cassel Salpeter & Co. 3

Project Congruent

BACKGROUND TO THE PROPOSED STOCK SPLIT

- Prior to September 2004 the Company sold communications platforms to enable carrier and network providers to rapidly deliver communications services to business and consumer customers.
- The Company discontinued communications platform products in 2004, sold patent portfolio and intellectual property in fiscal year 2006, and ceased all related customer services as of December 31, 2006.
- In June 2005, the Company was delisted from the NASDAQ and began trading on the Pink Sheets.
- In July 2005, after discontinuing its product lines, the Company began exploring strategic alternatives, and approved a strategy to enhance stockholder value by redeploying existing assets and resources to identify and acquire one or more operating businesses with existing or prospective taxable income that can be offset by use of the Company's NOL's.
- Between July 2005 and June 2010, CoSine's management and its Board explored numerous acquisition and investment opportunities. However, none have been realized and only a few acquisition candidates identified led to any significant level of consideration and negotiation by the Board.
- Beginning June 2010, as a result of increasing expenses of being an SEC reporting company and the inability to generate sufficient interest income to cover expenses, the Board started to consider alternatives to preserve cash, including a reverse stock split.

Cassel Salpeter & Co. Confidential 4

Project Congruent

INDICATED VALUE SUMMARY

Indicated Per Share Value Range
($ in thousands)
$2.50
$2.40
$2.30
$2.20
$2.10
$2.00
$1.90
$1.80
$1.70
$1.60
$1.50
$1.40
$1.30
$1.20
Premiums Analysis
Net Book Value
One Year Stock Price Range
Price $1.87

Methodology[1]	Equity Value Per Share
Premiums Analysis	$ 1.98 - $ 2.24
Net Book Value	$ 2.17 - $ 2.17
Indicated Value Range[2]	**$ 2.07 - $ 2.24**
One Year Stock Price Range	$ 1.72 - $ 2.05

(1) Please reference the appropriate Analysis for further discussion and sources of information.
(2) Indicated value range derived by selecting average of observations on lower end and max of values on upper end due to potential value of NOL's.

Cassel Salpeter & Co.
5

Project Congruent

COSINE STOCK TRADING REVIEW

Market Performance
Closing Price & Trading Volume
Relative Performance
12 Months - August 25, 2009 to August 25, 2010
High $ 2.05
Low $ 1.72
Median $ 1.90
Mean $ 1.88
Vol Weighted Mean $ 1.89
End $ 1.87
Start $ 1.94
CoSine
-3.6%
Russell 3000 Index
24 Months - August 22, 2008 to August 25, 2010
High $ 2.85
Low $ 1.50
Median $ 1.85
Mean $ 1.84
Vol Weighted Mean $ 1.85
End $ 1.87
Start $ 2.62
CoSine
-28.6%
Russell 3000 Index

Sources of information: FT.com via Capital IQ.

Cassel Salpeter & Co. Confidential 6

Project Congruent

COSINE STOCK TRADING REVIEW

Volume and Trading Size

Number of Trading Days per Pricing Range	Cumulative Volume at each Price	Trading Volume Ranges as a % of Total Volume

12 Months - August 25, 2009 to August 25, 2010

24 Months - August 22, 2008 to August 25, 2010

Sources of information: FT.com via Capital IQ

Cassel Salpeter & Co.
Confidential 7

BALANCE SHEET REVIEW

Project Congruent

Comparative Summary Balance Sheets

($ in thousands)

Assets	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	07/31/10
Current Assets								
Cash & Equivalents	$ 23,152	$ 23,026	$ 22,847	$ 22,679	$ 22,564	$ 22,340	$ 22,089	$ 22,040
Prepaid & Other	127	52	41	39	30	39	33	34
Total Current Assets	23,279	23,078	22,888	22,718	22,594	22,379	22,122	22,074
Long Term Deposits	3	3	3	3	3	3	3	3
	$ 23,282	$ 23,081	$ 22,891	$ 22,721	$ 22,597	$ 22,382	$ 22,125	$ 22,077
Liabilities & Stockholders' Equity								
Current Liabilities								
Accounts Payable	$ 207	$ 224	$ 188	$ 173	$ 172	$ 197	$ 255	$ 225
Other Current Liabilities	53	20	28	33	60	17	14	4
Total Liabilities	260	244	216	206	232	214	269	229
Stockholders' Equity								
Common Stock	1	1	1	1	1	1	1	1
Paid in Capital	539,060	539,068	539,077	539,086	539,088	539,090	539,094	539,094
Accumulated Earnings/Deficit	(516,039)	(516,232)	(516,403)	(516,572)	(516,724)	(516,923)	(517,239)	(517,247)
Total Stockholders' Equity	23,022	22,837	22,675	22,515	22,365	22,168	21,856	21,848
	$ 23,282	$ 23,081	$ 22,891	$ 22,721	$ 22,597	$ 22,382	$ 22,125	$ 22,077
Shares Outstanding	10,091	10,091	10,091	10,091	10,091	10,091	10,091	10,091
Cash Value Per Share[1]	**$ 2.29**	**$ 2.28**	**$ 2.26**	**$ 2.25**	**$ 2.24**	**$ 2.21**	**$ 2.19**	**$ 2.18**
Book Value Per Share[1]	**$ 2.28**	**$ 2.26**	**$ 2.25**	**$ 2.23**	**$ 2.22**	**$ 2.20**	**$ 2.17**	**$ 2.17**
Closing Price Per Share	$ 1.75	$ 1.52	$ 1.65	$ 1.93	$ 1.92	$ 1.86	$ 1.75	$ 1.75
Discount:								
Price to Cash Value	**-23.7%**	**-33.4%**	**-27.1%**	**-14.1%**	**-14.1%**	**-16.0%**	**-20.1%**	**-19.9%**
Price to Book Value	**-23.3%**	**-32.8%**	**-26.6%**	**-13.5%**	**-13.4%**	**-15.3%**	**-19.2%**	**-19.2%**

(1) Excludes 20,000 and 32,000 options exercisable at $1.64 and $1.81, respectively (of which only the $1.64 options are vested as of 7/31/10). Inclusion of these options would reduce the book value per share to $2.16.

Sources of information: Company financial statements, management, FT.com via Capital IQ, and Capital IQ

Cassel Salpeter & Co.

Confidential 8

Project Congruent

SHAREHOLDER OWNERSHIP

Share Ownership Table

Shares in thousands

		No. Shares[1]	% of Total
Steel Partners & Affiliates		4,780	47.37%
Other Directors			
Charles J. Abbe	3		
Donald Green	30		
Jack L. Howard	247		
		281	2.79%
Total Steel Partners, Affiliates & Directors		**5,061**	**50.15%**
Other Shareholders			
Empyrean Capital Partners, LP		860	8.52%
Raging Capital Management, LLC		562	5.57%
Other Public Stockholders		3,608	35.76%
Total		10,091	100.00%

(1) Excludes options outstanding.

Sources of information: Company management and SEC filings.

Cassel Salpeter & Co.

9

RELATED PARTY TRANSACTIONS

Project Congruent

Steel Partners & Affiliates Prior Transactions[1]

Transaction Date	Transaction Type	No. Shares	Transaction Price	Book Value Per Share	Cash Value Per Share	Closing Stock Price	Transaction Price to Book Value Per Share	Transaction Price to Cash Value Per Share	Transaction Price to Closing Stock Price
July 14, 2009	Related Party	2,631,384	$ 1.60	$ 2.25	$ 2.26	$ 1.60	-28.8%	-29.3%	0.0%
July 31, 2009	Related Party	1,898,337	$ 1.64	$ 2.25	$ 2.26	$ 1.70	-27.0%	-27.6%	-3.5%
August 11, 2009	Open Market	250,000	$ 1.95	$ 2.25	$ 2.26	$ 1.95	-13.2%	-13.9%	0.0%

(1) Transaction data based on form 13D filings made with the SEC.

Cassel Salpeter & Co.

Confidential 10

Project Congruent

SHELL COMPANY ACQUISITIONS REVIEW

Implied Premiums/Discounts Paid in Shell Company Acquisitions

($ in thousands, except per share)

CoSine Observations

	No. Obs.	Percent Sought	Premium/Discount 1 Day	Premium/Discount 1 Week	Premium/Discount 1 Month	Implied Equity Value	Premiums/Discounts to Book Value	Premiums/Discounts to Cash Value	Book Value	Cash	NOL's[1]
CoSine Data [2]			$ 1.87	$ 1.80	$ 1.75				$ 21,848	$ 22,040	$ 553,100
Range of CoSine Stock Prices											
Latest Stock Price $ 1.87			0.0%	3.9%	6.9%	$ 18,869	-13.6%	-14.4%			
$ 1.97			5.3%	9.4%	12.6%	$ 19,879	-9.0%	-9.8%			
$ 2.07			10.7%	15.0%	18.3%	$ 20,888	-4.4%	-5.2%			
$ 2.17			16.0%	20.6%	24.0%	$ 21,897	0.2%	-0.6%			
Book Value Per Share $ 2.17			16.0%	20.6%	24.0%	$ 21,897	0.2%	-0.6%			
$ 2.27			21.4%	26.1%	29.7%	$ 22,906	4.8%	3.9%			
Market Observations[3]											
All Observations	44										
Mean		74.4%	-17.97%	-21.39%	-23.31%	$ 50,222	-1.9%	-9.1%	$ 37,013	$ 41,545	$ 32,859
Median		80.7%	-34.62%	-37.85%	-36.37%	$ 465	-8.6%	-17.0%	$ (21)	$ 1	$ 669
Minority Interest Acquisitions Only	6										
Mean		30.35%	-5.94%	-15.21%	-21.85%	$ 5,536	-41.3%	-29.5%	$ 9,736	$ 14,179	$ 191,789
Median		26.98%	0.96%	-16.85%	-30.64%	$ 1,260	-41.3%	-27.8%	$ 8,091	$ 11,427	$ 9,300
Positive Book Value Only	14										
Mean		65.68%	-19.56%	-24.28%	-21.05%	$ 161,340	-1.9%	-3.5%	$ 130,041	$ 135,008	$ 96,193
Median		71.80%	0.96%	-7.32%	-7.69%	$ 1,260	-8.6%	-3.0%	$ 8,237	$ 11,461	$ 875
Cash Greater Than $5 Million	6										
Mean		55.51%	15.57%	5.36%	3.96%	$ 418,046	-1.9%	-4.2%	$ 260,028	$ 269,995	$ 192,300
Median		49.65%	14.53%	11.90%	13.22%	$ 144,570	-8.6%	-6.1%	$ 90,455	$ 96,390	$ 9,300

(1) Includes Federal and state NOL's.

(2) Stock price data as of Aug 25, 2010 and balance sheet information as of July 31, 2010.

(3) Includes U.S. shell company transactions announced since January 2004.

Sources of information: SEC Edgar Filings, Capital IQ & FT.com all via Capital IQ.

Cassel Salpeter & Co.
11

MINORITY INTEREST ACQUISITIONS REVIEW

Project Congruent

Implied Premiums Paid in Minority Interest Acquisitions

($ in thousands, except per share)

CoSine Observations

		No. Obs.	Percent Sought	Premium/Discount 1 Day	Premium/Discount 1 Week	Premium/Discount 1 Month	Implied Equity Value	Book Value	Cash
CoSine Data (1)(2)				$ 1.87	$ 1.80	$ 1.75		$ 21,848	$ 22,040
Range of CoSine Stock Prices									
Latest Stock Price	$ 1.87			0.0%	3.9%	6.9%	$ 18,869		
	$ 1.97			5.3%	9.4%	12.6%	$ 19,879		
	$ 2.07			10.7%	15.0%	18.3%	$ 20,888		
	$ 2.17			16.0%	20.6%	24.0%	$ 21,897		
Book Value Per Share	$ 2.17			16.0%	20.6%	24.0%	$ 21,897		
	$ 2.27			21.4%	26.1%	29.7%	$ 22,906		

Market Observations[3]

	No. Obs.	Percent Sought	1 Day	1 Week	1 Month	Implied Equity Value	Book Value	Cash
All Observations	86							
Mean		26.0%	44.8%	46.5%	61.0%	$2,681,074	$ 983,375	$ 259,941
Median		25.4%	23.8%	27.4%	27.9%	$ 108,625	$ 55,405	$ 8,485
% Sought Less Than 20%	33							
Mean		11.05%	59.56%	63.48%	109.51%	$1,845,677	$ 972,282	$ 66,645
Median		10.00%	20.00%	19.05%	25.73%	$ 98,800	$ 51,045	$ 7,310
% Sought Less Than 10%	16							
Mean		6.34%	66.94%	64.02%	158.77%	$1,223,589	$ 385,148	$ 72,767
Median		6.36%	7.57%	13.03%	22.71%	$ 113,675	$ 58,220	$ 8,620

(1) Stock price data as of Aug 25, 2010

(2) Balance sheet information as of July 31, 2010.

(3) Includes U.S. minority interest acquisitions by majority shareholders announced since January 2004.

Sources of information: SEC Edgar Filings, Capital IQ & FT.com all via Capital IQ.

Cassel Salpeter & Co.

Confidential 12

Project Congruent

IMPLIED OFFER PRICES BASED ON ACQUISITIONS

Price vs Implied Price Based On Historical Acquisition Premiums/Discounts
$3.00
$2.00
$1.00
$-
Book Value Per Share $2.17
Latest Stock Price $1.87
$1.89
$1.50
$1.21
$2.14
$2.01
$1.98
$2.24
$2.14
$2.20
$2.01
$2.01
$2.15
Min. Int Only
Cash > 5m
% Sought <20%
% Sought <10%
1 Day 1 Wk 1 Mth
1 Day 1 Wk 1 Mth
1 Day 1 Wk 1 Mth
1 Day 1 Wk 1 Mth
Shell Company Acquisitions (1)
Minority Interest Acquisitions (2)

(1) Includes U.S. shell company transactions announced since January 2004.

(2) Includes U.S. minority interest acquisitions by majority shareholders announced since January 2004.

Sources of information: SEC Edgar Filings, Capital IQ & FT.com all via Capital IQ.

Cassel Salpeter & Co. 13

PUBLICLY TRADED SHELL COMPANY REVIEW

Project Congruent

- Upon further refinement of the data set we have removed one company.

Public Shell Company Premiums/Discounts

($ in thousands, except per share)

CoSine Observations

	Stock Price	No. Obs.	Premiums/Discounts to Book Value	Premiums/Discounts to Cash Value	Market Capitalization[1]	Book Value	Cash	NOL's[2]
CoSine Data [3]						$ 21,848	$ 22,040	$ 553,100
Range of CoSine Stock Prices								
Latest Stock Price	$ 1.87		-13.6%	-14.4%	$ 18,899			
	$ 1.97		-9.0%	-9.8%	$ 19,879			
	$ 2.07		-4.4%	-5.2%	$ 20,888			
	$ 2.17		0.2%	-0.6%	$ 21,897			
Book Value Per Share	$ 2.17		0.2%	-0.6%	$ 21,897			
	$ 2.24		3.5%	2.6%	$ 22,603			
Market Observations[4]								
All Observations		40						
Mean			-31.6%	-31.14%	$ 5,175	$ 6,253	$ 8,639	$ 32,504
Median			-33.5%	-33.33%	$ 641	$ (34)	$ 7	$ 2,000
Book Value > $5.0 Million		7						
Mean			-31.6%	-31.14%	$ 24,787	$ 39,186	$ 39,400	$ 130,283
Median			-33.5%	-33.33%	$ 18,000	$ 33,100	$ 29,900	$ 49,000
NOL's > $5.0 Million (NOL Median)		7						
Mean			-30.7%	-30.22%	$ 9,452	$ 12,915	$ 15,903	$ 66,262
Median			-29.8%	-28.90%	$ 945	$ (3)	$ 99	$ 21,000
NOL's > $100.0 Million		2						
Mean			-18.5%	-18.84%	$ 14,500	$ 18,000	$ 18,100	$ 329,750
Median			-18.5%	-18.84%	$ 14,500	$ 18,000	$ 18,100	$ 329,750
Cash < $0.5 Million		25						
Mean			nm	nm	$ 1,028	$ (532)	$ 26	$ 12,120
Median			nm	nm	$ 384	$ (75)	$ 6	$ 1,880

(1) Stock price data as of Aug 25, 2010.
(2) Includes Federal and state NOL's.
(3) Balance sheet information as of July 31, 2010.
(4) Sample based on a Capital IQ database screen for public companies having an intent to acquire or operating without significant operations; that are not real estate businesses; that have insiders, institutions, hedge funds, or corporations with at least 25% ownership; and excludes companies with cash balances that are less than 50% of total assets.

Sources of information: SEC Edgar Filings, Capital IQ & FT.com all via Capital IQ.

Cassel Salpeter & Co.

14

PRELIMINARY PROXY CARD

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME
COSINE COMMUNICATIONS, INC. - COMMON

CONTROL # 000000000000

SHARES

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:	**For**	**Against**	**Abstain**
Proposal 1. Proposal to amend the Company's Second Amended and Restated Certificate of Incorporation (the "Restated Certificate") to effect a 1-for-500 reverse stock split (the "Reverse Stock Split"), all as described in the Company's proxy statement dated [_________], 2010. This proposal is contingent upon stockholders' approval of Proposal 2.	O	O	O
Proposal 2. Proposal to amend the Company's Restated Certificate to effect, immediately after the Reverse Stock Split, a 500-for-1 forward stock split, all as described in the Company's proxy statement dated [_________], 2010. This proposal is contingent upon stockholders' approval of Proposal 1.	O	O	O

Please indicate if you plan to attend the meeting.

Yes	No
0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

____
Signature [PLEASE SIGN WITHIN BOX] Date

____
Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

PRELIMINARY PROXY CARD

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

— —

COSINE COMMUNICATIONS, INC.
SPECIAL MEETING OF STOCKHOLDERS – [__________], 2010
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints TERRY R. GIBSON and ANDREW H. PONTIOUS, and each of them, each with full power of substitution as proxies for; the undersigned, to represent the undersigned at a Special Meeting of Stockholders of CoSine Communications, Inc. to be held at the Offices of Collette, Erickson, Farmer and O'Neill LLP, 235 Pine Street, Suite 1300, San Francisco, California 94104, on [______________________], 2010, at [____] A.M. Pacific Time and any adjournment or postponement thereof, and to vote all shares of Common Stock held of record by the undersigned at the close of business on [_________], 2010 on the proposals stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

Continued and to be signed on reverse side